                                                                EXHIBIT (17)(m)




                           THE COMPASS CAPITAL GROUP



                      Statement of Additional Information





                                  July 1, 1995





This Statement of Additional Information is not a Prospectus, but should be read in conjunction with the Prospectuses of The Compass Capital Money Market Funds, The Compass Capital Municipal Money Market Funds, The Compass Capital Municipal Bond Funds, The Compass Capital Bond Funds and The Compass Capital Equity and Balanced Funds (the "Prospectuses"), each dated the same date as the date hereof. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectuses. Copies of the Prospectuses may be obtained by writing The Compass Capital Group at 680 Swedesford Road, Wayne, Pennsylvania 19087-1658, or by telephoning toll free (800) 451-8371.


COM-F-001-10

                               TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
THE COMPASS CAPITAL GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 1

INVESTMENT OBJECTIVES AND POLICIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . 2
         Additional Information on Portfolio Instruments  . . . . . . . . . . . . . . . . . .  . 2
         Investment Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Portfolio Turnover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

SPECIAL RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         New Jersey Municipal Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Pennsylvania Municipal Securities  . . . . . . . . . . . . . . . . . . . . . . . . .   32

NET ASSET VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ADDITIONAL PURCHASE AND REDEMPTION INFORMATION  . . . . . . . . . . . . . . . . . . . . . . .   40
         Sales Charge Waivers for Qualified Institutional Investors . . . . . . . . . . . . .   40
         Matters Affecting Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Automatic Cash Withdrawal Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Additional Tax Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

MANAGEMENT OF THE GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Trustees and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         Investment Adviser . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Sub-Adviser, International Equity Fund . . . . . . . . . . . . . . . . . . . . . . .   52
         Sub-Adviser, Small Company Fund  . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         Sub-Adviser, International Fixed Income Fund   . . . . . . . . . . . . . . . . . . .   53
         Portfolio Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         Glass-Steagall Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Distributor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         Custodian and Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         Auditors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Legal Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Description of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         Shareholder and Trustee Liability  . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Calculation of Performance Data  . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68

FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         Report of Independent Public Accountants   . . . . . . . . . . . . . . . . . . . . .   75
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

APPENDIX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

                      STATEMENT OF ADDITIONAL INFORMATION

                           THE COMPASS CAPITAL GROUP

                       The Compass Capital Group (the "Group") is a non-diversified, open-end management investment company. The Group consists of sixteen separately managed series of units of beneficial interest ("Shares"), each representing interests in one of sixteen separate Funds, offered pursuant to five separate Prospectuses as follows:

(1)                    The Compass Capital Money Market Funds, comprising the
                       -  Cash Reserve Fund, and the
                       -  U.S. Treasury Fund;

(2) The Compass Capital Municipal Money Market Funds, comprising the
                       -  Municipal Money Market Fund,
                       - New Jersey Municipal Money Fund (the "New Jersey Money Fund"), and the
                       - Pennsylvania Municipal Money Fund (the "Pennsylvania Money Fund");

(3)                    The Compass Capital Municipal Bond Funds, comprising the
                       -  Municipal Bond Fund,
                       - New Jersey Municipal Bond Fund (the "New Jersey Bond Fund"), and the
                       - Pennsylvania Municipal Bond Fund (the "Pennsylvania Bond Fund");

(4)                    The Compass Capital Bond Funds, comprising the
                       -  Short/Intermediate Fund,
                       -  Fixed Income Fund, and the
                       -  International Fixed Income Fund; and

(5) The Compass Capital Equity and Balanced Funds, comprising the
                       -  Equity Income Fund,
                       -  Growth Fund,
                       -  Small Company Fund (formerly the Small Cap Value
                          Fund),
                       -  International Equity Fund, and the
                       -  Balanced Fund

                       Much of the information contained in this Statement of Additional Information expands upon subjects discussed in the Prospectuses. Capitalized terms not defined herein are defined in the Prospectuses. No investment in Shares of a Fund should be made without first reading that Fund's Prospectus.

                       INVESTMENT OBJECTIVES AND POLICIES

ADDITIONAL INFORMATION ON PORTFOLIO INSTRUMENTS

                       The following policies supplement the investment objective and policies of each Fund of the Group as set forth in the respective Prospectus for that Fund.

                       High Quality Investments With Regard to the Money Market Funds and the Municipal Money Market Funds As noted in the Prospectuses for the Money Market Funds and the Municipal Money Market Funds, each such Fund may invest only in obligations determined by Midlantic Bank, N.A. to present minimal credit risks under guidelines adopted by the Group's Trustees.

                       With regard to the Cash Reserve Fund investments will be limited to those obligations which, at the time of purchase, (i) possess the highest short-term ratings from at least two NRSROs; or (ii) do not possess a rating (i.e., are unrated) but are determined by Midlantic Bank, N.A. to be of comparable quality to the rated instruments eligible for purchase by the Fund under guidelines adopted by the Trustees. With regard to each Municipal Money Market Fund, investments will be limited to those obligations which, at the time of purchase, (i) possess the highest short-term rating from an NRSRO; or
(ii) possess, in the case of multiple-rated securities, the highest short-term ratings by at least two NRSROs; or (iii) do not possess a rating (i.e., are unrated) but are determined by Midlantic Bank, N.A. to be of comparable quality to the rated instruments eligible for purchase by a Fund under the guidelines adopted by the Trustees. For purposes of these investment limitations, a security that has not received a rating will be deemed to possess the rating assigned to an outstanding class of the issuer's short-term debt obligations if determined by Midlantic Bank, N.A. to be comparable in priority and security to the obligation selected for purchase by a Fund. (The above-described securities which may be purchased by the Cash Reserve Fund and each Municipal Money Market Fund are hereinafter referred to as "Eligible Securities.")

                       A security subject to a tender or demand feature will be considered an Eligible Security only if both the demand feature and the underlying security possess a high quality rating or, if such do not possess a rating, are determined by Midlantic Bank, N.A. to be of comparable quality; provided, however, that where the demand feature would be readily exercisable in the event of a default in payment of principal or interest on the underlying security, the obligation may be acquired based on the rating possessed by the demand feature or, if the demand feature does not possess a rating, a determination of comparable quality by Midlantic Bank, N.A.. A security which at the time of issuance had a maturity exceeding 397 days but, at the time of purchase, has a remaining maturity of 397 days or less, is not considered an Eligible Security if it does not possess a high quality rating and the long-term rating, if any, is not within the two highest rating categories.

                       The Cash Reserve Fund will not invest more than 5% of its total assets in the securities of any one issuer, except that the Fund may invest up to 25% of its total assets in the securities of a single issuer for a period of up to three business days. If a percentage limitation is satisfied at the time of purchase, a later increase in such percentage resulting from a change in the Fund's net asset value or a subsequent change in a security's qualification as an Eligible Security will not constitute a violation of the limitation. In addition, there is no limit on the percentage of the Fund's assets that may be invested in obligations issued or guaranteed by the U.S. Government, its agencies, or instrumentalities and repurchase agreements fully collateralized by such obligations.

                       Under the guidelines adopted by the Group's Trustees and in accordance with Rule 2a-7 under the Investment Company Act of 1940, as amended (the "Investment Company Act") Midlantic Bank, N.A. may be required to promptly dispose of an obligation held in a Fund's portfolio in the event of certain developments that indicate a diminishment of the instrument's credit quality, such as where an NRSRO downgrades an obligation below the second highest rating category, or in the event of a default relating to the financial condition of the issuer.

                       The Appendix to this Statement of Additional Information identifies each NRSRO which may be utilized by Midlantic Bank, N.A. with regard to portfolio investments for the Funds and provides a description of relevant ratings assigned by each such NRSRO. A rating by an NRSRO may be utilized only where the NRSRO is neither controlling, controlled by, or under common control with the issuer of, or any issuer, guarantor, or provider of credit support for, the instrument.

                       Bank Obligations Each Fund, except for the U.S. Treasury Fund, may invest in bankers' acceptances, certificates of deposit and time deposits. Bankers' acceptances are negotiable drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return. A time deposit is an account with a commercial bank or a savings and loan association held by such financial institution for a fixed term or with the understanding that the depositor can make a withdrawal only after giving a specified notice.

                       Bankers' acceptances will be guaranteed by U.S. commercial banks having, at the time of purchase, capital, surplus, and undivided profits in excess of $100,000,000 (as of the bank's most recently published financial statements). Investments in certificates of deposit and time deposits will be those of domestic branches of U.S. banks or savings and loan associations which (i) at the time of purchase have capital, surplus, and undivided profits in excess of $100,000,000 (as of the institution's most recently published financial statements) or (ii) the principal amount of which is insured by the Federal Deposit Insurance Corporation.

                       The Cash Reserve Fund and each Bond and Equity Fund may also invest in bankers' acceptances guaranteed by foreign banks and certificates of deposit and time deposits of foreign banks and savings and loan associations, including (i) Eurodollar Certificates of Deposits ("ECDs"), which are U.S. dollar denominated certificates of deposit issued by offices of foreign and domestic banks located outside the United States, (ii) Eurodollar Time Deposits ("ETDs"), which are U.S. dollar denominated deposits in a foreign branch of a U.S. bank or a foreign bank, (iii) Canadian Time Deposits ("CTDs"), which are essentially the same as ETDs except they are issued by Canadian offices of major Canadian banks, and (iv) Yankee Certificates of Deposit ("Yankee CDs"), which are certificates of deposit issued by a U.S. branch of a foreign bank denominated in U.S. dollars and held in the United States. The Cash Reserve Fund will not invest in excess of 10% of its total assets in time deposits, including ETDs and CTDs, with maturities in excess of seven days which are subject to penalties upon early withdrawal.

                       Commercial Paper Each Fund, except for the U.S. Treasury Fund, may invest in commercial paper. Commercial paper consists of unsecured promissory notes issued by domestic corporations or municipalities. Issues of commercial paper normally have maturities of less than nine months and fixed rates of return.

                       The Cash Reserve Fund and each Bond and Equity Fund may also invest in (i) Canadian Commercial Paper, which is commercial paper issued by a Canadian corporation or a Canadian counterpart of a U.S. corporation, and
(ii) Europaper, which is U.S. dollar-denominated commercial paper of an issuer located in Europe.

                       U.S. Government Obligations With the exception of the U.S. Treasury Fund, which may only invest in obligations issued by the U.S. Treasury (some of which may be subject to repurchase agreements), each Fund may invest in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Obligations of certain agencies and instrumentalities of the U.S. Government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others are supported only by the credit of the agency or instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law.

                       Repurchase Agreements Securities held by each Fund may be subject to repurchase agreements. Under the terms of a repurchase agreement, a Fund would acquire securities from member banks of the Federal Deposit Insurance Corporation with capital, surplus, and undivided profits of not less than $100,000,000 (as of the date of their most recently published financial statements) and from registered broker-dealers which the Fund's investment adviser or, where applicable, sub-adviser deems creditworthy under guidelines approved by the Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price would generally equal the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest); the value of such collateral will be monitored continuously by the Fund's investment adviser or, where applicable, sub-adviser. If the seller were to default on its repurchase obligation or become insolvent, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities by the Fund were delayed pending court action. Additionally, there is no controlling legal precedent confirming that a Fund would be entitled, as against a claim by such seller or its receiver or trustee in bankruptcy, to retain the underlying securities, although the Trustees have been advised by counsel to the Group that, under the regular procedures normally in effect for custody of a Fund's securities subject to repurchase agreements and under federal laws, a court of competent jurisdiction would rule in favor of the Group if presented with the question. Securities subject to repurchase agreements will be held by the Group's custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the Investment Company Act of 1940 (the "Investment Company Act").

                       Additionally, repurchase agreements which may be entered into by each Fund include tri-party repurchase agreements, under which a designated custodian is authorized to hold securities belonging to a Fund and receive and transfer cash and other assets belonging to that Fund.

                       Reverse Repurchase Agreements Each Fund may borrow for temporary purposes by entering into reverse repurchase agreements in accordance with the Fund's investment restrictions. Pursuant to such agreements, a Fund would sell portfolio securities to financial institutions such as banks and broker-dealers, and agree to repurchase the securities at a mutually agreed-upon date and price. Each Fund intends to enter into reverse repurchase agreements only to avoid otherwise selling securities during unfavorable market conditions to meet redemptions. At the time a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid, high-grade debt securities consistent with the Fund's investment restrictions having a value equal to the repurchase price (including accrued interest), and will subsequently monitor the account to ensure that such equivalent value is maintained. Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the price at which a Fund is obligated to repurchase the securities. Reverse repurchase agreements are considered to be borrowings by a Fund under the Investment Company Act.

                       When-issued Securities Each Fund, except for the Money Market Funds, may purchase securities on a "when issued" basis (i.e., for delivery beyond the normal settlement date at a stated price and yield). When a Fund agrees to purchase securities on a "when-issued" basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy the purchase commitment, and in such a case, the Fund may be required subsequently to place additional assets in the separate account in order to assure that the value of the account remains equal to the amount of the Fund's commitment. It may be expected that a Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash. In addition, because a Fund will set aside cash or liquid portfolio securities to satisfy its purchase commitments in the manner described above, its liquidity and the ability of the investment adviser or, where applicable, sub-adviser to manage the Fund might be affected in the event its commitments to purchase "when-issued" securities ever exceeded 25% of the value of its assets.

                       When a Fund engages in "when issued" transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in a Fund incurring a loss or missing the opportunity to obtain a price considered to be advantageous. Funds which purchase securities on a "when issued" basis do not intend to do so for speculative purposes but only in furtherance of their respective investment objectives.

                       Variable Amount Master Demand Notes Variable amount master demand notes, in which the Cash Reserve Fund and each Municipal Money Market Fund may invest, are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. Although there is no secondary market for these notes, a Fund may demand payment of principal and accrued interest at any time and may seek to resell the notes at any time to a third party. The absence of an active secondary market, however, could make it difficult for a Fund to dispose of a variable amount master demand note if the issuer defaulted on its payment obligations, and a Fund could, for this or other reasons, suffer a loss to the extent of the default. Where necessary to ensure that a note is of "high-quality," a Fund will require that the issuer's obligation to pay the principal of the note be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. For purposes of a Fund's investment policies, a variable amount master demand note will be deemed to have a maturity equal to the longer of the period of time remaining until the next readjustment of its interest rate or the period of time remaining until the principal amount can be recovered from the issuer through demand.

                       Adjustable Interest Rate Notes Each Municipal Money Market and Municipal Bond Fund and the Cash Reserve Fund, the Short/Intermediate Fund, the Balanced Fund and the Fixed Income Fund may invest in "adjustable interest rate notes," which include variable rate notes and floating rate notes. With regard to the Municipal Money Market Funds and the Municipal Bond Funds, such notes may be issued by or on behalf of states (including the District of Columbia), territories and possessions of the United States and their respective authorities, agencies, instrumentalities and political subdivisions, and thus constitute a form of Municipal Securities (as discussed below). A variable rate note is one whose terms provide for the adjustment of its interest rate on set dates and which, upon such adjustment, can reasonably be expected to have a market value that approximates its par value; the degree to which a variable rate note's market value approximates its par value will depend on the frequency of the readjustment of the note's interest rate and the length of time that must elapse before the next readjustment. A floating rate note is one whose terms provide for the adjustment of its interest rate whenever a specified interest rate changes and which, at any time, can reasonably be expected to have a market value that approximates its par value. Although there may be no active secondary market with respect to a particular variable or floating rate note purchased by a Fund, the Fund may seek to resell the note at any time to a third party. The absence of an active secondary market, however, could make it difficult for the Fund to dispose of a variable or floating rate note in the event the issuer of the note defaulted on its payment obligations and the Fund could, as a result or for other reasons, suffer a loss to the extent of the default. Variable or floating rate notes may be secured by bank letters of credit.

                       Variable and floating rate notes will be deemed to have maturities as follows:

                        1. A variable rate note, the principal amount of which is scheduled on the face of the instrument to be paid in thirteen months or less, will be deemed by a Fund to have a maturity equal to the period remaining until the next readjustment of the interest rate.

                        2. A variable rate note that is subject to a demand feature will be deemed by a Fund to have a maturity equal to the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand.

                        3. A floating rate note that is subject to a demand feature will be deemed by a Fund to have a maturity equal to the period remaining until the principal amount can be recovered through demand.

                        As used above, a note is "subject to a demand feature" where the Fund is entitled to receive the principal amount of the note either at any time on no more than thirty days' notice or at specified intervals not exceeding thirteen months and upon no more than thirty days notice.

                        Municipal Securities and Related Instruments and Considerations

                        Municipal Securities. Under normal market conditions, the Municipal Money Market Funds and Municipal Bond Funds will be primarily invested in bonds (and, in the case of the Municipal Money Market Funds, notes) issued by or on behalf of states (including the District of Columbia), territories, and possessions of the United States and their respective authorities, agencies, instrumentalities, and political subdivisions, the interest on which is exempt from federal income tax ("Municipal Securities"). Under normal market conditions, the Municipal Money Fund and the Municipal Bond Fund will invest at least 80% of their total assets in Municipal Securities the interest on which is not treated as a preference item for purposes of the federal alternative minimum tax. Under normal market conditions, at least 80% of each of the New Jersey Money Fund's and the New Jersey Bond Fund's total assets will be invested in high-quality Municipal Securities the interest on which is also exempt from New Jersey personal income tax ("New Jersey Municipal Securities"), and at least 65% of each of the Pennsylvania Money Fund's and the Pennsylvania Bond Fund's total assets will be invested in high-quality Municipal Securities the interest on which is also exempt from Pennsylvania personal income tax ("Pennsylvania Municipal Securities"). The Short/Intermediate Fund and the Fixed Income Fund may also invest in Municipal Securities, although it is not expected that these Funds will invest in such Securities in amounts sufficient to permit the pass-through of exempt interest to the Funds' shareholders.

                        As described in the Prospectuses of the Municipal Money Market Funds and the Municipal Bond Funds, the two principal classifications of Municipal Securities consist of "general obligation" and "revenue" issues. General obligation issues are issues involving the credit of an issuer possessing taxing power and are payable from the issuer's general unrestricted revenues, although the characteristics and method of enforcement of general obligation issues may vary according to the law applicable to the particular issuer. Revenue issues are payable only from the revenues derived from a particular facility or class of facilities or other specific revenue source. A Fund permitted to invest in Municipal Securities may also invest in "moral obligation" issues, which are normally issued by special purpose authorities. Moral obligation issues are not backed by the full faith and credit of the state and are generally backed by the agreement of the issuing authority to request appropriations from the state legislative body. Municipal Securities include debt obligations issued by governmental entities to obtain funds for various public purposes, such as the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to other public institutions and facilities. Certain private activity bonds that are issued by or on behalf of public authorities to finance various privately-owned or operated facilities are included within the term "Municipal Securities." Private activity bonds and industrial development bonds are generally revenue bonds, the credit and quality of which are directly related to the credit of the private user of the facilities.

                        Municipal Securities may also include general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, project notes, tax-exempt commercial paper, construction loan notes and other forms of short-term, tax-exempt loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. Project notes are issued by a state or local housing agency and are sold by the Department of Housing and Urban Development. While the issuing agency has the primary obligation with respect to its project notes, they are also secured by the full faith and credit of the United States through agreements with the issuing authority which provide that, if required, the federal government will lend the issuer an amount equal to the principal of and interest on the project notes.

                        There are, of course, variations in the quality of Municipal Securities, both within a particular classification and between classifications, and the yields on Municipal Securities depend upon a variety of factors, including general money market conditions, the financial condition of the issuer (or other entity whose financial resources are supporting the Municipal Securities), general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating(s) of the issue. In this regard, it should be emphasized that the ratings of any NRSRO are general and are not absolute standards of quality. Municipal Securities with the same maturity, interest rate and rating(s) may have different yields, while Municipal Securities of the same maturity and interest rate with different rating(s) may have the same yield.

                        An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the federal bankruptcy code, and laws, if any, which may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon the enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

                         Puts on Municipal Securities.  With the exception of
the New Jersey Money Fund and the New Jersey Bond Fund, a Fund which is permitted to acquire Municipal Securities may acquire "puts" with respect to its acquisition of Municipal Securities. A put is a right to sell a specified security (or securities) within a specified period of time at a specified exercise price. A Fund which acquires a put on a Municipal Security may sell, transfer, or assign the put only in conjunction with the sale, transfer, or assignment of the underlying security or securities.

                        The amount payable upon the exercise of a "put" is normally (i) the Fund's acquisition cost of the Municipal Securities (excluding any accrued interest which the Fund paid on the acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Fund owned the securities, plus (ii) all interest accrued on the securities since the last interest payment date during that period.

                        Puts on Municipal Securities may be acquired to facilitate the liquidity of portfolio assets and the reinvestment of assets at a rate of return more favorable than that of the underlying security. Puts may, under certain circumstances, also be used to shorten the maturity of underlying variable rate or floating rate securities for purposes of calculating the remaining maturity of those securities and the dollar weighted average portfolio maturity of a Municipal Money Market Fund's assets pursuant to Rule 2a-7 under the Investment Company Act. See "INVESTMENT OBJECTIVES AND POLICIES--Additional Information on Portfolio Instruments--Municipal Securities and Related Instruments and Considerations--Variable and Floating Rate Notes" and "NET ASSET VALUE" in this Statement of Additional Information.

                        A Fund will generally acquire puts only where the puts are available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Fund may pay for puts either separately in cash or by paying a higher price for portfolio securities which are acquired subject to the puts (thus reducing the yield to maturity otherwise available for the same securities).

                        A Fund intends to enter into puts only with dealers, banks, and broker-dealers which, in the opinion of the investment adviser or, where applicable, sub-adviser, present minimal credit risks.

                        Zero Coupon Obligations. Each Municipal Money Market Fund and Municipal Bond Fund and the Short/Intermediate Fund and the Fixed Income Fund may acquire Municipal Securities that do not pay interest but instead are issued at a deep discount from par ("Zero Coupon Obligations"). The value of a Zero Coupon Obligation increases over time to reflect the interest accredited. The value of such obligations may fluctuate more than similar securities which are issued at par and pay interest periodically.

                        Taxable Municipal Securities. The Cash Reserve, Short/Intermediate and Fixed Income Funds may acquire Municipal Securities, such as certain private activity or industrial revenue bonds, the interest on which is not tax-exempt for federal income tax purposes but which otherwise meet the investment criteria for those Funds.

                        Taxable Obligations. As stated in the Prospectuses of the Municipal Money Market Funds and the Municipal Bond Funds, under normal market conditions, each Municipal Money Market Fund and Municipal Bond Fund may invest up to 20% of its total assets in Taxable Obligations. Taxable Obligations may include (1) obligations of the U.S. Treasury; (2) obligations of agencies and instrumentalities of the U.S. Government; (3) U.S. dollar-denominated high-quality, short-term debt instruments, such as certificates of deposit issued by domestic banks, commercial paper, and bankers' acceptances; and (4) taxable instruments subject to repurchase agreements (agreements under which the seller agrees at the time of sale to repurchase the securities it is selling at an agreed time and price). Obligations of the U.S. Treasury and of U.S. Government agencies and instrumentalities, certificates of deposit, commercial paper, bankers' acceptances and repurchase agreements are described above.

                        Guaranteed Investment Contracts The Cash Reserve Fund may invest in Guaranteed Investment Contracts ("GICs") issued by insurance companies. Pursuant to such contracts, the Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the acquiring Fund on a monthly basis guaranteed interest which is based on an index. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. Because the principal amount of a GIC may not be received from the insurance company on seven days' notice or less, the GIC is considered to be an illiquid investment and, together with other instruments in the Cash Reserve Fund which are not readily marketable, will not exceed 10% of the Cash Reserve

Fund's total assets. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the period of time remaining until the next readjustment of the guaranteed interest rate.

                        Foreign Securities Each Bond and Equity Fund and the Balanced Fund may invest in foreign securities through the purchase of American Depository Receipts and may also invest in securities issued by foreign branches of U.S. banks and foreign banks. The International Fixed Income Fund and the International Equity Fund will invest principally in foreign fixed income and equity securities, respectively, most of which are denominated in foreign currencies.

                        By investing in foreign securities, a Fund attempts to take advantage of differences between both economic trends and the performance of securities markets in the various countries, regions and geographic areas as prescribed by the Fund's investment objective and policies. During certain periods, the return on investments in some countries has exceeded the return of similar investments in the United States, while at other times the return has been less than that of similar U.S. investments. The Funds which invest in foreign securities believe that it may be possible to obtain significant income from a portfolio of foreign investments and to achieve increased diversification in comparison to a mutual fund that invests solely in U.S. securities by combining securities from various countries and geographic areas that offer different investment opportunities and are affected by different economic trends. The international investment of a Fund should reduce the effect that events in any one country or geographic area will have on the Fund's investment holdings. Of course, negative movement by one of the Fund's investments in one foreign market represented in the Fund's investments may offset potential gains from the Fund's investments in another country's markets.

                        Investment in foreign securities is subject to special risks, such as future adverse political and economic developments, possible seizure, nationalization, or expropriation of foreign investments, less stringent disclosure requirements, the possible establishment of exchange controls or taxation at the source, or the adoption of other foreign governmental restrictions.

                        Foreign Currency Transactions Under normal market conditions, the International Fixed Income Fund and the International Equity Fund (collectively, the "International Funds") may engage in foreign currency exchange transactions to protect against uncertainty in the level of future exchange rates. As described more fully in the applicable Prospectus of each International Fund, the International Funds expect to engage in foreign currency exchange transactions in connection with the purchase and sale of portfolio securities ("transaction hedging"), and to protect the value of specific portfolio positions ("position hedging"). The International Funds may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with the settlement of transactions in portfolio securities denominated in that foreign currency, and may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts") and purchase or sell foreign currency futures contracts ("futures contracts"). The International Funds may also purchase domestic and foreign exchange-listed and over-the-counter call and put options on foreign currencies and futures contracts. Hedging transactions involve costs and may result in losses, and an International Fund's ability to engage in hedging and related options transactions may be limited by tax considerations. See "ADDITIONAL PURCHASE AND REDEMPTION INFORMATION -- Additional Tax Information."

                        Securities Lending Each Fund, except the Municipal Money and Municipal Bond Funds, may lend securities pursuant to agreements requiring that the loans be continuously secured by cash, securities of the U.S. Government or its agencies, or any combination of cash and such securities, as collateral equal to at least 100% of the market value at all times of the securities lent. Such loans will not be made if, as a result, the aggregate amount of all outstanding securities loans for a Fund exceed one-third of the value of the Fund's total assets taken at fair market value.
A Fund will continue to receive interest on the securities lent while simultaneously earning interest on the investment of the cash collateral in U.S. Government securities. However, a Fund will normally pay lending fees to such broker-dealers and related expenses from the interest earned on invested collateral. There may be risks of delay in receiving additional collateral or risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Adviser to be of good standing and when, in the judgment of the Adviser, the consideration which can be earned currently from such securities loans justifies the attendant risk. Any loan may be terminated by either party upon reasonable notice to the other party. The Funds may use the Distributor or a broker-dealer affiliate of the Adviser as a broker in these transactions.

                        Currency Forward and Futures Contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. Forward contracts are traded in the interbank markets conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement and no commissions are charged at any stage for trades.

                        A futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. Futures contracts traded in the United States are designed by and traded on exchanges regulated by the Commodity Futures Trading Commission ("CFTC"), such as the New York Mercantile Exchange. An International Fund would enter into futures contracts solely for hedging or other appropriate risk management purposes as defined in CFTC regulations.

                        Forward contracts differ from futures contracts in certain respects. For example, the maturity date of a forward contract may be any fixed number of days from the date of the contract agreed upon by the parties, rather than a predetermined date in a given month. Forward contracts may be in any amounts agreed upon by the parties rather than predetermined amounts. Also, forward contracts are traded directly between currency traders so that no intermediary is required. A forward contract generally requires no margin or other deposit.

                        At the maturity of a forward or futures contract, an International Fund may either accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract. Closing transactions with respect to futures contracts are effected on a commodities exchange; a clearing corporation associated with the exchange assumes responsibility for closing out such contracts.

                        Positions in the futures contracts may be closed out only on an exchange or board of trade which provides a secondary market in such contracts. Although each International Fund intends to purchase or sell futures contracts only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, an International Fund would continue to be required to make daily cash payments of variation margin, as described below.

                        General Characteristics of Currency Futures Contracts. When an International Fund purchases or sells a futures contract, it is required to deposit with its custodian an amount of cash or U.S. Treasury bills up to 5% of the amount of the futures contract. This amount is known as "initial margin." The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the International Fund upon termination of the contract, assuming the International Fund satisfies its contractual obligation.

                        Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin" and are made as the value of the underlying futures contract fluctuates. For example, when an International Fund sells a futures contract and the price of the underlying currency rises above the delivery price, the International Fund's position declines in value. The International Fund then pays a broker a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the currency underlying the futures contract. Conversely, if the price of the underlying currency falls below the delivery price of the contract, the Fund's futures position increases in value. The broker then must make a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the currency underlying the futures contract.

                        When an International Fund terminates a position in a futures contract, a final determination of variation margin is made, additional cash is paid by or to the International Fund, and the International Fund realizes a loss or gain. Such closing transactions involve additional commission costs.

                        Foreign Currency Options. Options on foreign currencies operate similarly to options on securities, and are traded primarily in the over-the-counter market, although options on foreign currencies have recently been listed on several exchanges. Such options will be purchased or written only when the International Funds' investment adviser or sub-adviser believes that a liquid secondary market exists for such options. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. Options on foreign currencies are affected by all of those factors which influence foreign exchange rates and investments generally.

                        The value of a foreign currency option is dependent upon the value of the foreign currency and the U.S. dollar, and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

                        There is no systematic reporting of last sale information for foreign currencies and there is no regulatory requirement that quotations available through dealer or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the options market.

                        Foreign Currency Conversion. Although foreign exchange dealers do not charge a fee for currency conversion, they do realize a profit based on the difference (the "spread") between prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to an International Fund at one rate, while offering a lesser rate of exchange should the International Fund desire to resell that currency to the dealer.

                        Options on Securities

                        In addition to the ability of the Municipal Money Market and Municipal Bond Funds and the Short/Intermediate Fund and the Fixed Income Fund to invest in puts on Municipal Securities as described under the caption "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments--Municipal Securities and Related Instruments and Considerations--Puts on Municipal Securities" in this Statement of Additional Information, each Bond and Equity Fund may engage in the following practices:

                        Writing Covered Options. Each Bond and Equity and the Balanced Fund may write covered call options on securities held in its portfolio when, in the opinion of its investment adviser or, where applicable, sub-adviser, such transactions are consistent with the Fund's investment objective and policies. Call options written by a Fund give the purchaser the right to buy the underlying securities from the Fund at a stated exercise price.

                        Each Bond and Equity Fund and the Balanced Fund may write only covered options, which means that, so long as the Fund is obligated as the writer of a call option, it will own the underlying securities subject to the option (or comparable securities satisfying the cover requirements of securities exchanges). In addition, each Bond and Equity Fund will be considered to have covered a call option if and to the extent that it holds an option that offsets some or all of the risk of the option it has written.

                        A Fund will receive a premium from writing a call option, which increases the Fund's return on the underlying security if the option expires unexercised or is closed out at a profit. The amount of the premium reflects, among other things, the relationship between the exercise price and the current market value of the underlying security, the volatility of the underlying security, the amount of time remaining until expiration, current interest rates, and the effect of supply and demand in the options market and in the market for the underlying security. By writing a call option, a Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option but continues to bear the risk of a decline in the value of the underlying security.

                        A Fund may terminate an option that it has written prior to its expiration by entering into a closing purchase transaction in which it purchases an offsetting option. The Fund realizes a profit or loss from a closing transaction if the cost of the transaction (option premium plus transaction costs) is less or more than the premium received from writing the option. Because increases in the market price of a call option generally reflect increases in the market price of the security underlying the option, any loss resulting from a closing purchase transaction may be offset in whole or in part by unrealized appreciation of the underlying security.

                        Purchasing Put Options. Each Bond and Equity Fund and the Balanced Fund may purchase put options to protect its portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since the Fund, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security's market price. For a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized from appreciation of the underlying security by the premium paid for the put option and by transaction costs.

                        Purchasing Call Options. Each Bond and Equity Fund and the Balanced Fund may purchase call options to hedge against an increase in the price of securities that the Fund wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Fund, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Fund might have realized had it bought the underlying security at the time it purchased the call option.

                        Risk Factors in Options Transactions. The successful use of the Bond, Equity and Balanced Funds' options strategies depends on the ability of their investment adviser or, where applicable, sub-adviser to forecast interest rate and market movements correctly.

                        When it purchases an option, a Fund runs the risk that it will lose its entire investment in the option in a relatively short period of time, unless the Fund exercises the option or enters into a closing sale transaction with respect to the option during the life of the option. If the price of the underlying security does not rise (in the case of a call) or fall (in the case of a put) to an extent sufficient to cover the option premium and transaction costs, a Fund will lose part or all of its investment in the option. This contrasts with an investment by a Fund in the underlying securities, since the Fund may continue to hold its investment in those securities notwithstanding the lack of a change in price of those securities.

                        The effective use of options also depends on a Fund's ability to terminate option positions at times when its investment adviser or, where applicable, sub-adviser deems it desirable to do so. Although a Fund will take an option position only if its investment adviser or, where applicable, sub-adviser believes there is a liquid secondary market for the option, there is no assurance that a Fund will be able to effect closing transactions at any particular time or at an acceptable price.

                        If a secondary trading market in options were to become unavailable, a Fund could no longer engage in closing transactions. Lack of investor interest might adversely affect the liquidity of the market for particular options or series of options. A marketplace may discontinue trading of a particular option or options generally. In addition, a market could become temporarily unavailable if unusual events, such as volume in excess of trading or clearing capability, were to interrupt normal market operations. A marketplace may at times find it necessary to impose restrictions on particular types of options transactions, which may limit a Fund's ability to realize its profits or limit its losses.

                        Disruptions in the markets for the securities underlying options purchased or sold by a Fund could result in losses on the options. If trading is interrupted in an underlying security, the trading of options on that security is normally halted as well. As a result, a Fund as purchaser or writer of an option will be unable to close out its positions until options trading resumes, and it may be faced with losses if trading in the security reopens at a substantially different price. In addition, the Options Clearing Corporation (OCC) or other options markets may impose exercise restrictions. If a prohibition on exercise is imposed at the time when trading in the option has also been halted, a Fund as purchaser or writer of an option will be locked into its position until one of the two restrictions has been lifted. If a prohibition on exercise remains in effect until an option owned by a Fund has expired, the Fund could lose the entire value of its option.

                        Special risks are presented by internationally-traded options. Because of time differences between the United States and the various foreign countries, and because different holidays are observed in different countries, foreign options markets may be open for trading during hours or on days when U.S. markets are closed. As a result, option premiums may not reflect the current prices of the underlying interest in the United States.

                        Futures Contracts on Securities and Related Options

                        Each Bond and Equity and the Balanced Fund may enter into futures contracts on securities and written options on such futures contracts.

                        Futures Contracts on Securities. A Fund will enter into futures contracts on securities only when, in compliance with the SEC's requirements, cash or equivalents equal in value to the securities' value (less any applicable margin deposits) have been deposited in a segregated account of the Fund's custodian.

                        A futures contract sale creates an obligation by the seller to deliver the type of instrument called for in the contract in a specified delivery month for a stated price. A futures contract purchase creates an obligation by the purchaser to take delivery of the type of instrument called for in the contract in a specified delivery month at a stated price. The specific instruments delivered or taken at settlement date are not determined until on or near that date. The determination is made in accordance with the rules of the exchanges on which the futures contract was made.
Futures contracts are traded in the United States only on commodity exchange or boards of trade, known as "contract markets," approved for such trading by the Commodity Futures Trading Commission (CFTC), and must be executed through a futures commission merchant or brokerage firm which is a member of the relevant contract market.

                        Although futures contracts by their terms call for actual delivery or acceptance of securities, the contracts usually are closed out before the settlement date without the making or taking of delivery. Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument with the same delivery date. If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Similarly, the closing out of a futures contract purchase is effected by the purchaser's entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, the purchaser realizes a loss.

                        Unlike when a Fund purchases or sells a security, no price is paid or received by the Fund upon the purchase or sale of a futures contract, although the Fund is required to deposit with its custodian in a segregated account in the name of the futures broker an amount of cash and/or U.S. Government securities. This amount is known as "initial margin." Similar to margin requirements with respect to currency futures contracts discussed under the caption "INVESTMENT OBJECTIVES AND POLICIES-- Additional Information on Portfolio Investments--Foreign Currency Transactions--General Characteristics of Currency Futures Contracts" above, the nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the Fund to finance the transactions. Rather, initial margin is in the nature of a performance bond or good faith deposit on the contract that is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied. Futures contracts also involve brokerage costs.

                        Subsequent payments, called "variation margin", to and from the broker (or the custodian) are made on a daily basis as the price of the underlying security fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as "marking to market."

                        A Bond or Equity Fund or the Balanced Fund may elect to close some or all of its futures positions at any time prior to their expiration. The purpose of making such a move would be to reduce or eliminate the hedge position then currently held by the Fund. A Bond or Equity Fund or the Balanced Fund may close its positions by taking opposite positions which will operate to terminate the Fund's position in the futures contracts. Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain. Such closing transactions involve additional commission costs.

                        Options on Securities' Futures Contracts. A Bond or Equity Fund or the Balanced Fund will enter into written options on securities' futures contracts only when, in compliance with the SEC's requirements, cash or equivalents equal in value to the securities' value (less any applicable margin deposits) have been deposited in a segregated account of the Fund's custodian. A Bond or Equity Fund may purchase and write call and put options on the futures contracts it may buy or sell and enter into closing transactions with respect to such options to terminate existing positions. A Bond or Equity Fund or the Balanced Fund may use such options on futures contracts in lieu of writing options directly on the underlying securities or purchasing and selling the underlying futures contracts. Such options generally operate in the same manner as options purchased or written directly on the underlying investments. See "INVESTMENT OBJECTIVES AND POLICIES--Additional Information on Portfolio Instruments--Options on Securities" in this Statement of Additional Information.

                        As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an offsetting option. There is no guarantee that such closing transactions can be effected.

                        A Bond or Equity Fund or the Balanced Fund will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements similar to those described above.

                        Aggregate initial margin deposits for futures contracts (including futures contracts on securities, indices and currency) and premiums paid for related options, may not exceed 5% of a Bond or Equity Fund's or the Balanced Fund's total assets, and the value of securities that are the subject of such futures and options (both for receipt and delivery) may not exceed 33% of the market value of any such Fund's total assets.

                        Currency Hedging A Fund may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or over-the-counter markets) to manage its exposure to exchange rates. Call options on foreign currency written by a Fund will be "covered," which means that the Fund will own an equal amount of the underlying foreign currency or with respect to put options on foreign currency, the Fund will establish a segregated account consisting of cash or liquid, high grade debt securities in an amount equal to the amount the Fund would be required to pay upon exercise of the put.

                        When it engages in transaction hedging, the International Fixed Income Fund enters into foreign currency transactions with respect to specific receivables or payables of the International Fixed Income Fund generally arising in connection with the purchase or sale of its portfolio securities. The International Fixed Income Fund will engage in transaction hedging when it desires to "lock in" the U.S. dollar price of a security it has agreed to purchase or sell, or the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. By transaction hedging the International Fixed Income Fund will attempt to protect itself against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the applicable foreign currency during the period between the date on which the security is purchased or sold, or on which an interest payment is declared, and the date on which such payments are made or received.

                        A put option on a futures contract gives the International Fixed Income Fund the right to assume a short position in the futures contract until expiration of the option. A put option on currency gives the International Fixed Income Fund the right to sell a currency at an exercise price until the expiration of the option. A call option on a futures contract gives the International Fixed Income Fund the right to assume a long position in the futures contract until the expiration of the option. A call option on currency gives the International Fixed Income Fund the right to purchase a currency at the exercise price until the expiration of the option.

                        When it engages in position hedging, the International Fixed Income Fund enters into foreign currency exchange transactions to protect against a decline in the values of the foreign currencies in which its portfolio securities are denominated (or an increase in the value of currency for securities which the Fund expects to purchase, when the International Fixed Income Fund holds cash or short-term investments). In connection with position hedging, the International Fixed Income Fund may buy or sell forward contracts and futures contracts and purchase put or call options on foreign currency and futures contracts. The International Fixed Income Fund may also purchase or sell foreign currency on a spot basis.

                        The precise matching of the amounts of foreign currency exchange transactions and the value of the portfolio securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the dates the currency exchange transactions are entered into and the dates they mature.

                        It is impossible to forecast with precision the market value of portfolio securities at the expiration or maturity of a forward or futures contract. Accordingly, it may be necessary for the International Fixed Income Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security or securities being hedged is less than the amount of foreign currency the International Fixed Income Fund is obligated to deliver and if a decision is made to sell the security or securities and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security or securities if the market value of such security or securities exceeds the amount of foreign currency the International Fixed Income Fund is obligated to deliver.

                        Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities which the International Fixed Income Fund owns or expects to purchase or sell. They simply establish a rate of exchange which one can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain which might result from the increase in the value of such currency.

                        Risk of Transactions in Securities' Futures Contracts and Related Options. Successful use of securities' futures contracts by a Fund is subject to the ability of its investment adviser or, where applicable, sub-adviser to predict correctly movements in the direction of interest rates and other factors affecting securities markets.

                        Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less risk to a Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss to a Fund when the purchase or sale of a futures contract would not, such as when there is no movement in the price of the hedged investments. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.

                        There is no assurance that higher than anticipated trading activity or other unforeseen events will not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.

                        To reduce or eliminate a hedge position held by a Fund may seek to close out a position. The ability to establish and close out positions will be subject to the development and maintenance of a liquid secondary market. It is not certain that this market will develop or continue to exist for a particular futures contract. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain contracts or options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of contracts or options, or underlying securities; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or a clearing corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of contracts or options (or a particular class or series of contracts or options), in which event the secondary market on that exchange (or in the class or series of contracts or options) would cease to exist, although outstanding contracts or options on the exchange that had been issued by a clearing corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

                        Futures Contracts Indices and Related Options

                        Index Futures Contracts. Each Bond and Equity Fund and the Balanced Fund may enter into stock index futures contracts, debt index futures contracts, or other index futures contracts appropriate to its objective, and may purchase and sell options on such index futures contracts. The Equity and Bond Funds and the Balanced Fund will not enter into any index futures contract for the purpose of speculation, and will only enter into contracts traded on national securities exchanges with standardized maturity dates.

                        An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contracts and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made; generally contracts are closed out prior to the expiration date of the contract. No price is paid upon entering into index futures contracts. When a Fund purchases or sells an index futures contract, it is required to make an initial margin deposit in the name of the futures broker and to make variation margin deposits as the value of the contract fluctuates, similar to the deposits made with respect to futures contracts on securities described above under the caption "INVESTMENT OBJECTIVES AND POLICIES -- Additional Information on Portfolio Instruments-Futures Contracts on Securities and Related Options -- Futures Contracts on Securities." Positions in index futures contracts may be closed only on an exchange or board of trade providing a secondary market for such index futures contracts. The value of the contract usually will vary in direct proportion to the total face value.

                        A Fund's ability to effectively utilize index futures contracts depends on several factors. First, it is possible that there will not be a perfect price correlation between the index futures contracts and their underlying index. Second, it is possible that a lack of liquidity for index futures contracts could exist in the secondary market, resulting in the Fund's inability to close a futures position prior to its maturity date.
Third, the purchase of an index futures contract involves the risk that the Fund could lose more than the original margin deposit required to initiate a futures transaction. In order to avoid leveraging and related risks, when a Fund purchases an index futures contract, it will collateralize its position by depositing an amount of cash or cash equivalents, equal to the market value of the index futures positions held, less margin deposits, in a segregated account with the Fund's custodian. Collateral equal to the current market value of the index futures position will be maintained on a daily basis.

                        The extent to which a Bond or Equity Fund or the Balanced Fund may enter into transactions involving index futures contracts may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company and the Funds' intention to qualify as such. See "ADDITIONAL PURCHASE AND REDEMPTION INFORMATION -- Additional Tax Information."

                        Options on Index Futures Contracts. Options on index futures contracts are similar to options on securities except that options on index futures contracts gives the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put), at a specified exercise price at any time during the period of the option.
Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's futures margin account which represents the amount by which the market price of the index futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the index futures contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the index on which the future is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

                        Options on Indices. As an alternative to purchasing call and put options on index futures contracts, a Bond or Equity Fund and the Balanced Fund may purchase call and put options on the underlying indices themselves. Such options could be used in a manner identical to the use of options on index futures contracts.

                        Miscellaneous Securities

                        Each Bond and Equity Fund and the Balanced Fund may invest in corporate obligations, including bonds, notes and debentures, meeting such Fund's respective quality standards as described in that Fund's Prospectus, and each Equity Fund and the Balanced Fund may invest in warrants and preferred stocks. Bonds are long-term, and notes are short-term, corporate debt instruments secured by some or all of the issuer's assets; debentures are general corporate debt obligations backed only by the integrity of the borrower; and warrants are instruments that entitle the holder to purchase a certain amount of common stock at a specified price, which price is usually higher than the current market price at the time of issuance. Preferred stocks are instruments that combine qualities both of equity and debt securities. Individual issues of preferred stock will have those rights and liabilities that are spelled out in the governing document. Preferred stocks usually pay a fixed dividend per quarter (or annum), and are senior to common stock in terms of liquidation and dividend rights, and preferred stocks typically do not have voting rights.

                        The Short/Intermediate, Balanced and Fixed Income Funds may also invest in equipment lease and trust certificates, which represent interests in a trust formed to acquire and lease capital equipment and which provide a return based upon the income stream generated by the leases owned by the trust. The Short/Intermediate and Fixed Income Funds and the Balanced Fund may also invest in collateralized mortgage obligations ("CMO's"), which represent interests in a trust that holds an undivided pool of mortgages to secure the obligations. Income on CMO's is generated by payments received under the mortgages held by the trust, but there is no way for a holder of a CMO to foreclose on any specific mortgage (or mortgages) in order to recoup the value of his or her investment.

INVESTMENT RESTRICTIONS

                        Each Fund is subject to a number of investment restrictions that may be changed only by a vote of a majority of the outstanding Shares of that Fund. As used in the Prospectuses and in this Statement of Additional Information, a "vote of a majority of the outstanding Shares" of the Group or a particular Fund means the affirmative vote, at a meeting of Shareholders duly called, of the lesser of (a) 67% or more of the votes of Shareholders of the Group or such Fund present at a meeting at which the holders of more than 50% of the votes attributable to Shareholders of record of the Group or such Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of Shareholders of the Group or such Fund.

                        Pursuant to these investment restrictions, each of the Funds will not:

                        1. Purchase securities of any one issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities, if, immediately after such purchase, more than 5% of the value of its total assets would be invested in any one issuer, or it would hold more than 10% of any class of securities of such issuer or more than 10% of the outstanding voting securities of such issuer, except that (i) with respect to each Fund, except for the New Jersey Money Fund, the Pennsylvania Money Fund, the New Jersey Bond Fund and the Pennsylvania Bond Fund, up to 25% of the value of each Fund's total assets may be invested without regard to such limitations, and (ii) with respect to the New Jersey Money Fund, the Pennsylvania Money Fund, the New Jersey Bond Fund and the Pennsylvania Bond Fund only, up to 50% of the value of each such Fund's total assets may be invested in as few as two issuers. For purposes of this limitation, a security is considered to be issued by the government entity (or entities) whose assets and revenues back the security; with respect to a private activity bond that is backed only by the assets and revenues of a non-governmental user, a security is considered to be issued by such non-governmental user. For purposes of this limitation, all debt securities are each considered as one class. (As indicated under the caption "INVESTMENT OBJECTIVES AND POLICIES--Additional Information on Portfolio Instruments--High Quality Investments" above, the Cash Reserve Fund has adopted an investment policy which is more restrictive than this fundamental investment limitation.)

                        2. Purchase any securities which would cause more than 25% of the value of its total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities, domestic bank certificates of deposit or bankers' acceptances, and repurchase agreements secured by such obligations;
(b) this limitation shall not apply to Municipal Securities or government guarantees of Municipal Securities purchased by the Municipal Money Market Funds or the Municipal Bond Funds; (c) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (d) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

                        3. Borrow money or issue senior securities, except that it may borrow from banks or enter into reverse repurchase agreements for temporary purposes in amounts up to 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets, except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of its total assets at the time of its borrowing. No Fund will purchase securities while its borrowings (including reverse repurchase agreements) exceed 5% of its total assets. For purposes of this restriction, collateral arrangements with respect to margin for currency futures contracts are not deemed to be a pledge of assets.

                        4. Make loans, except that it may lend portfolio securities in accordance with its investment objective and policies, and may enter into repurchase agreements.

                        5. Invest (except with respect to variable or floating rate notes subject to a seven-day or less demand feature) more than 15% of its total assets in illiquid securities including repurchase agreements providing for settlement more than seven days after notice, and, with respect only to the International Fixed Income and International Equity Funds, over-the-counter hedging transactions. As a matter of non-fundamental policy, the Money Market Funds will limit their investment in illiquid securities to 10%.

                        6. Purchase securities on margin, sell securities short or maintain a short position, participate on a joint or joint and several basis in any securities trading account, or underwrite the securities of other issuers, except to the extent that a Fund may be deemed to be an underwriter under certain securities laws in the disposition of "restricted securities" acquired in accordance with such Fund's investment objective and policies.

                        7. Purchase or sell commodities, commodity contracts (except, with respect to the Bond and Equity Funds, and the Balanced Fund, futures contracts), oil, gas or mineral exploration or development programs or leases, or real estate, including limited partnership interests (although investments by a Fund in marketable securities of companies engaged in such activities, and the investment in securities secured by real estate or interests therein, are not hereby precluded to the extent appropriate to its investment objective).

                        8. Invest in any issuer for purposes of exercising control of management.

                        9. Purchase or retain securities of any issuer if the officers or Trustees of the Group or the officers or directors of any of its investment advisers or sub-advisers owning beneficially more than one-half of 1% of the securities of such issuer together own beneficially more than 5% of such securities.

                        10. Invest more than 10% of its total assets in the securities of issuers which together with any predecessors have a record of less than three years of continuous operation.

                        11.     Write or sell straddles, spreads or
combinations thereof.

                        A Municipal Money Market Fund will not:

                        1. Invest in private activity bonds where the payment of principal and interest are the responsibility of a company (including its predecessors) with less than three years of continuous operation.

                        2. Write or sell put or call options except that it may acquire put options with respect to Municipal Securities in its portfolio and sell those put options in conjunction with a sale of those Municipal Securities.

                        3. Acquire a put if, immediately after such acquisition, over 5% of the total amortized cost value of its assets would be subject to puts from the same institution, except that (i) up to 25% of the value of its total assets may be subject to puts without regard to such 5% limitation, and (ii) the 5% limitation is inapplicable to puts that, by their terms, would be readily exercisable in the event of a default in payment of principal or interest on the underlying securities. In applying the above-described limitation, a Fund will aggregate securities subject to puts from any one institution with the Fund's investments, if any, in securities issued or guaranteed by that institution. In addition, for the purpose of this investment restriction and additional investment restriction No. 4 below, a put will be considered to be from the party to whom the Fund will look for payment of the exercise price.

                        4. Acquire a put that, by its terms, would be readily exercisable in the event of a default in payment of principal and interest on the underlying security or securities if, immediately after that acquisition, the amortized cost value of the security or securities underlying that put, when aggregated with the amortized cost value of any other securities issued or guaranteed by the issuer of the put, would exceed 10% of the total amortized cost value of its assets.

                        In addition, (i) a Money Market Fund will not write or purchase put or call options or buy common stocks, voting securities or Municipal Securities, (ii) the U.S. Treasury Fund will not purchase securities other than bills, notes and bonds issued by the U.S. Treasury, certain of which securities may be subject to repurchase agreements collateralized by the underlying U.S. Treasury obligation, (iii) a Municipal Bond Fund will not write or sell put or call options except that it may acquire put options with respect to Municipal Securities in its portfolio and sell those put options in conjunction with a sale of those Municipal Securities, and (iv) neither a Money Market Fund, the New Jersey Money Fund, the New Jersey Bond Fund nor the Municipal Money Market Fund will invest in securities of other investment companies, except as such securities may be acquired as part of a merger, consolidation, reorganization, or acquisition of assets. While each of the Bond and Equity Funds, the Pennsylvania Money Fund, the Pennsylvania Bond Fund, the Municipal Bond Fund and the Balanced Fund may invest in securities of other investment companies, no such Fund will generally invest more than 5% of its total assets in securities of other investment companies. This limitation is not fundamental and may be changed by the Trustees without a vote of a majority of the outstanding Shares.

                        The Group has also agreed with a state securities administrator to certain non-fundamental investment restrictions that may be changed by the Trustees without a vote of a majority of the outstanding Shares. In particular, the Group has agreed on behalf of the Money Market Funds, the Municipal Money Fund, the Equity Income Fund, the Growth

Fund, the Short/Intermediate Fund, the Fixed Income Fund, the Small Company Fund, the International Equity Fund and the Municipal Bond Fund and the Balanced Fund that (i) it will not make any loans of these Funds' portfolio securities unless such loans are collateralized at no less than 100% of the value of the securities on a daily basis; and (ii) it will limit its investment in warrants to no more than 5% of these Funds' net assets and, of the 5%, no more than 2% will be invested in warrants which are not listed on the New York Stock Exchange or the American Stock Exchange; provided, however, that for purposes of this limitation, warrants acquired in units or attached to other securities will be deemed to be without value. In addition, the Group has also agreed with a state securities administrator on behalf of all of the Funds, except for the Money Market Funds, that each such Fund will not purchase securities of any issuer, other than obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements involving such securities, if, immediately after such purchase, such Fund would hold more than 10% of its total assets in the voting securities of any one issuer.

                        If any percentage restriction described above is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in asset value will not constitute a violation of such restriction.

PORTFOLIO TURNOVER

                        The portfolio turnover rate for each of the Group's Funds is calculated by dividing the lesser of a Fund's purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes all securities whose maturities at the time of acquisition were one year or less.

                        Portfolio turnover with respect to each of the Money Market and Municipal Money Market Funds is expected to be zero percent due to the manner in which portfolio turnover is required to be calculated under the Investment Company Act. Actual portfolio turnover may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of Shares and, in the case of the Municipal Money Market Funds, by requirements which enable such Funds to receive certain favorable tax treatment. Portfolio turnover will not be a limiting factor in making investment decisions.

                        Each of the Bond, Equity, Municipal Bond Funds, and the Balanced Fund except for the Pennsylvania Bond Fund, may engage in short-term trading, which involves selling securities held for a short time, in order to increase the potential for capital appreciation and/or income of a Fund, or to take advantage of what a Fund's investment adviser or, where applicable, sub-adviser believes is a temporary disparity in the normal yield relationship between two securities or changes in market industry or company conditions or outlook. Any such trading would increase a Fund's turnover rate and its transaction costs.

A Fund's ability to engage in short-term trading may be limited by tax considerations. See "ADDITIONAL PURCHASE AND REDEMPTION INFORMATION -- Additional Tax Information."

                        The portfolio turnover rate for each of the Funds (except the Money Market and Municipal Money Market Funds) for the Trust's past three fiscal years were as follows:

==================================================================================================================================
                                                             1993                          1994                       1995
----------------------------------------------------------------------------------------------------------------------------------
 Equity Income Fund                                          70.84%                      156.21%                     57.96%
----------------------------------------------------------------------------------------------------------------------------------
 Growth Fund                                                114.83%                      153.05%                     46.28%
----------------------------------------------------------------------------------------------------------------------------------
 Small Company Fund                                          43.00%                       49.34%                     15.84%
----------------------------------------------------------------------------------------------------------------------------------
 International Equity Fund                                   80.72%                       51.30%                     47.68%
----------------------------------------------------------------------------------------------------------------------------------
 Short/Intermediate Fund                                     25.95%                       58.80%                     53.66%
----------------------------------------------------------------------------------------------------------------------------------
 Fixed Income Fund                                           36.88%                       49.41%                     34.69%
----------------------------------------------------------------------------------------------------------------------------------
 International Fixed Income Fund                            115.25%                      128.14%                    130.64%
----------------------------------------------------------------------------------------------------------------------------------
 Municipal Bond Fund                                        144.89%                       80.70%                     60.86%
----------------------------------------------------------------------------------------------------------------------------------
 New Jersey Municipal Bond Fund                              16.09%                       12.05%                     28.43%
----------------------------------------------------------------------------------------------------------------------------------
 Pennsylvania Municipal Bond Fund                               *                         30.68%(1)                  48.91%
----------------------------------------------------------------------------------------------------------------------------------
 Balanced Fund                                                  *                           *                      30.63% (2)
==================================================================================================================================

 *   not applicable
(1)  Commenced operations on August 31, 1993
(2)  Commenced operations on July 1, 1994


                              SPECIAL RISK FACTORS

New Jersey Municipal Securities

                        The concentration of investments in New Jersey Municipal Securities by the New Jersey Money Fund and the New Jersey Bond Fund raises special investment considerations. In particular, changes in the economic condition and governmental policies of the State of New Jersey or its municipalities could adversely affect the value of the Funds and the portfolio securities held by them. This section briefly describes current economic trends in New Jersey.

                        New Jersey is the most densely populated state in the United States, but has experienced only slight growth in recent years. Between 1980 and 1990, the annual growth rose to 0.49 percent and between 1990 and 1993, accelerated to .59%. While this growth is less than that for the United States, it compares favorably with other Middle Atlantic States.

                        Although the State has a diversified economic base, the level of economic growth in New Jersey has slowed considerably during 1989 and 1990 in comparison with the previous six years. This slowdown is in response to the State's tight labor market, a decline in construction demand and in the rate of growth in consumer spending and softness in the State's manufacturing sector. Since peaking in 1992, the unemployment rate in New Jersey has been in a general downward trend. Just as New Jersey was hurt by the national recession which officially began in July of 1990, evidence of New Jersey's improving economy can be found in increased homebuilding, and other areas of construction activity, rising consumer spending for new cars and light trucks, substantial new job creation and the decline in the unemployment rate.

                        As a result of the State's fiscal weakness, S&P, in July 1991, lowered its rating of the State's general obligation debt from AAA to AA+.

                        The State utilizes the fund method of accounting. Accordingly, the State prepares separate statements for the General Fund, Special Revenue Funds, Debt Service Fund, Capital Project Funds, Trust and Agency Funds, Enterprise Funds, University Funds, General Fixed Asset Account Group and General Long-Term Debt Account Group. The General Fund is the fund into which all state revenues not otherwise restricted by statute are deposited and from which appropriations are made. The largest part of the total financial operations of the State is accounted for in the General Fund.
Special Revenue Funds are used to account for resources legally restricted to expenditure for specified purposes. Special Revenue Funds include the Casino Control Fund, the Casino Revenue Fund, the Gubernatorial Elections Fund and the Property Tax Relief Fund.

                        New Jersey operates on a fiscal year beginning July 1 and ending June 30. The State Constitution provides that budget appropriations in any fiscal year cannot exceed the total amount of revenues on hand and anticipated to be available for such fiscal year, as certified by the Governor. There have been positive undesignated fund balances in the General Fund at the end of each fiscal year from 1947 through 1994.

                        Estimated receipts from State taxes and revenues are forecasts based on the best information available at the time of such forecasts. The principal taxes in New Jersey are the Sales and Use Tax, the Gross Income Tax, and the Corporation Business Tax. The fiscal year 1995 Appropriation Act forecasts Sales and Use Tax collections of $3,980 million, a 5.3% increase over receipts estimated in the Revised Revenue Estimates for fiscal year 1994; Gross Income Tax collections of $4,582 million, a 2.4% increase over receipts estimated in the revised estimates for the fiscal year 1994; and Corporation Business Tax collections of $915 million, a 14% increase over receipts estimated in the Revised Revenue Estimates for fiscal year 1994. Changes in economic activity in the State and the nation, consumption of durable goods, corporate financial performance and other factors that are difficult to predict may result in actual collections being more or less than forecasted.

                        The State appropriated approximately $12,639 million for fiscal year 1991, $14,960 million for fiscal year 1992 and $14,737 million for fiscal year 1993. Estimated appropriations for fiscal years 1994 and 1995 total $15,492 million and $15,291 million, respectively. Of the estimated $15,291.0 million appropriated in fiscal year 1995 from the General Fund, the Property Tax Relief Fund, the Casino Control Fund, the Casino Revenue Fund, and the Gubernatorial Elections Fund, $5,782.2 million (37.8%) is appropriated for State aid to local governments, $3,761.6 million (24.6%) is appropriated for grants-in-aid (payments to individuals or public or private agencies for benefits to which a recipient is entitled to by law, or for the provision of services on behalf of the State), $5,203.1 million (34.0%) for direct State services, $103.5 million (0.7%) for debt service on State general obligation bonds and $440.6 million (2.9%) for capital construction.

                        The primary method for State financing of capital projects is through the sale of general obligation bonds of the State backed by the full faith and credit of the State. General obligation debt must be approved by voters. In addition to payment from bond proceeds, capital construction can also be funded by appropriation of current revenues on a pay-as-you-go basis. As of June 30, 1994, approximately $3.6 billion of State general obligation bonds were outstanding. In addition, the State has entered into a number of leases whereby the State leases real property and equipment from State authorities (such as the Mercer County Improvement Authority and the New Jersey Economic Development Authority) in return for lease payments sufficient to pay debt service on bonds issued by the authorities to finance the leased property.

                        Legislation provides for future appropriations for State aid to local school districts equal to debt service on a maximum principal amount of $280 million of bonds issued by local school districts for construction and renovation of school facilities and for state aid to counties equal to debt service on up to $80 million of bonds issued by counties for construction of county college facilities. The State legislature is not legally bound to make such future appropriations, but has done so to date on all outstanding obligations issued under these laws. As of December 31, 1993, a total of $274.1 million in bonds and notes had been issued by local school districts of which $211.2 million have been retired and $62.8 million were still outstanding. As of June 30, 1993, $81.9 million of county college bonds or notes had been authorized and issued of which $42.0 million have been retired.

                        The authorizing legislation for various State entities provides that an appropriation is to be made in the amount of any deficiency in a debt service reserve fund maintained to meet payments of debt service on the obligations. However, the state legislature is not legally bound to make such an appropriation. These are sometimes referred to as "moral obligation" bonds. There is no statutory limitation on the amount of "moral obligation bonds" that may be issued by eligible State entities. The New Jersey Housing and Mortgage Finance Agency, which had $576.6 million of bonds outstanding as of June 30, 1993, has not had a deficiency in its debt service reserve fund as of the date of this Statement of Additional Information. The State provided funds to the South Jersey Port Corporation to cover operating deficiencies, which had $88.7 million in bonds outstanding as of June 30, 1993, in each of the years 1986 through 1994.

                        The New Jersey Commission on Science and Technology had approximately $26.5 million in bonds outstanding as of June 30, 1993 the payment of debt service on which is dependent on receipt of State appropriations. As of June 30, 1993, $147.9 million in bonds of the New Jersey Sports and Exposition Authority were outstanding which are guaranteed by the State. The New Jersey Transportation Trust Fund Authority was created as an instrumentality of the State for the purpose of funding the State's share of the cost of improvements to the State's transportation system. As of June 30, 1994, $906.1 million of Authority bonds were outstanding, which are special obligations of the Authority payable from payments made by the State to the Authority.

                        Other State-created entities have outstanding debt. This debt is supported by revenues derived from or assets financed by such entities and is not a debt or liability of the State. A combined total of $12,306.1 million in bonds was outstanding as of June 30, 1993 issued by the following entities: Casino Reinvestment Authority, Hackensack Meadowlands Development Commission, New Jersey Development Authority for Small Business, Minorities, and Women's Enterprises, New Jersey Economic Development Authority, New Jersey Educational Facilities Authority, New Jersey Higher Education Assistance Authority, New Jersey Health Care Facilities Financing Authority, New Jersey Highway Authority, New Jersey Housing and Mortgage Finance Agency, New Jersey Institute of Technology, New Jersey Sports and Exposition Authority, New Jersey Transit Corporation, New Jersey Turnpike Authority, New Jersey Urban Development Corporation, New Jersey Wastewater Treatment Trust, New Jersey Water Supply Authority, South Jersey Port Corporation, South Jersey Transportation Authority.

                        Certain litigation is pending or threatened in which the State has the potential for either a significant loss of revenue or a significant unanticipated expenditure.

                        The foregoing information as to certain New Jersey risk factors has been provided in view of the New Jersey Money and Bond Funds' policy of concentrating in New Jersey Municipal Securities. This information constitutes only a brief summary, does not purport to be a complete description of New Jersey risk factors and is principally drawn from official statements related to securities offerings of the State of New Jersey that have come to the Funds' attention and were available as of the date of this Statement of Additional Information.

Pennsylvania Municipal Securities

                        The concentration of investments in Pennsylvania Municipal Securities by the Pennsylvania Money Fund and the Pennsylvania Bond Fund raises special investment considerations. In particular, changes in the economic condition and governmental policies of the Commonwealth of Pennsylvania and its municipalities could adversely affect the value of the Funds and the portfolio securities held by them. This section briefly describes current economic trends in Pennsylvania.

                        General. Pennsylvania has historically been dependent on heavy industry although recent declines in the coal, steel and railroad industries have led to diversification of the Commonwealth's economy. Recent sources of economic growth in Pennsylvania are in the service sector, including trade, medical and health services, education and financial institutions. Agriculture continues to be an important component of the Commonwealth's economic structure, with nearly one-fourth of the Commonwealth's total land area devoted to cropland, pasture and farm woodlands.

                        In 1994, the population of Pennsylvania was 12.1 million people. According to the U.S. Bureau of the Census, Pennsylvania experienced a slight increase from the 1984 estimate of 11.8 million. Pennsylvania has a high proportion of persons 65 or older. The Commonwealth is highly urbanized, with almost 85% of the 1990 census population residing in metropolitan statistical areas. The cities of Philadelphia and Pittsburgh, the Commonwealth's largest metropolitan statistical areas, together comprise approximately 50% of the Commonwealth's total population.

                        Pennsylvania's average annual unemployment rate remained below the national average between 1986 and 1990. Slower economic growth caused the rate to rise to 6.9% in 1991 and 7.5% in 1992. The resumption of faster economic growth resulted in a decrease in the Commonwealth's unemployment rate to 7.1 percent in 1993. Seasonally adjusted data for March 1995 shows an unemployment rate of 6.0% compared to an unemployment rate of 5.5% for the United States as a whole.

                        Financial Accounting. Pennsylvania utilizes the fund method of accounting and over 150 funds have been established for the purpose of recording receipts and disbursements, of which the General Fund is the largest. Most of the operating and administrative expenses are payable from the General Fund. The Motor License Fund is a special revenue fund that receives tax and fee revenues relating to motor fuels and vehicles (except one-half cent per gallon of the liquid fuels tax which is deposited in the Liquid Fuels Tax Fund for distribution to local municipalities) and all such revenues are required to be used for highway purposes. Other special revenue funds have been established to receive specified revenues appropriated to specific departments, boards and/or commissions. Such funds include the Game, Fish, Boat, Banking Department, Milk Marketing, State Farm Products Show, State Racing and

State Lottery Funds. The General Fund, all special revenue funds, the Debt Service Funds and the Capital Project Funds combine to form the Governmental Fund Types.

                        Enterprise funds are maintained for departments or programs operated like private enterprises. The largest of the Enterprise funds is the State Stores Fund, which is used for the receipts and disbursements of the Commonwealth's liquor store system. Sale and distribution of all liquor within Pennsylvania is a government enterprise.

                        Financial information for the funds is maintained on a budgetary basis of accounting ("Budgetary"). Since 1984, the Commonwealth has also prepared financial statements in accordance with generally accepted accounting principles ("GAAP"). The GAAP statements have been audited jointly by the Auditor General of the Commonwealth and an independent public accounting firm. The Budgetary information is adjusted at fiscal year end to reflect appropriate accruals for financial reporting in conformity with GAAP. The Commonwealth maintains a June 30th fiscal year end.

                        The Constitution of Pennsylvania provides that operating budget appropriations may not exceed the actual and estimated revenues and available surplus in the fiscal year for which funds are appropriated. Annual budgets are enacted for the General Fund and for certain special revenue funds which represent the majority of expenditures of the Commonwealth.

                        Revenues and Expenditures. Pennsylvania's Governmental Fund Types receive over 57% of their revenues from taxes levied by the Commonwealth. Interest earnings, licenses and fees, lottery ticket sales, liquor store profits, miscellaneous revenues, augmentations and federal government grants supply the balance of the receipts to these funds. Revenues not required to be deposited in another fund are deposited in the General Fund. The major tax sources for the General Fund are the 6% sales and use tax (33.7% of General Fund revenues in fiscal 1994), the 2.8% personal income tax (32.0% of General Fund revenues in fiscal 1994) and the 10.99% corporate net income tax (10.2% of General Fund revenues in fiscal 1994). Tax and fee proceeds relating to motor fuels and vehicles are constitutionally dedicated to highway purposes and are deposited into the Motor License Fund. The major sources of revenues for the Motor License Fund include the liquid fuels tax, the oil company franchise tax, aviation taxes and revenues from fees levied on heavy trucks. These revenues are restricted to the repair and construction of highway bridges and aviation programs. Revenues from lottery ticket sales are deposited in the State Lottery Fund and are reserved by statute for programs to benefit senior citizens.

                        Pennsylvania's major expenditures include funding for education ($6.4 billion of the fiscal 1994 expenditures and $6.9 billion of the fiscal 1995 budget) and public health and human services ($11.7 billion of the fiscal 1994 expenditures and $12.8 billion of the fiscal 1995 budget).

                        Governmental Fund Types: Financial Condition/Results of Operations (GAAP Basis). Reduced revenue growth and increased expenses contributed to negative unreserved-undesignated fund balances of the Governmental Fund Types at the end of the 1990 and 1991 fiscal years, largely due to operating deficits in the General Fund and State Lottery Fund during those years. Actions taken during fiscal 1992 to bring the General Fund back into balance, including tax increases and expenditure restraints, resulted in a $1.1 billion reduction to the unreserved-undesignated fund deficit for combined Governmental Fund Types and a return to a positive fund balance. Financial performance continued to improve during the 1993 and 1994 fiscal years resulting in a positive unreserved-undesignated balance for combined Governmental Fund Types at June 30, 1993 and June 30, 1994. These gains were produced by continued efforts to control expenditure growth. At the end of fiscal 1993, the total (restated) fund balance and other credits for all the Governmental Fund Types was $1,692.8 million.

General Fund: Financial Condition/Results of Operations.

                        Five Year Overview (GAAP Basis). The five year period from fiscal 1990 through fiscal 1994 was marked by public health and welfare costs growing at a rate double the growth rate for all the state expenditures. Rising caseloads, increased utilization of services and rising prices joined to produce the rapid rise of public health and welfare costs at a time when a national recession caused tax revenues to stagnate and even decline. During the period from fiscal 1990 through fiscal 1994, public health and welfare costs rose by an average annual rate of 9.4% while tax revenues were growing at an average annual rate of 5.8%. Consequently, spending on other budget programs was restrained to a growth rate below 4.7% and sources of revenues other than taxes became larger components of fund revenues. Among those sources are transfers from other funds and hospital and nursing home pooling of contributions to use as federal matching funds.

                        Tax revenues declined in fiscal 1991 as a result of the recession in the economy. A $2.7 billion tax increase enacted for fiscal 1992 brought financial stability to the General Fund. That tax increase included several taxes with retroactive effective dates which generated some one-time revenues during fiscal 1992. The absence of those revenues in fiscal 1993 contributed to the decline in tax revenues for fiscal 1993.

                        During fiscal 1992 enactment of over $2.7 billion in General Fund tax increases and implementation of expenditure control initiatives helped the General Fund balance return to a surplus at June 30, 1992, of $87.5 million. The actions taken to increase revenues and restrain expenditure growth were necessary to offset the effects on General Fund finances of a period of slow economic growth including a national economic recession. The recession caused tax revenues during fiscal 1991 to be below the amount received during fiscal 1990 while spending, particularly for public health and welfare programs to support needy individuals, increased

                        Fiscal 1993 Financial Results (GAAP Basis). The fund balance of the General Fund increased by $611.4 million during the fiscal year, led by an increase in the unreserved balance of $576.8 million over the prior fiscal year balance. At June 30, 1993, the fund balance totaled $698.9 million and the unreserved-undesignated balance totaled $64.4 million. A continuing recovery of the Commonwealth's financial condition from the effects of the national economic recession of 1990 and 1991 is demonstrated by this increase in the balance and a return to a positive unreserved-undesignated balance. The previous positive unreserved-undesignated balance was recorded in fiscal 1987.

                        Fiscal 1994 Financial Results (Budgetary Basis). Commonwealth revenues during the 1994 fiscal year totaled $15,210.7 million, $38.6 million above the fiscal year estimate, and 3.9 percent over commonwealth revenues during the previous fiscal year. The sales tax was an important contributor to the higher than estimated revenues. The strength of collections from the sales tax offset the lower than budgeted performance of the personal income tax which ended the fiscal year $74.4 million below estimate. The shortfall in the personal income tax was largely due to shortfalls in income not subject to withholding such as interest, dividends and other income. Tax refunds in fiscal 1994 were reduced substantially below the amount provided in fiscal 1993. Expenditures, excluding pooled financing expenditures, increased by 7.2% over fiscal 1993 expenditures. Medical assistance and corrections spending contributed to the rate of spending growth for the fiscal year. The Commonwealth maintained an operating balance on a budgetary basis for fiscal 1994 producing a fiscal year ending unappropriated surplus of $335.8 million. By state statute, ten percent ($33.6 million) of that surplus transferred to the Tax Stabilization Reserve Fund and the remaining balance was carried over into the 1995 fiscal year. The balance in the Tax Stabilization Reserve Fund as of March 31, 1995, was $65.3 million.

                        Fiscal 1995 Budget: The fiscal 1994-95 budget was approved by the Governor in June 1994 and provided for $15,665.7 million of appropriations from commonwealth funds, an increase of 4.0% over appropriations, including supplemental appropriations, for fiscal 1994. Medical assistance expenditures represent the largest single increase in the budget ($221 million) representing a 9.0% increase over the prior fiscal year. Education subsidies to local school districts were increased by $132.2 million to continue the increased funding for the poorest school districts in the state.

                        The budget also includes tax reductions totaling an estimated $166.4 million. A reduction to the corporate net income tax rate from 12.25% to 9.99% to be phased in over a period of four years was enacted. Several other tax changes to the sales tax, the inheritance tax and the capital stock and franchise tax were also enacted.

                        The fiscal 1994-95 budget projects a $4 million fiscal year-end unappropriated surplus based on estimates for fiscal 1994 and the adopted budget. However, as of April 30, 1995, the General Fund had a surplus of $442.9 million, or 3.4% above the official estimate. The fiscal 1995-96 budget is currently the subject of discussion and negotiations between the Governor and the General Assembly.

                        Commonwealth Debt. Current constitutional provisions permit Pennsylvania to issue the following types of debt: (i) debt to suppress insurrection or rehabilitate areas affected by disaster, (ii) electorate approved debt, (iii) debt for capital projects subject to an aggregate debt limit of 1.75 times the annual average tax revenues of the preceding five fiscal years, (iv) tax anticipation notes payable in the fiscal year of issuance. All debt except tax anticipation notes must be amortized in substantial and regular amounts.

                        General obligation debt totaled $5,075.8 million at June 30, 1994. Over the 10-year period ended June 30, 1994, total outstanding general obligation debt increased at an annual rate of 1.3% and for the five years ended June 30, 1994, at an annual rate of 1.5%. All outstanding general obligation bonds of the Commonwealth are rated AA- by Standard and Poor's Corporation, A1 by Moody's Investors Service, and AA- by Fitch Investors Service. The ratings reflect only the views of the rating agencies.

                        Pennsylvania engages in short-term borrowing to fund expenses within a fiscal year through the sale of tax anticipation notes which must mature within the fiscal year of issuance. The principal amount issued, when added to that already outstanding, may not exceed in aggregate 20% of the revenues estimated to accrue to the appropriate fund in the fiscal year. The Commonwealth is not permitted to fund deficits between fiscal years with any form of debt. All year-end deficit balances must be funded within the succeeding fiscal year's budget. Pennsylvania issued a total of $600.0 million of tax anticipation notes for the account of the General Fund in fiscal 1995, all of which will mature on June 30, 1995, and will be paid from fiscal 1995 General Fund receipts.

                        Pending the issuance of bonds, Pennsylvania may issue bond anticipation notes subject to the applicable statutory and constitutional limitations generally imposed on bonds. The term of such borrowings may not exceed three years. Currently, there are no bond anticipation notes outstanding.

                        State-related Obligations. Certain state-created agencies have statutory authorization to incur debt for which no legislation providing for state appropriations to pay debt service thereon is required.
The debt of these agencies is supported by assets of, or revenues derived from, the various projects financed and the debt of such agencies is not an obligation of Pennsylvania although some of the agencies are indirectly dependent on Commonwealth appropriations. The following agencies had debt currently outstanding as of December 31, 1994: Delaware River Joint Toll Bridge Commission ($56.3 million), Delaware River Port Authority ($233.9 million), Pennsylvania Economic Development Financing Authority ($659.9 million), Pennsylvania Energy Development Authority ($162.1 million), Pennsylvania Higher Education Assistance Agency ($1,283.8 million), Pennsylvania Higher Educational Facilities Authority ($1,965.8 million), Pennsylvania Industrial Development Authority ($357.3 million), Pennsylvania Infrastructure Investment Authority ($227.5 million), Pennsylvania Turnpike Commission ($1,252.6 million), Philadelphia Regional Port Authority ($63.9 million) and the State Public School Building Authority ($286.8 million). In addition, the Governor is statutorily required to place in the budget of the Commonwealth an amount sufficient to make up any deficiency in the capital reserve fund created for, or to avoid default on, bonds issued by the Pennsylvania Housing Finance Agency ($2,060.0 million of revenue bonds and $240.0 million of notes outstanding as of December 31, 1994), and an amount of funds sufficient to alleviate any deficiency that may arise in the debt service reserve fund for bonds issued by The Hospitals and Higher Education Facilities Authority of Philadelphia ($1.64 million of the loan principal was outstanding as of December 31, 1994).

                        Litigation. Certain litigation is pending against the Commonwealth that could adversely affect the ability of the Commonwealth to pay debt service on its obligations, including suits relating to the following matters: (a) Approximately 3,500 tort suits are pending against the Commonwealth pursuant to the General Assembly's 1978 approval of a limited waiver of sovereign immunity which permits recovery of damages for any loss up to $250,000 per person and $1,000,000 per accident ($27 million was appropriated from the Motor License Fund for fiscal 1995); (b) The ACLU filed suit in April 1990 in federal court demanding additional funding for child welfare services (no available estimates of potential liability), which the Commonwealth is seeking to have dismissed based on, among other things, the settlement in a similar Commonwealth court action that provided for more funding in fiscal 1991 as well as a commitment to pay to counties $30.0 million over 5 years. Upon reversal by the Third Circuit in December 1994, the district court recently certified the ACLU's proposed class and the parties have resumed discovery; (c) In 1987, the Supreme Court of Pennsylvania held that the statutory scheme for county funding of the judicial system was in conflict with the Pennsylvania Constitution but stayed judgment pending enactment by the legislature of funding consistent with the opinion. The legislature has yet to consider legislation implementing the judgment; (d) In 1991, a consortium of public interest law firms filed a class action suit alleging that the Commonwealth had failed to comply with the 1989 federal mandate with respect to certain services for Medicaid-eligible children under the age of 21. The parties have reached a tentative settlement which has been submitted to the court for approval; (e) Actions have been filed in both state and federal court by an association of rural and small schools and several individual school districts and parents challenging the constitutionality of the Commonwealth's system for funding local school districts. The federal case has been stayed pending resolution of the state case and the state case is in the pre-trial discovery stage. The trial has not yet been scheduled, and there is no available estimate of potential liability; (f) The Pennsylvania Medical Society has challenged the state's reimbursement rates for outpatient services provided to needy citizens under the Medical Assistance Program. The favorable District Court decision received by the Commonwealth was reversed by the U.S. Third Circuit Court and an appeal is under consideration. Estimated potential costs to the Commonwealth approximate $50 million per year; and (g) In November 1993, the Commonwealth and Envirotest/Synterra Partners ("Envirotest"), entered into a "Contract of Centralized Emissions Inspection Facilities." Thereafter, Envirotest acquired certain land and constructed approximately 85 automobile emissions inspection facilities throughout various regions of the Commonwealth. By Act of the General Assembly in October 1994 (Act No. 1994-95), the emissions testing program was suspended and the Department of Transportation was directed to consider other alternatives to the centralized testing program and was prohibited from expending funds to implement the program. Revised regulations from the Environmental Protection Agency are expected in August 1995. In April 1995, the parties entered into a Standstill Agreement which authorizes Envirotest to file a Statement of Claim with the Pennsylvania Board of Claims to preserve its position. Although a formal demand has not been submitted, Envirotest estimates that it has expended approximately $200 million to date to acquire land and construct and maintain the inspection facilities. The Office of General Counsel believes it is premature at this time to estimate the nature and size of Envirotest's potential claim in this matter.

                        Philadelphia. The City of Philadelphia is the largest city in the Commonwealth, with an estimated population of 1,585,577 people according to the 1990 Census. Philadelphia functions both as a city of the first class and a county for the purpose of administering various governmental programs.

                        Legislation providing for the establishment of the Pennsylvania Intergovernmental Cooperation Authority ("PICA") to assist first class cities in remedying fiscal emergencies was enacted by the General Assembly and approved by the Governor in June 1991. PICA is designed to provide assistance through the issuance of funding debt and to make factual findings and recommendations to Philadelphia concerning its budgetary and fiscal affairs. An intergovernmental cooperation agreement between Philadelphia and PICA was approved by City Council and the PICA Board and signed by the Mayor in January 1992. At this time, Philadelphia is operating under a five year fiscal plan approved by PICA on May 2, 1994. The most recent amended five year plan was presented to PICA by the Mayor in March 1995 and is awaiting approval.

                        To date, PICA had issued $1,418,680,000 of its Special Tax Revenue Bonds. This financial assistance has included the refunding of certain general obligation bonds to fund capital projects and to liquidate the Cumulative General Fund balance deficit as of June 30, 1992, of $224.9 million. The audited General Fund balance as of June 30, 1994, showed a surplus of approximately $15.4 million, up from the $3 million surplus as of June 30, 1993. No further bonds are to be issued by PICA for the purpose of financing a capital project as the authority for such bond sales expired December 31, 1994. PICA's authority to issue debt for the purpose of financing a cash flow deficit expires on December 31, 1996.

                        The foregoing information as to certain Pennsylvania risk factors has been provided in view of the Fund's policy of concentrating in Pennsylvania Municipal Securities. This information constitutes only a brief summary, does not purport to be a complete description of Pennsylvania risk factors and is principally drawn from official statements relating to securities offerings of the Commonwealth of Pennsylvania that have come to the Fund's attention and were available as of the date of this Statement of Additional Information.

                                NET ASSET VALUE


                        As indicated in the Prospectuses, the net asset value of each Fund is determined and the Shares of each Fund are priced as of the Valuation Times on each Business Day of the Group. A "Business Day" shall be any day on which the New York Stock Exchange is open for business. However shares cannot be purchased or redeemed by Federal Reserve Wire on Federal holidays restricting wire transfers. The New York Stock Exchange will not open in observance of the following holidays: New Year's Day; Presidents' Day; Good Friday; Memorial Day; Independence Day; Labor Day; Thanksgiving; and Christmas.

                        The Group has elected to use the amortized cost method of valuation pursuant to Rule 2a-7 under the Investment Company Act for valuing the assets of the Money Market Funds and the Municipal Money Market Funds.
This involves valuing an instrument at its cost initially and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Group would receive if it sold the instrument. The value of securities in each of the Group's Money Market and Municipal Money Market Funds can be expected to vary inversely with changes in prevailing interest rates.

                        The Group's Trustees have undertaken to establish procedures reasonably designed, taking into account current market conditions and each Money Market and Municipal Money Market Fund's investment objective, to stabilize the net asset value per Share of each Money Market and Municipal Money Market Fund for purposes of sales and redemptions at $1.00. These procedures include review by the Trustees, at such intervals as they deem appropriate, to determine the extent, if any, to which the net asset value per Share of each Money Market and Municipal Money Market Fund calculated by using available market quotations deviates from $1.00 per Share. In the event such deviation exceeds one-half of one percent, Rule 2a-7 requires that the Trustees promptly consider what action, if any, should be initiated. If the Trustees believe that the extent of any deviation from a Money Market or Municipal Money Market Fund's $1.00 amortized cost price per Share may result in material dilution or other unfair results to new or existing investors, they will take such steps as they consider appropriate to eliminate or reduce to the extent reasonably practicable any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity, shortening the average portfolio maturity, withholding or reducing dividends, reducing the number of a Money Market or Municipal Money Market Fund's outstanding Shares without monetary consideration, or utilizing a net asset value per Share determined by using available market quotations.

                        The assets of the Municipal Bond, Bond and Equity Funds and the Balanced Fund will be valued on the basis of market value when readily available, by evaluating the range of published closing bid and asked prices, by obtaining quotations from at least one broker-dealer, or by the good faith determination of the Board of Trustees.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

SALES CHARGE WAIVERS FOR QUALIFIED INSTITUTIONAL INVESTORS

                        As of the date hereof, "qualified" institutional investors eligible for waiver of the applicable sales charges are retirement plans with over $250,000 in assets, charities, and not-for-profit organizations. Please contact the Distributor for further information.

MATTERS AFFECTING REDEMPTION

                        Shares in each of the Group's Funds are sold on a continuous basis by SEI Financial Services Company, and SEI Financial Services Company has agreed to use appropriate efforts to solicit all purchase orders. In addition to purchasing Shares directly from SEI Financial Services Company, Shares may be purchased through procedures established by SEI Financial Services Company in connection with the requirements of accounts at Midlantic Bank, N.A.. Customers purchasing Shares of the Group may include officers, directors, or employees of Midlantic Bank, N.A.

                        The Group may suspend the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) the Securities and Exchange Commission has by order permitted such suspension, or
(d) an emergency exists as determined by the Securities and Exchange
Commission.

                        The Group may redeem Shares involuntarily if redemption appears appropriate in light of the Group's responsibilities under the Investment Company Act. See "NET ASSET VALUE" in this Statement of Additional Information.

AUTOMATIC CASH WITHDRAWAL PLAN

                        An investor who owns or buys shares of a Fund valued at $10,000 or more at the current public offering price may open a Withdrawal Plan and have a designated sum of money ($50 or more) paid monthly, quarterly, semi-annually or annually to the investor or another person. Shares are deposited in a Withdrawal Plan account, and all distributions are reinvested in additional shares at net asset value (except where the Withdrawal Plan is utilized in connection with a charitable remainder trust). Shares in a Withdrawal Plan account are then redeemed at net asset value to make each withdrawal payment. Redemptions for the purpose of withdrawals are made on the first business day of the month at that day's closing net asset value, and checks are mailed on the second business day of the month. Payment will be made to any person the investor designates; however, if shares are registered in the name of a trustee or other fiduciary, payment will be made only to the fiduciary, except in the case of a profit-sharing or pension plan where payment will be made to a designee. As withdrawal payments may include a return of principal, they cannot be considered a guaranteed annuity or actual yield of income to the investor. The redemption of Shares in connection with a Withdrawal Plan will result in a gain or loss for tax purposes. Continued withdrawals in excess of income will reduce and possibly exhaust invested principal, especially in the event of a market decline. The maintenance of a Withdrawal Plan concurrently with purchases of additional Shares of a Fund would be disadvantageous to the investor if a sales charge became payable on such purchases. The cost of administering the Automatic Cash Withdrawal Plan for the benefit of those investors participating in the Plan is borne by each Fund as an expense of all investors of such Fund. The Group may terminate or change the terms of the Automatic Cash Withdrawal Plan at any time. An investor's Withdrawal Plan will be terminated if communications mailed to the investor are returned as undeliverable.

                        Investors should consider carefully with their own financial advisers whether the Automatic Cash Withdrawal Plan and the specified amounts to be withdrawn are appropriate in their circumstances. The Group makes no recommendations or representations in this regard.

ADDITIONAL TAX INFORMATION

                        It is the policy of each of the Group's Funds to qualify for the favorable tax treatment accorded regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). By following such policy, each of the Group's Funds expects to eliminate or reduce to a nominal amount the federal taxes to which such Fund may be subject.

                        In order to qualify as a regulated investment company each Fund must, among other things, (1) derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies; or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities or currencies; (2) derive less than 30% of its gross income from the sale or other disposition of certain assets held for less than three months, including stock and securities; options, futures or forward contracts (other than on foreign currencies); or foreign currencies (including options, futures or forward contracts) if not directly related to the Fund's principal business of investing in stocks and securities; and (3) diversify its holdings so that at the end of each quarter of its taxable year (i) at least 50% of the market value of the Fund's total assets is represented by cash or cash items, United States Government securities, securities of other regulated investment companies, and other securities limited, in respect of any one issuer, to a value not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested in the securities of any one issuer (other than United States Government securities or securities of any other regulated investment company) or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses. These requirements may restrict the degree to which the Funds may engage in short-term trading and in certain hedging transactions and may limit the range of the Fund's investments. If a Fund qualifies as a regulated investment company, it will not be subject to federal income tax on the part of its net investment income and net realized capital gains, if any, which it distributes each year to shareholders, provided the Fund distributes at least (a) 90% of its "investment company taxable income" (as that term is defined by the Code) and (b) 90% of the excess of (i) its tax-exempt interest income over (ii) certain deductions attributable to that income.

                        If a Fund fails to distribute in a calendar year at least the sum of 98% of its ordinary income for the year and 98% of its capital gain net income for the one-year period ending October 31 of the year (and any retained amount from the prior calendar year), the Fund will be subject to a 4% federal excise tax on the undistributed amounts. Distributions declared in October, November, or December to Shareholders of record during those months and paid during the following January are treated as if they were received by each Shareholder on December 31 of the prior year for tax purposes.

                        Each of the Group's Funds will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends and other distributions paid to any Shareholder who has provided either an incorrect tax identification number or no number at all, who is subject to withholding by the Internal Revenue Service for failure properly to include on his return payments of interest or dividends, or who fails to certify to the Group that such shareholder is not subject to backup withholding. This backup withholding is not an additional tax, and any amounts withheld may be credited against the Shareholder's ultimate U.S. tax liability.

                        A Fund's transactions in futures contracts, options, forward contracts, foreign currencies, foreign debt securities, and certain other investment and hedging activities will be subject to special tax rules. In a given case, these rules may accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's assets, convert short-term capital losses into long-term capital losses, or otherwise affect the character of the Fund's income. These rules could therefore affect the amount, timing, and character of distributions to Shareholders. Each Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interest of the Fund.

                        Under the Code, dividends attributable to interest on certain "private activity" bonds issued after August 7, 1986, will be included in alternative minimum taxable income for the purpose of determining liability (if any) for the alternative minimum tax for individuals and for corporations. In the case of corporations, all tax-exempt interest dividends will be taken into account in determining "adjusted current earnings" (as defined for federal income tax purposes) for the purpose of computing the alternative minimum tax imposed on corporations.

                        Information set forth in the Prospectuses and this Statement of Additional Information which relates to taxation is only a summary of some of the important tax considerations generally affecting purchasers of Shares of the Group's Funds. Further tax information regarding the Municipal Money Market Funds and the Municipal Bond Funds and regarding the International Fixed Income Fund and International Equity Fund is included in the immediately following sections of this Statement of Additional Information. No attempt has been made to present a detailed explanation of the income tax treatment of a Fund or its Shareholders, and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of Shares of a Fund are urged to consult their tax advisers with specific reference to their own tax situation. In addition, the tax discussion in the Prospectuses and this Statement of Additional Information is based on tax laws and regulations which are in effect on the date of the Prospectuses and this Statement of Additional Information; such laws and regulations may be changed by legislative or administrative action.

                        The following tax information relates specifically to certain of the Group's Funds.

                        Additional Tax Information Concerning the Municipal Money Market Funds and the Municipal Bond Funds

                        As indicated in the Prospectuses of the Municipal Money Market and Municipal Bond Funds, these Funds are designed to provide Shareholders with current tax-exempt interest income and are not intended to constitute a balanced investment program. In addition, the Municipal Money Market Funds are not designed for investors seeking capital appreciation or maximum tax-exempt income irrespective of fluctuations in principal. Certain recipients of Social Security and railroad retirement benefits may be required to take into account income from the Municipal Money Market and Municipal Bond Funds in determining the taxability of their benefits. In addition, the Municipal Money Market and Municipal Bond Funds may not be appropriate investments for Shareholders that are "substantial users" or persons related to such users of facilities financed by private activity bonds or industrial revenue bonds. A "substantial user" is defined generally to include certain persons who regularly use a facility in their trade or business. Shareholders should consult their tax advisers to determine the potential effect, if any, on their tax liability of investing in a Municipal Money Market or Municipal Bond Fund.

                        If, at the close of each quarter of its taxable year, at least 50% of the value of a Fund's total assets consists of securities the interest on which is excludable from gross income, the Fund may pay "exempt-interest dividends" to its shareholders. The policy of each Municipal Money Market and Municipal Bond Fund is to pay each year as dividends substantially all of its interest income, net of certain deductions. An exempt-interest dividend is any dividend or part thereof (other than a capital gain dividend) paid by a Municipal Money Market or Municipal Bond Fund, and designated by the Fund as an exempt-interest dividend in a written notice mailed to Shareholders after the close of such Fund's taxable year. However, aggregate exempt-interest dividends for the taxable year may not exceed the net interest from Municipal Securities and other securities exempt from the regular federal income tax received by the Fund during the taxable year. The percentage of the total dividends paid for any taxable year which qualifies as federal exempt-interest dividends will be the same for all Shareholders receiving dividends from a Municipal Money Market or Municipal Bond Fund during such year, regardless of the period for which the Shares were held.

                        Exempt-interest dividends may nevertheless be subject to the alternative minimum tax (the "Alternative Minimum Tax") imposed by section 55 of the Code or the environmental tax (the "Environmental Tax") imposed by Section 59A of the Code. The Alternative Minimum Tax is imposed at the rate of 26% (with a maximum rate of 28%) in the case of non-corporate taxpayers and at the rate of 20% in the case of corporate taxpayers, to the extent it exceeds the taxpayer's regular tax liability. The Environmental Tax is imposed at the rate of 0.12% and applies only to corporate taxpayers. The Alternative Minimum Tax and the Environmental Tax may be imposed in two circumstances. First, exempt-interest dividends derived from certain "private activity bonds" issued after August 7, 1986, will generally be an item of tax preference (and therefore potentially subject to the Alternative Minimum Tax and the Environmental Tax) for both corporate and non-corporate taxpayers. Second, in the case of exempt-interest dividends received by corporate shareholders, all exempt-interest dividends, regardless of when the bonds from which they are derived were issued or whether they were derived from private activity bonds, will be included in corporation's "adjusted current earnings," as defined in section 56(g) of the Code, in calculating the corporation's alternative minimum taxable income for purposes of determining the Alternative Minimum Tax and the Environmental Tax.

                        The deduction otherwise allowable to property and casualty insurance companies for "losses incurred" will be reduced by an amount equal to a portion of exempt-interest dividends received or accrued during the taxable year. Certain foreign corporations engaged in a trade or business in the United States will be subject to a "branch profits tax" on their "dividend equivalent amount" for the taxable year, which will include exempt-interest dividends. Certain Subchapter S corporations may also be subject to taxes on their "passive investment income," which could include exempt-interest dividends.

                        Issuers of bonds purchased by the Municipal Bond Fund or the Municipal Money Fund (or the beneficiary of such bonds) may have made certain representations or covenants in connection with the issuance of such bonds to satisfy certain requirements of the Code that must be satisfied subsequent to the issuance of such bonds. Investors should be aware that exempt-interest dividends derived from such bonds may become subject to federal income taxation retroactively to the date thereof if such representations are determined to have been inaccurate or if the issuer of such bonds (or the beneficiary of such bonds) fails to comply with the covenants.

                        Under the Code, if a Shareholder receives an exempt-interest dividend with respect to any Share and such Share is held for six months or less, any loss on the sale or exchange of such Share will be disallowed to the extent of the amount of such exempt-interest dividend.

                        Any net realized long-term capital gains of a Fund will be distributed annually. Each Fund will have no tax liability with respect to such gains and the distributions will be taxable to Shareholders as long-term capital gains, regardless of how long a Shareholder has held such Fund's Shares. Such distributions will be designated as a capital gains dividend in a written notice mailed to Shareholders after the close of such Fund's taxable year. If a Shareholder disposes of Shares in a Fund at a loss before having held those Shares for more than six months, such loss will be treated as a long-term capital loss to the extent the Shareholder has received a long-term capital gain distribution on the Shares. Although the Municipal Money Fund does not expect to realize long-term capital gains, these rules will apply to any such gains it does realize.

                        While the Municipal Money Market and Municipal Bond Funds do not expect to earn any investment company taxable income (as defined by the Code), any such taxable income earned by such Funds will be distributed and will be taxable to Shareholders as ordinary income. In general, "investment company taxable income" comprises taxable net investment income and net short-term capital gains. A Municipal Money Market or Municipal Bond Fund would be taxed on any undistributed investment company taxable income. Since any such income will be distributed, it is anticipated that no such tax will be paid by the Funds.

                        As indicated in the Prospectuses of the Municipal Money Market and Municipal Bond Funds, these Funds may acquire puts with respect to Municipal Securities held in their portfolios. See "INVESTMENT OBJECTIVES AND POLICIES--Additional Information on Portfolio Instruments--Puts on Municipal Securities" in this Statement of Additional Information. The policy of these Funds is to limit acquisitions of puts to those under which an acquiring Fund will be treated for Federal income tax purposes as the owner of the Municipal Securities acquired subject to the put and the interest on the Municipal Securities will be tax-exempt to such Fund. Although the Internal Revenue Service has issued a published ruling that provides some guidance regarding the tax consequences of the purchase of puts, there is currently no guidance available from the Internal Revenue Service that definitively establishes the tax consequences of many of the types of puts that these Funds could acquire under the Investment Company Act. Therefore, although the Municipal Money Market and Municipal Bond Funds will only acquire a put after concluding that it will have the tax consequences described above, the Internal Revenue Service could reach a different conclusion. If a Tax Free or Municipal Bond Fund were not treated as the owner of the Municipal Securities, income from such securities would not be tax-exempt.

                        Although the Municipal Money Market and Municipal Bond Funds expect to qualify as "regulated investment companies" and to be relieved of all or substantially all Federal income taxes, depending upon the extent of their activities in states and localities in which their offices are maintained, in which their agents or independent contractors are located, or in which they are otherwise deemed to be conducting business, such Funds may be subject to the tax laws of such states or localities. In addition, in those states and localities which have income tax laws, the treatment of the Municipal Money Market Funds and Municipal Bond Funds and their Shareholders under such laws may differ from their treatment under Federal income tax laws. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes.

                        If for any taxable year a Municipal Money Market or Municipal Bond Fund does not qualify for the special tax treatment afforded regulated investment companies, all of its taxable income will be subject to Federal tax at regular corporate rates (without any deduction for distributions to its Shareholders). Moreover, upon distribution to Shareholders, the Fund's income, including Municipal Securities interest income, will be taxable to Shareholders to the extent of the Fund's current and/or accumulated earnings and profits.

                        Additional Tax Information Relating to the
                        International Fixed Income Fund and the International Equity Fund

                        Gains from foreign currency transactions (including foreign currency options, foreign currency futures and foreign forward contracts) generally will constitute qualifying income for purposes of the 90% test. However, future Treasury Regulations may exclude from qualifying income foreign currency gains not directly related to a Fund's principal business of investing in stock or securities. Gain or loss from foreign currency transactions will generally result in ordinary gain or loss for federal income tax purposes.

                        Investment by the International Funds in certain "passive foreign investment companies" could subject them to a U.S. federal income tax or other charge on distributions received from such a company or the sale of their investment in such a company, which tax cannot be eliminated by making distributions to Shareholders. If an International Fund elects to treat a passive foreign investment company as a "qualified electing fund," different rules would apply, although the International Funds do not expect to be in the position to make such elections.

                        The dividends-received deduction for corporations will generally apply to an International Fund's dividends from investment income only to the extent derived from dividends received by the International Fund from domestic corporations.

                        An International Fund may be subject to foreign withholding taxes on income and gains derived from foreign investments. Such taxes would reduce the yield on such Fund's investments, but, as discussed in the Prospectuses of the Bond and Equity Funds, may be taken as either a deduction or a credit by U.S. citizens and corporations if such Fund makes the election described in such Prospectuses.

                            MANAGEMENT OF THE GROUP

Trustees and Officers

                        The Trustees and officers of each Fund of the Group, their addresses, and principal occupations during the past five years are as follows (If no address is listed, the address is 680 East Swedesford Road, Wayne, Pennsylvania 19087-1658):

                                                     Position(s) Held               Principal Occupation
Name and Address                                     With the Fund                  During Past 5 Years
----------------                                     -------------                 ---------------------
Robert A. Nesher*                                    Chairman of the               Retired since 1994;
8 South Street                                       Board of Trustees             Director, Executive Vice
Kennebunkport, ME  04046                                                           President of SEI Corporation
                                                                                   1986 to 1994.  Director and
                                                                                   Executive Vice President of
                                                                                   SEI Financial Management
                                                                                   Corporation and SEI Financial
                                                                                   Services Company 1981 -1994.

Raymond J. Clark*                                    Trustee                       From October, 1987 to present,
Princeton University                                                               Treasurer, Princeton
2 New South Bldg.                                                                  University.
P.O. Box 35
Princeton, NJ  08540

Harold E. Kennedy                                    Trustee                       From 1989 to the present,
Foster Wheeler                                                                     Vice Chairman, Foster Wheeler
 Corporation                                                                       Corporation; from January 1987
Perryville Corporate Park                                                          to the present, Director, and
Clinton, NJ  08809                                                                 from 1984 to 1989, Executive
                                                                                   Vice President, Foster Wheeler Corporation; and,
                                                                                   since 1963, General Counsel, Foster Wheeler
                                                                                   Corporation.

Thomas B. Toohey                                     Trustee                       From March, 1989 to present,
Country Club of the Poconos                                                        Member, Board of Directors,
Fairway Drive East, Lot 24                                                         New Jersey Resource Corporation.
Marshall Creek, PA  18335                                                          From January, 1987 to March,
                                                                                   1989, President and Chief
                                                                                   Operating Officer.

Donald Drakeman                                      Trustee                       From 1987 to present, President
Medarex Incorporated                                                               and CEO of Medarex, Inc.
1545 Route 22 East
Annandale, NJ  08801-0953

James McNamee                             Trustee                       President and CEO of Hooper Holmes, Inc.
170 Mt. Airy Road                                                       since 1985.
Basking Ridge, NJ  07920

David G. Lee                              President                     Senior Vice President, SEI
                                                                        Financial Services Company.


Carmen V. Romeo                           Treasurer                     Director, Executive Vice President, Chief
                                                                        Financial Officer and Treasurer of SEI.  Director
                                                                        and Treasurer of the Administrator and Distributor
                                                                        since 1981.

Richard W. Grant                          Secretary                     Partner of Morgan, Lewis and
2000 One Logan Square                                                   Bockius (law firm) Counsel to SEI,
Philadelphia, PA  19103                                                 the Trust, Administrator and
                                                                        Distributor for the past five
                                                                        years.

Jeffrey A. Cohen                          Controller                    CPA, Director, International and Domestic
                                          Assistant Secretary           Funds Accounting, SEI since 1991.  Audit Manager,
                                                                        Price Waterhouse prior to 1991.

Sandra K. Orlow                           Vice President                Vice President & Assistant
                                          Assistant Secretary           Secretary, SEI Financial
                                                                        Services Company.

Kevin P. Robins                           Vice President                Senior Vice President,
                                          Assistant Secretary           General Counsel and Secretary
                                                                        of SEI since 1994, Vice President and Assistant
                                                                        Secretary of SEI from 1992 to 1994, Associate
                                                                        Morgan, Lewis and Bockius (law firm) from 1988 -
                                                                        1992.

Robert B. Carroll                         Vice President                Vice President, Assistant
                                          Assistant Secretary           Secretary of SEI since 1994,
                                                                        United States Securities and Exchange Commission,
                                                                        Division of Investment Management, 1990-1994.
                                                                        Associate, McGuire, Woods, Battle and Booth (law
                                                                        firm).

Kathryn L. Stanton                        Vice President                Vice President, Assistant
                                          Assistant Secretary           Secretary of SEI since 1994.
                                                                        Associate, Morgan, Lewis and Bockius (law firm)
                                                                        1989 - 1994.

-----------------------

* Indicates an "interested person" of the Group as defined in the Investment Company Act.

            The Trustees receive fees and are reimbursed for their expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of The SEI Corporation, SEI Financial Management Corporation or SEI Financial Services Company receives any compensation from the Group for acting as a Trustee or officer. The officers of the Group receive no compensation directly from the Group for performing the duties of their offices. SEI Financial Management Corporation receives fees from each Fund for acting as Administrator. The following represents information relating to such payments to Trustees and officers for the fiscal year ended February 28, 1995.

====================================================================================================================================
                                                            PENSION OR                                           TOTAL
                                        AGGREGATE           RETIREMENT            ESTIMATED                  COMPENSATION
                                    COMPENSATION FROM    BENEFITS ACCRUED       ANNUAL BENEFITS             FROM REGISTRANT
                                     REGISTRANT FOR       AS PART OF FUND            UPON                   AND FUND COMPLEX
          NAME OF PERSON                 FYE 1995            EXPENSES             RETIREMENT               PAID TO DIRECTORS
           AND POSITION                                                                                     FOR FYE 2/28/95
------------------------------------------------------------------------------------------------------------------------------------
 Robert A. Nesher, Trustee            $0                        N/A                 N/A            $0 for services on 0 boards
------------------------------------------------------------------------------------------------------------------------------------
 Raymond J. Clark, Trustee            $18,000                   N/A                 N/A            $18,000 for services on 1 board
------------------------------------------------------------------------------------------------------------------------------------
 Harold E. Kennedy, Trustee           $18,000                   N/A                 N/A            $18,000 for services on 1 board
------------------------------------------------------------------------------------------------------------------------------------
 Thomas B. Toohey, Trustee            $18,000                   N/A                 N/A            $18,000 for services on 1 board
------------------------------------------------------------------------------------------------------------------------------------
 Donald Drakeman, Trustee             $18,000                   N/A                 N/A            $18,000 for services on 1 board
------------------------------------------------------------------------------------------------------------------------------------
 James McNamee, Trustee               $0                        N/A                 N/A            $0 for services on 0 boards*
====================================================================================================================================

* Was elected to the Board of Trustees after the fiscal year end 2/28/95.

INVESTMENT ADVISER

            Investment advisory services are provided by Midlantic Bank, N.A. to The Compass Capital Group pursuant to an Investment Advisory Agreement dated March 1, 1989 (the "Investment Advisory Agreement").

            Under the Investment Advisory Agreement, Midlantic Bank, N.A. has agreed to provide investment advisory services as described in the Prospectuses. For the services provided and expenses assumed pursuant to the Investment Advisory Agreement, each of the Group's Funds pays Midlantic Bank, N.A. a fee, computed daily and paid monthly, as described in the Prospectuses. Midlantic Bank, N.A. may periodically waive all or a portion of its advisory fee with respect to any Fund to increase the net income of one or more of the Funds available for distribution as dividends.

            During the Group's fiscal years ended February 28, 1995, February 28, 1994, and February 28, 1993, Midlantic Bank, N.A. received the following investment advisory fees:


==================================================================================================================================
                                                    Advisory Fees Paid                              Advisory Fees Waived
----------------------------------------------------------------------------------------------------------------------------------
                                         1995              1994             1993             1995           1994           1993
----------------------------------------------------------------------------------------------------------------------------------
  Cash Reserve                      $1,494,954        $1,543,584       $1,381,737            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  U.S. Treasury                     $1,259,186        $1,236,329       $1,699,561            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  Municipal Money                   $  179,677        $  252,158       $  284,355            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  New Jersey Money                  $  158,240        $  158,536       $  139,596            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  Pennsylvania Money                $  109,047        $        0       $   31,489       $  37,701       $ 58,909        $ 15,863
----------------------------------------------------------------------------------------------------------------------------------
  Equity Income                     $1,980,970        $1,717,317       $1,099,602            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  Growth                            $  939,431        $1,068,784       $  874,278            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  Small Company                     $  217,501        $  184,558       $  148,425            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  International Equity              $  311,314        $  188,759       $  117,953            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  Short/Intermediate                $1,360,255        $1,509,856       $  853,058            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  Fixed Income                      $1,510,610        $1,510,908       $  984,192            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  International Fixed Income        $  361,620        $  346,865       $  265,549            N/A             N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------
  Municipal Bond                    $  166,647        $  125,316       $   52,064       $  30,962       $ 58,158        $ 27,874
----------------------------------------------------------------------------------------------------------------------------------
  New Jersey Bond                   $  607,485        $  159,582       $   37,159       $   2,451       $318,099        $100,403
----------------------------------------------------------------------------------------------------------------------------------
  Pennsylvania Bond                 $   67,344        $        0            N/A         $  46,406       $ 40,295            N/A
----------------------------------------------------------------------------------------------------------------------------------
  Balanced Fund                     $   37,962             N/A              N/A         $  34,276           N/A             N/A
==================================================================================================================================

            The Investment Advisory Agreement became effective as to the Short/Intermediate Fund, the Fixed Income Fund, the Growth Fund and the Equity Income Fund on March 17, 1989; as to the Money Market Funds and the Municipal Money Fund on August 1, 1989; as to the Municipal Bond Fund in December 1989; as to the Balanced Fund July 1, 1994; and as to all remaining Funds of the Group on July 1, 1991. The Investment Advisory Agreement continued until July 31, 1994. Unless sooner terminated as provided therein, the

Investment Advisory Agreement is renewed automatically for successive five-year terms. Notwithstanding the foregoing, the Investment Advisory Agreement must be approved at least annually by the Group's Trustees, provided that the Investment Advisory Agreement is also approved by a majority of the Group's Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any party to the Investment Advisory Agreement, by vote cast in person at a meeting called for the purpose of approving the Investment Advisory Agreement. The Investment Advisory Agreement is terminable with respect to a particular Fund on not less than sixty days' notice by the Group's Trustees or by Midlantic Bank, N.A., and is automatically terminated in the event of its assignment. Should a transfer in the ownership of Midlantic Bank, N.A. or its parent, Midlantic Corporation, occur, such transfer would be deemed an assignment of the Investment Advisory Agreement, necessitating a new investment advisory agreement that would require Shareholder approval.

            The Investment Advisory Agreement provides that Midlantic Bank, N.A. shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Group in connection with the performance of the Investment Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of Midlantic Bank, N.A., in the performance of its duties, or from reckless disregard by Midlantic Bank, N.A. of its duties and obligations thereunder.

SUB-ADVISER, EQUITY INCOME AND GROWTH FUNDS

            Wellington Management Company ("Wellington Management"), 75 State Street, Boston, MA 02109, serves as sub-adviser to the Equity Income and Growth Funds. Wellington Management, a registered investment adviser, is a Massachusetts general partnership of which the following are managing partners:
Robert W. Doran, Duncan M. McFarland, and John B. Neff. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions and individuals. Wellington Management's predecessor organizations have provided investment advisory services to investment companies since 1933 and to investment counseling clients since 1960. As of March 31, 1995, Wellington Management had discretionary management authority with respect to approximately $88.5 billion of assets.

            Subject to the general supervision of the Group's Trustees and Midlantic Bank, N.A. and in accordance with the investment objectives and restrictions of the Equity Income and Growth Funds, Wellington Management provides an investment management program for the Funds, making decisions with respect to and placing orders for all purchases and sales of portfolio securities and maintaining the Funds' records to such purchases and sales. For the services provided and the expenses incurred pursuant to its investment sub-advisory agreement with Midlantic Bank, N.A., Wellington Management receives a fee from Midlantic Bank for the Equity Income Fund at the following annual rates:

  =====================================================================================
                     Annual Rate                          Average Daily Net Assets
  -------------------------------------------------------------------------------------
                        .40%                         Up to $100 million(1)
  -------------------------------------------------------------------------------------
                        .30%                         $100 million - $200 million
  -------------------------------------------------------------------------------------
                        .25%                         Over $200 million
  =====================================================================================

(1)Annual rate is based on the average daily net assets.

For the Growth Fund, Wellington Management receives a fee from Midlantic Bank, N.A. at the following annual rate:


  =====================================================================================
                     Annual Rate                          Average Daily Net Assets
  -------------------------------------------------------------------------------------
                        .325%                        Up to $50 million
  -------------------------------------------------------------------------------------
                        .225%                        $ 50 million - $150 million(1)
  -------------------------------------------------------------------------------------
                        .15%                         Over $500 million
  =====================================================================================

(1)Annual rate is based on the average daily assets.

SUB-ADVISER, INTERNATIONAL EQUITY FUND

            Seligman Henderson, Co. ("Seligman Henderson"), 100 Park Avenue, New York, New York 10017, serves as sub-investment adviser to the International Equity Fund. Seligman Henderson, a registered investment adviser, is a New York partnership whose equal partners are Henderson International, Inc., a wholly-owned subsidiary of Henderson Administration Group PLC ("Henderson Administration") and J.& W. Seligman & Co. Incorporated, a Delaware corporation ("Seligman"). Henderson Administration, established in 1934, is one of the largest independent publicly quoted investment management groups in the United Kingdom. As of December 31, 1994, Henderson managed over $18.6 billion in assets. As of December 31, 1994, Seligman served as investment manager of 18 investment companies with approximately $6.4 billion in assets, and also provided investment management advice to individual and institutional accounts having an aggregate value of approximately $4.4. Seligman Henderson was created in 1991 to provide international and global investment management services to institutional and individual investors and investment companies in the United States.

            Subject to the general supervision of the Group's Trustees and Midlantic Bank, N.A., and in accordance with the investment objectives and restrictions of the International Equity Fund, Seligman-Henderson provides an investment management program for the Fund, making decisions with respect to and placing orders for all purchases and sales of its portfolio securities, and maintaining the Fund's records relating to such purchases and sales.

For the services provided and expenses assumed pursuant to its investment sub-advisory agreement with Midlantic Bank, N.A., Seligman-Henderson receives a fee from Midlantic Bank, N.A. at the annual rate of .45% on the first $100 million of the International Equity Fund's average daily net assets and .40% on assets in excess of $100 million. Seligman-Henderson receives no fees directly from the International Equity Fund, and may periodically reduce its sub-advisory fee.

SUB-ADVISER, SMALL COMPANY FUND

            Wall Street Associates ("WSA"), 1200 Prospect Street, Suite 100, LaJolla, California 92037, serves as sub-investment adviser to the Small Company Fund. WSA has been providing investment advisory services since 1987 and as of March 31, 1995, had $655 million in assets under management, none of which was held by registered investment companies.

            Subject to the general supervision of the Group's Trustees and Midlantic Bank, N.A., and in accordance with the investment objectives and restrictions of the Small Company Fund, WSA provides an investment management program for the Fund, making decisions with respect to and placing orders for all purchases and sales of its portfolio securities, and maintaining the Fund's records relating to such purchases and sales. For the services provided and expenses assumed pursuant to its investment sub-advisory agreement with Midlantic Bank, N.A., WSA receives a fee from Midlantic Bank, N.A. at the annual rate of .50% of the Small Company Fund's average daily net assets.

SUB-ADVISER, INTERNATIONAL FIXED INCOME FUND

            Morgan Grenfell Investment Services Limited ("MGIS"), 20 Finsbury Circus, London, England EC2M 1NB, serves as sub-investment adviser to the International Fixed Income Fund. MGIS, a registered investment adviser, is a subsidiary of Morgan Grenfell Asset Management ("MGAM"), which as of December 31, 1994 manages over $48 billion in pension and other fiduciary assets; MGAM is a subsidiary of Morgan Grenfell Group, which is in turn a wholly-owned subsidiary of Deutsche Bank, A.G., a German financial services conglomerate. MGIS serves as an investment adviser or sub-adviser to United States' clients with over $10 billion in total assets as of December 31, 1994, the majority of which are United States' institutional investors.

            Subject to the general supervision of the Group's Trustees and Midlantic Bank, N.A., and in accordance with the investment objectives and restrictions of the International Fixed Income Fund, MGIS provides an investment management program for the Fund, making decisions with respect to and placing orders for all purchases and sales of its portfolio securities, and maintaining the Fund's records relating to such purchases and sales. For the services provided and expenses assumed pursuant to its investment sub-advisory agreement with Midlantic Bank, N.A., MGIS receives a fee from Midlantic Bank, N.A. at the annual rate of .40% on the first $75 million of the International Fixed Income Fund's average daily net assets and .35% on assets in excess of $75 million. MGIS receives no fees directly from the International Fixed Income Fund, and may periodically reduce its sub-advisory fee.

PORTFOLIO TRANSACTIONS

            Pursuant to the Investment Advisory Agreement and each Sub-Investment Advisory Agreement, Midlantic Bank, N.A. or, where applicable, sub-adviser determine, subject to the general supervision of the Board of Trustees of the Group and in accordance with each Fund's investment objective and restrictions, which securities are to be purchased and sold by a Fund, and which brokers are to be eligible to execute such Fund's portfolio transactions. Purchases and sales of portfolio securities of the Money Market Funds, Municipal Money Market Funds, Municipal Bond Funds, the Short/Intermediate Fund and the Fixed Income Fund and The International Fixed Income Fund usually are principal transactions. Portfolio securities for the above-named Funds are normally purchased directly from the issuer or from an underwriter or market maker for the securities, while portfolio securities for the remaining Funds of the Group are normally purchased from an underwriter or a registered broker-dealer. Purchases from underwriters and/or broker-dealers of portfolio securities include a commission or concession paid by the issuer to the underwriter or broker/dealer, and purchases from dealers serving as market makers may include the spread between the bid and asked price. While Midlantic Bank, N.A. generally seeks competitive spreads or commissions, the Group may not necessarily pay the lowest spread or commission available on each transaction, for reasons discussed below.

            The aggregate brokerage commission paid by the Group for the last three fiscal years were as follows:

====================================================================================================================================
                                                                                                       TOTAL
                                                                   % OF           % OF TOTAL         BROKERAGE
                                               TOTAL              TOTAL            BROKERAGE        COMMISSIONS           TOTAL
                             TOTAL          $ AMOUNT OF         BROKERAGE        TRANSACTIONS       PAID TO SFS         $ AMOUNT
                            $ AMOUNT         BROKERAGE         COMMISSIONS         EFFECTED        IN CONNECTION      OF BROKERAGE
                          OF BROKERAGE      COMMISSIONS          PAID TO            THROUGH             WITH           COMMISSIONS
       PORTFOLIO          COMMISSIONS         PAID TO           AFFILIATED        AFFILIATED         REPURCHASE           PAID
                              PAID           AFFILIATES          BROKERS            BROKERS          AGREEMENT             FOR
                          IN LAST YEAR      IN LAST YEAR      FOR LAST YEAR      FOR LAST YEAR      TRANSACTIONS         RESEARCH
                                                                                                   FOR LAST YEAR
------------------------------------------------------------------------------------------------------------------------------------
 Cash Reserve                N/A                N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 U.S. Treasury          $    2,275              N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 Municipal Money             N/A                N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 New Jersey Money            N/A                N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                                                       TOTAL
                                                                   % OF           % OF TOTAL         BROKERAGE
                                               TOTAL              TOTAL            BROKERAGE        COMMISSIONS           TOTAL
                             TOTAL          $ AMOUNT OF         BROKERAGE        TRANSACTIONS       PAID TO SFS         $ AMOUNT
                            $ AMOUNT         BROKERAGE         COMMISSIONS         EFFECTED        IN CONNECTION      OF BROKERAGE
                          OF BROKERAGE      COMMISSIONS          PAID TO            THROUGH             WITH           COMMISSIONS
       PORTFOLIO          COMMISSIONS         PAID TO           AFFILIATED        AFFILIATED         REPURCHASE           PAID
                              PAID           AFFILIATES          BROKERS            BROKERS          AGREEMENT             FOR
                          IN LAST YEAR      IN LAST YEAR      FOR LAST YEAR      FOR LAST YEAR      TRANSACTIONS         RESEARCH
                                                                                                   FOR LAST YEAR
------------------------------------------------------------------------------------------------------------------------------------
 Pennsylvania Money          N/A                N/A                N/A                N/A               N/A               N/A
 Equity Income          $    566,728            N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 Growth                 $    195,010            N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 Small Company          $     31,338           $4.37              1.39%           127,120.58%          $437*              N/A
------------------------------------------------------------------------------------------------------------------------------------
 International          $     85,987            N/A                N/A                N/A               N/A               N/A
 Equity
------------------------------------------------------------------------------------------------------------------------------------
 Short/Intermediate     $      7,656            N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 Fixed Income           $      1,961            N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 International Fixed         N/A                N/A                N/A                N/A               N/A               N/A
 Income
------------------------------------------------------------------------------------------------------------------------------------
 Municipal Bond              N/A                N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 New Jersey Bond             N/A                N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 Pennsylvania Bond           N/A                N/A                N/A                N/A               N/A               N/A
------------------------------------------------------------------------------------------------------------------------------------
 Balanced Fund          $     21,301            N/A                N/A                N/A               N/A               N/A
====================================================================================================================================

* Amount derived by aggregating the average month end daily balances and multiplying by 5 basis point.

============================================================================================================
                                                    TOTAL $                             TOTAL $
                                                   AMOUNT OF                           AMOUNT OF
                                                   BROKERAGE                           BROKERAGE
              PORTFOLIO                           COMMISSIONS                         COMMISSIONS
                                                      PAID                         PAID TO AFFILIATES
                                                   1993-1994                          IN 1993-1994
------------------------------------------------------------------------------------------------------------
  Cash Reserve                               N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  U.S. Treasury                              N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  Municipal Money                            N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  New Jersey Money                           N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  Pennsylvania Money                         N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  Equity Income                            $264,910          $709,159            N/A                N/A
------------------------------------------------------------------------------------------------------------
  Growth                                   $412,395          $402,062            N/A                N/A
------------------------------------------------------------------------------------------------------------
  Small Company                            $ 34,937          $ 41,742        $283,862,596      $325,693,650
------------------------------------------------------------------------------------------------------------
  International Equity                     $ 61,544          $105,475            N/A                N/A
------------------------------------------------------------------------------------------------------------
  Short/Intermediate                         N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  Fixed Income                               N/A             $313,000            N/A                N/A
------------------------------------------------------------------------------------------------------------
  International Fixed Income                                                     N/A                N/A
                                             N/A                N/A
------------------------------------------------------------------------------------------------------------
  Municipal Bond                             N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  New Jersey Bond                            N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  Pennsylvania Bond                          N/A                N/A              N/A                N/A
------------------------------------------------------------------------------------------------------------
  Balanced Fund                              N/A                N/A              N/A                N/A
============================================================================================================


            Allocation of transactions, including their frequency, to various dealers is determined by Midlantic Bank, N.A. or a Sub-Adviser in its best judgment and in a manner deemed fair and reasonable to Shareholders. The primary consideration is prompt execution of orders in an effective manner at the most favorable price. Subject to this consideration, dealers who provide supplemental investment research to Midlantic Bank, N.A. may receive orders for transactions on behalf of the Group. Information so received is in addition to and not in lieu of services required to be performed by Midlantic Bank, N.A. and does not reduce the advisory fees payable to Midlantic Bank, N.A. by the Group. Such information may be useful to Midlantic Bank, N.A. in serving both the Group and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to Midlantic Bank, N.A. in carrying out its obligations to the Group.

            The Group will not execute portfolio transactions through, acquire portfolio securities issued by, make savings deposits in, or enter into repurchase or reverse repurchase agreements with Midlantic Corporation (Midlantic Bank, N.A.'s parent), the sub-advisers, or their affiliates, and will not give preference to Midlantic Corporation's correspondents with respect to such transactions, securities, savings deposits, repurchase agreements, and reverse repurchase agreements.

            Investment decisions for each Fund of the Group are made independently from those for the other Funds or any other investment company or account managed by Midlantic Bank, N.A., or by the sub-advisers. Any such other investment company or account may also invest in the same securities as the Group. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund and another Fund, investment company or account, the transaction will be averaged as to price and available investments will be allocated as to amount in a manner which Midlantic Bank, N.A. or a Sub-Adviser believes to be equitable to the Fund(s) and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained by a Fund. To the extent permitted by law, Midlantic Bank, N.A. or a Sub-Adviser may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for the other Funds or for other investment companies or accounts in order to obtain best execution. As provided by the Investment Advisory Agreement, in making investment recommendations for the Group, Midlantic Bank, N.A. will not inquire or take into consideration whether an issuer of securities proposed for purchase or sale by the Group is a customer of Midlantic Bank, N.A., its parent or its subsidiaries or affiliates and, in dealing with its customers, Midlantic Bank, N.A., its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of such customers are held by the Group.

GLASS-STEAGALL ACT

            In 1971, the United States Supreme Court held in Investment Company Institute v. Camp that the Federal statute commonly referred to as the Glass-Steagall Act prohibits a national bank from operating a mutual fund for the collective investment of managing agency accounts. Subsequently, the Board of Governors of the Federal Reserve System (the "Board") issued a regulation and interpretation to the effect that the Glass-Steagall Act and such decision:
(a) forbid a bank holding company registered under the Federal Bank Holding Company Act of 1956 (the "Holding Company Act") or any non-bank affiliate thereof from sponsoring, organizing, or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, but (b) do not prohibit such a holding company or affiliate from acting as investment adviser, transfer agent, and custodian to such an investment company. In 1981, the United States Supreme Court held in Board of Governors of the Federal Reserve System v. Investment Company Institute that the Board did not exceed its authority under the Holding Company Act when it adopted its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to registered closed-end investment companies.
In the Board of

Governors case, the Supreme Court also stated that if a national bank complied with the restrictions imposed by the Board in its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to investment companies, a national bank performing investment advisory services for an investment company would not violate the Glass-Steagall Act.

            Midlantic Bank, N.A. believes that it possesses the legal authority to perform the services for each of the Group's Funds contemplated by the Investment Advisory Agreement regarding those Funds and described in the Group's Prospectuses and this Statement of Additional Information and has so represented in its Investment Advisory Agreement with the Group. Future changes in either Federal or state statutes and regulations relating to the permissible activities of banks or bank holding companies and the subsidiaries or affiliates of those entities, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations, could prevent or restrict Midlantic Bank, N.A. from continuing to perform such services for the Group. Depending upon the nature of any changes in the services which could be provided by Midlantic Bank, N.A., the Board of Trustees of the Group would review the Group's relationship with Midlantic Bank, N.A. and consider taking all action necessary in the circumstances.

            Should future legislative, judicial, or administrative action prohibit or restrict the proposed activities of Midlantic Bank, N.A. or Midlantic Corporation in connection with Customer purchases of Shares of the Group, the Banks might be required to alter materially or discontinue the services offered by them to Customers. It is not anticipated, however, that any change in the Group's method of operations would affect its net asset value per Share or result in financial losses to any Customer.

ADMINISTRATOR

            SEI Financial Management Corporation serves as administrator (the "Administrator") to the Group pursuant to a Management and Administration Agreement dated as of March 8, 1991 (the "Administration Agreement").

            The Administrator assists in supervising all operations of each Fund (other than those performed by Midlantic Bank, N.A. under the Investment Advisory Agreement).

            Under the Administration Agreement, the Administrator has agreed to furnish the Group statistical and research data, data processing, clerical, accounting, and bookkeeping services, and certain other services required by the Group. The Administrator prepares annual and semi-annual reports to the Securities and Exchange Commission, prepares Federal and state tax returns, prepares filings with state securities commissions, and generally assists in all aspects of the Group's operations other than those performed by Midlantic Bank, N.A. under the Investment Advisory Agreement, by Citibank under the Custodian Agreement, and by State Street Bank and Trust Company under the Transfer Agency Agreement. Under the

Administration Agreement, the Administrator may delegate all or any part of its responsibilities thereunder.

            The Administrator receives a fee from each Fund for its services as Administrator and expenses assumed pursuant to the Administration Agreement, calculated daily and paid periodically, at the annual rate of .18% of that Fund's average daily net assets. The Administrator may periodically waive all or a portion of its fee with respect to any Fund in order to increase the net income of one or more of the Funds available for distribution as dividends.

            During the Group's fiscal years ended February 28, 1995, February 28, 1994, and February 29, 1993, SEI Financial Management Corporation received the following administrative fees:



==================================================================================================================
                                     Administrative Fees Paid                   Administrative Fees Waived
------------------------------------------------------------------------------------------------------------------
                                1995           1994          1993          1995          1994            1993
------------------------------------------------------------------------------------------------------------------
  Cash Reserve               $768,836      $793,843      $710,607            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  U.S. Treasury              $647,583      $635,827      $874,060            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  Municipal Money            $ 80,854      $113,471      $127,960            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  New Jersey Money           $ 44,863      $ 43,497      $ 52,343         $26,345     $27,844         $10,475
------------------------------------------------------------------------------------------------------------------
  Pennsylvania Money         $ 35,970      $  0          $ 13,466         $45,838     $26,509         $ 7,842
------------------------------------------------------------------------------------------------------------------
  Equity Income              $509,391      $441,595      $282,754            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  Growth                     $241,568      $274,830      $224,814            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  Small Company              $ 43,500      $ 36,872      $ 29,685            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  International Equity       $ 62,263      $ 37,752      $ 23,724            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  Short/Intermediate         $408,074      $452,957      $255,917            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  Fixed Income               $453,175      $453,273      $295,258            N/A         N/A             N/A
------------------------------------------------------------------------------------------------------------------
  International Fixed        $ 81,364      $ 78,033      $ 59,749            N/A         N/A             N/A
  Income
------------------------------------------------------------------------------------------------------------------
  Municipal Bond             $ 33,327      $ 30,579      $ 13,041         $25,955     $24,463         $11,150
------------------------------------------------------------------------------------------------------------------
  New Jersey Bond            $105,029      $ 79,454       $15,884         $77,951     $63,850         $25,385
------------------------------------------------------------------------------------------------------------------
  Pennsylvania Bond          $ 12,513      $  0              N/A          $21,612     $12,088            N/A
------------------------------------------------------------------------------------------------------------------
  Balanced Fund              $  5,918          N/A           N/A          $12,657        N/A             N/A
==================================================================================================================

            The Administration Agreement became effective as to the Money Market Funds, the Municipal Money Fund, the Municipal Bond Fund, the Short/Intermediate Fund, the Fixed Income Fund, the Growth Fund and the Equity Income Fund on August 1, 1991, as to the Balanced Fund on July 1, 1994 and as to all remaining Funds of the Group on July 1, 1991. The Administration Agreement will continue until July 31, 1997, and unless sooner terminated as provided therein, shall be renewed automatically for successive one-year terms. Notwithstanding the foregoing, the Administration Agreement will be reviewed and ratified at least annually by the Group's Trustees or Shareholders, and the Administration Agreement will also be reviewed and ratified by a majority of the Group's Trustees who are not parties to the Administration Agreement or interested persons (as defined in the Investment Company Act) of any party to the Administration Agreement, by vote cast in person at a meeting called for the purpose of reviewing the Administration Agreement. The Administration Agreement is terminable with respect to a particular Fund for "cause" as defined in the Administration Agreement.

            The Administration Agreement provides that the Administrator shall not be liable for any error of judgment or mistake of law or any loss suffered by the Group in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or from the reckless disregard by the Administrator of its obligations and duties thereunder.

EXPENSES

            If total expenses borne by any of the Funds in any fiscal year exceed expense limitations imposed by applicable state securities regulations, Midlantic Bank, N.A., the sub-advisers and the Administrator will bear such excess expenses in proportion to their respective fees. As of the date of this Statement of Additional Information, the most restrictive expense limitation applicable to the Group limits each Fund's aggregate annual expenses, including management and advisory fees but excluding interest, taxes, brokerage commissions, and certain other expenses, to 2.5% of the first $30 million of a Fund's average net assets, 2.0% of the next $70 million of a Fund's average net assets, and 1.5% of a Fund's remaining average net assets. Any expenses to be borne by Midlantic Bank, N.A. and the Administrator will be estimated daily and reconciled and paid on a monthly basis. Fees imposed upon customer accounts by Midlantic Bank, N.A. for cash management and other investment or Trust services are not included within Group expenses for purposes of any such expense limitation.

DISTRIBUTOR

            SEI Financial Services Company serves as distributor to the Group pursuant to a Distribution Agreement dated as of March 8, 1991 (the "Distribution Agreement"). The Distribution Agreement became effective as to the Money Market Funds, the Municipal Money Fund, the Municipal Bond Fund, the Short/Intermediate Fund, the Fixed Income Fund, the Growth Fund and the Equity Income Fund on, August 1, 1991 as to the Balanced

Fund on July 1, 1994 and as to all remaining Funds of the Group on July 1, 1991. Unless otherwise terminated as provided therein, the Distribution Agreement will be in effect until July 31, 1994, and thereafter will continue for successive one-year periods. Notwithstanding the foregoing, the Distribution Agreement shall be reviewed and ratified at least annually (i) by the Group's Trustees or by the vote of a majority of the outstanding Shares of the Group, and (ii) by the vote of a majority of the Trustees of the Group who are not parties to the Distribution Agreement or interested persons (as defined in the Investment Company Act) of any party to the Distribution Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Distribution Agreement may be terminated in the event of any assignment, as defined in the Investment Company Act, and is terminable with respect to a particular Fund on not less than sixty days' notice by the Group's Trustees, by vote of a majority of the outstanding Shares of such Fund or by the Distributor. For the Group's fiscal years ended February 28, 1995, February 29, 1994, and February 28, 1993, SEI Financial Services Company did not receive any fees pursuant to its Distribution Agreement with the Group.

CUSTODIAN AND TRANSFER AGENT

            Cash and securities owned by each Fund of the Group are held by Citibank, N.A. as custodian, and, with respect to the International Fixed Income Fund and the International Equity Fund, certain foreign sub-custodians. Citibank, N.A. serves as custodian to the Group's Funds pursuant to a Custodial Services Agreement dated June 6, 1991 (the "Custodian Agreement"). Under the Custodian Agreement, Citibank, N.A. (i) maintains a separate account or accounts in the name of each Fund of the Group; (ii) makes receipts and disbursements of money on behalf of each Fund of the Group; (iii) collects and receives all income and other payments and distributions on account of the Group's portfolio securities; (iv) responds to correspondence from security brokers and others relating to its duties; and (v) makes periodic reports to the Group's Trustees concerning the Group's operations. Citibank, N.A. may, at its own expense, open and maintain a sub-custody account or accounts on behalf of the Group, provided that Citibank, N.A. shall remain liable for the performance of all of its duties under the Custodian Agreement.

            State Street Bank and Trust Company serves as transfer agent and dividend disbursing agent to the Group's Funds pursuant to a Transfer Agency Agreement with the Group. Under the Transfer Agency Agreement, State Street Bank and Trust Company has agreed (i) to issue and redeem Shares of the Group;
(ii) to address and mail all communications by the Group to its Shareholders, including reports to Shareholders, dividend and distribution notices, and proxy material for meetings of Shareholders; (iii) to respond to correspondence or inquiries by Shareholders and others relating to its duties; (iv) to maintain Shareholder accounts and certain sub-accounts; and (v) to make periodic reports to the Group's Trustees concerning the Group's operations.

AUDITORS

            The Statements of Assets and Liabilities and Schedule of Portfolio Investments of the Group at February 28, 1995 and the related Statements of Operations and Changes in Net Assets and Schedules of Selected Per-Share Data and Ratios for the periods then ended, which appear in this Statement of Additional Information, have been audited by Coopers & Lybrand, independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report and on the authority of such firm as experts in auditing and accounting.

LEGAL COUNSEL

            Morgan, Lewis & Bockius, 2000 One Logan Square, Philadelphia, PA 19103, are counsel to the Group.


                             ADDITIONAL INFORMATION

DESCRIPTION OF SHARES

            The Group is a Massachusetts business trust and was organized on October 1, 1987; its Declaration of Trust was filed with the Secretary of State of The Commonwealth of Massachusetts on October 2, 1987 and its Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") was filed with the Secretary of State of The Commonwealth of Massachusetts on December 31, 1987. The Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of Shares, which are units of beneficial interest. The Group presently has sixteen series of Shares which represent interests in the following Funds: the Cash Reserve Fund, the U.S. Treasury Fund, the Municipal Money Fund, the New Jersey Money Fund, the Pennsylvania Money Fund, the Equity Income Fund, the Growth Fund, the Small Company Fund, the International Equity Fund, the Short/Intermediate Fund, the Fixed Income Fund, the International Fixed Income Fund, the Municipal Bond Fund, the New Jersey Municipal Bond Fund, the Pennsylvania Municipal Bond Fund and the Balanced Fund, respectively. The Group's Declaration of Trust authorizes the Board of Trustees to divide or redivide any unissued Shares of the Group into one or more additional series.

            Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses and this Statement of Additional Information, the Group's Shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of the Group, Shareholders of a Fund are entitled to receive the assets available for distribution belonging to that Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets not belonging to any particular Fund which are available for distribution.

            As described in the text of the Prospectuses under the caption "GENERAL INFORMATION--Voting Rights," Shares of the Group's Funds are entitled to one vote per Share (with proportional voting for fractions of Shares) on such matters as Shareholders are entitled to vote. Shareholders vote as a single class on all matters except (i) when required by the Investment Company Act, shares shall be voted by individual Fund, and (ii) when the Trustees have determined that the matter affects only the interests of one or more Funds, then only Shareholders of such Fund or Funds shall be entitled to vote thereon. There will normally be no meetings of Shareholders for the purposes of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, at which time the Trustees then in office will call a Shareholders' meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding Shares of the Group and filed with the Group's custodian or by a vote of the holders of two-thirds of the outstanding Shares of the Group at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding Shares. Upon written request by ten or more Shareholders, who have been such for at least six months, and who hold Shares constituting 1% of the outstanding Shares, stating that such Shareholders wish to communicate with the other Shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Group will provide a list of Shareholders or disseminate appropriate materials (at the expense of the requesting Shareholders). Except as set forth above, the Trustees shall continue to hold office and may appoint their successors.

SHAREHOLDER AND TRUSTEE LIABILITY

            Under Massachusetts law, holders of units of interest in a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, the Group's Declaration of Trust provides that Shareholders, and, absent wilful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of the Trustees, Trustees shall not be subject to any personal liability for the obligations of the Group, and that every written agreement, obligation, instrument, or undertaking made by the Group shall contain a provision to the effect that the Shareholders and Trustees are not personally liable thereunder. The Declaration of Trust provides for indemnification out of a Fund's property of any Shareholder and, absent wilful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of the Trustees, any Trustee held personally liable solely by reason of his being or having been a Shareholder or Trustee. Thus, the risk of a Shareholder or Trustee incurring financial loss on account of Shareholder or Trustee liability is limited to circumstances in which the Group itself would be unable to meet its obligations or, in the case of Trustees, to circumstances involving wilful misfeasance, bad faith, gross negligence or reckless disregard of Trustees' duties.

CALCULATION OF PERFORMANCE DATA

COMPUTATION OF YIELD

Money Market Funds. From time to time each Money Market and Municipal Money Market Fund advertises its "current yield" and "effective compound yield".
Both yield figures are based on historical earnings and are not intended to indicate future performance. The "yield" of the Funds refers to the income generated by an investment in a Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized." That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in a Fund is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment.

The current yield of the Funds will be calculated daily based upon the seven days ending on the date of calculation ("base period"). The yield is computed by determining the net change (exclusive of capital changes) in the value of a hypothetical pre-existing shareholder account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing such net change by the value of the account at the beginning of the same period to obtain the base period return and multiplying the result by (365/7). Realized and unrealized gains and losses are not included in the calculation of the yield. The effective yield of the Funds is determined by computing the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula: Effective Yield = (Base Period Return + 1) 365/7) - 1. The current and the effective yields reflect the reinvestment of net income earned daily on portfolio assets.

The Municipal Money Market Funds may also calculate tax equivalent yield as described under "Other Yields" below.

For the 7-day period ended February 28, 1995, the Money Market and Municipal Money Market Funds' current, effective and tax-equivalent yields were as follows:

===============================================================================================================
                                                                                                       7-DAY
                                                                7-DAY              7-DAY          TAX-EQUIVALENT
                                                              EFFECTIVE       TAX-EQUIVALENT         EFFECTIVE
               PORTFOLIO                   7-DAY YIELD          YIELD              YIELD               YIELD
---------------------------------------------------------------------------------------------------------------
  Cash Reserve Fund                         5.64                5.80              N/A                 N/A
---------------------------------------------------------------------------------------------------------------
  U.S. Treasury Fund                        5.26                5.40              N/A                 N/A
---------------------------------------------------------------------------------------------------------------
  Municipal Money Fund                      3.25                3.30             5.38                5.46
---------------------------------------------------------------------------------------------------------------
  New Jersey Municipal Money Fund           3.21                3.27             5.30                5.42
---------------------------------------------------------------------------------------------------------------
  Pennsylvania Municipal Money Fund         3.25                3.30             5.36                5.46
===============================================================================================================

Other Yields. The Municipal Bond, Bond and Equity Funds may advertise a 30 day yield. These figures will be based on historical earnings and are not intended to indicate future performance. The yield of these Funds refers to the annualized income generated by an investment in the Funds over a specified 30 day period. The yield is calculated by assuming that the income generated by the investment during that period generated each period over one year and is shown as a percentage of the investment. In particular, yield will be calculated according to the following formula:

                       6
Yield = (2 (a-b/cd + 1) - 1) where a = dividends and interest earned during the period; b = expenses accrued for the period (net of reimbursement); c = the current daily number of shares outstanding during the period that were entitled to receive dividends; and d = the maximum offering price per share on the last day of the period.

The tax equivalent yield for the Municipal Money Market Funds and the Municipal Bond Funds is computed by dividing that portion of the Fund's yield which is tax-exempt by one minus a stated Federal and/or state income tax rate and adding the product to that portion, if any, of the Fund's yield that is not tax-exempt. (Tax equivalent yields assume the payment of Federal income taxes at a rate of 39.6% and, if applicable, New Jersey income taxes at a rate of 6.58% and Pennsylvania income taxes at a rate of 3%.)

Yields are one basis upon which investors may compare the Funds with other funds; however, yields of other funds and other investment vehicles may not be comparable because of the factors set forth above and differences in the methods used in valuing portfolio instruments.

The yield of these Funds fluctuates, and the annualization of a week's dividend is not a representation by the Trust as to what an investment in the Fund will actually yield in the future. Actual yields will depend on such variables as asset quality, average asset maturity, the type of instruments the Fund invests in, changes in interest rates on money market instruments, changes in the expenses of the Fund and other factors.

For the 30 day period ended February 28, 1995, the yields on the Funds, other than the Money Market and Municipal Money Funds, were as follows:


===================================================================================================
                                                                                    30-DAY
                    PORTFOLIO                             30-DAY                TAX-EQUIVALENT
                                                           YIELD                    YIELD
---------------------------------------------------------------------------------------------------
  Equity Income Fund                                       2.43                     --
---------------------------------------------------------------------------------------------------
  Growth Fund                                               .76                     --
---------------------------------------------------------------------------------------------------
  Small Company Fund                                        .88                     --
---------------------------------------------------------------------------------------------------
  International Equity Fund                                  --                     --
---------------------------------------------------------------------------------------------------
  Balanced Fund                                            3.79                     --
---------------------------------------------------------------------------------------------------
  International Fixed Income Fund                          5.27                     --
---------------------------------------------------------------------------------------------------
  Municipal Bond Fund                                      4.32                   7.15
---------------------------------------------------------------------------------------------------
  New Jersey Municipal Bond Fund                           4.40                   7.29
---------------------------------------------------------------------------------------------------
  Pennsylvania Municipal Bond Fund                         4.47                   7.40
---------------------------------------------------------------------------------------------------
  Short/Intermediate Fund                                  6.09                     --
---------------------------------------------------------------------------------------------------
  Fixed Income Fund                                        6.50                     --
===================================================================================================


CALCULATION OF TOTAL RETURN

From time to time, the Municipal Bond, Bond and Equity Funds may advertise total return on an "average annual total return" basis and on an "aggregate total return" basis for various periods. Average annual total return reflects the average annual percentage change in the value of an investment in a Fund over the particular measuring period. Aggregate total return reflects the cumulative percentage change in value over the measuring period. Aggregate total return is computed according to a formula prescribed by the SEC. The
                                               n
formula can be expressed as follows: P (1 + T) = ERV, where P = a hypothetical initial payment of $1,000; T = average annual total return; n = number of years; and ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated time period as of the end of such period or the life of the fund. The formula for calculating aggregate total return can be expressed as (ERV/P)-1.

The calculation of total return assumes reinvestment of all dividends and capital gain distribution on the reinvestment dates during the period and that the entire investment is redeemed at the end of the period. In addition the maximum sales charge for each Fund is deducted from the initial $1000 payment. Total return may also be shown without giving effect to any sales charges.

Based on the foregoing, the aggregate total returns for the Funds from inception through February 28, 1995 were as follows:

For the periods ending February 28, 1995:


========================================================================================================================
                                                                         Average Annual Total Return
                                                 -----------------------------------------------------------------------
                                                       One              Five                Ten                 Since
                   Portfolio                          Year              Year                Year              Inception
------------------------------------------------------------------------------------------------------------------------
  Equity Income Fund - NAV                          3.87%              12.13%               --                10.94%
------------------------------------------------------------------------------------------------------------------------
  Equity Income Fund - w/Load                      (.06%)              11.27%               --                10.20%
------------------------------------------------------------------------------------------------------------------------
  Growth Fund - NAV                                 2.75%               8.30%               --                 8.09%
------------------------------------------------------------------------------------------------------------------------
  Growth Fund - w/Load                            (1.10%)               7.48%               --                 7.38%
------------------------------------------------------------------------------------------------------------------------
  Small Company Fund - NAV                        (4.70%)                --                 --                 8.22%
------------------------------------------------------------------------------------------------------------------------
  Small Company Fund - w/Load                     (8.27%)                --                 --                 7.09%
------------------------------------------------------------------------------------------------------------------------
  International Equity Fund - NAV                 (6.99%)                --                 --                 8.23%
------------------------------------------------------------------------------------------------------------------------
  International Equity Fund - w/Load             (10.49%)                --                 --                 7.10%
------------------------------------------------------------------------------------------------------------------------
  Balanced Fund - NAV                                  --                --                 --                 8.94%
------------------------------------------------------------------------------------------------------------------------
  Balanced Fund - w/Load                               --                --                 --                 2.83%
------------------------------------------------------------------------------------------------------------------------
  Municipal Bond Fund - NAV                         1.17%             6.80%                 --                 6.71%
------------------------------------------------------------------------------------------------------------------------
  Municipal Bond Fund - w/Load                      2.62%             5.98%                 --                 5.93%
------------------------------------------------------------------------------------------------------------------------
  New Jersey Bond Fund - NAV                        1.49%                --                 --                 7.59%
------------------------------------------------------------------------------------------------------------------------
  New Jersey Bond Fund - w/Load                   (2.31%)                --                 --                 6.47%
------------------------------------------------------------------------------------------------------------------------
  Pennsylvania Bond Fund - NAV                      1.81%                --                 --                 1.73%
------------------------------------------------------------------------------------------------------------------------
  Pennsylvania Bond Fund - w/Load                 (1.96%)                --                 --               (0.85%)
------------------------------------------------------------------------------------------------------------------------
  International Fixed Income Fund - NAV             1.50%                --                 --                 7.40%
------------------------------------------------------------------------------------------------------------------------
  International Fixed Income Fund - w/Load        (2.32%)                --                 --                 6.28%
------------------------------------------------------------------------------------------------------------------------
  Short/Intermediate Fund - NAV                    2.27%              7.17%                N/A                 7.14%
------------------------------------------------------------------------------------------------------------------------
  Short/Intermediate Fund - w/Load                (1.59%)             6.35%                N/A                 6.43%
------------------------------------------------------------------------------------------------------------------------
  Fixed Income Fund - NAV                           .65%              8.59%                N/A                 8.05%
------------------------------------------------------------------------------------------------------------------------
  Fixed Income Fund - w/Load                      (3.16%)             7.77%                N/A                 7.34%
========================================================================================================================

The Cash Reserve Fund and Municipal Money Fund commenced operations on March 1, 1988. The U.S. Treasury Fund commenced operations on March 24, 1988. The Equity Income Fund, Growth Fund, Short/Intermediate Fund and Fixed Income Fund commenced operations on May 31, 1989. The Municipal Bond Fund commenced operations on December 1, 1989. The International Equity Fund, Small Company Fund, International Fixed Income Fund, New Jersey Municipal Bond Fund, and New Jersey Municipal Money Fund commenced operations on July 1, 1991. The Pennsylvania Municipal Money Fund commenced operations on August 15, 1991 and the Pennsylvania Municipal Bond commenced operations on August 31, 1993. The Balanced Fund commenced operations on July 1, 1994.

The Funds' performance may from time to time be compared to other mutual funds tracked by mutual fund rating services (such as Lipper Analytical Services), financial and business publications and periodicals, to broad groups of comparable mutual funds or to unmanaged indices which may assume investment of dividends but generally do not reflect deductions for administrative and management costs. The Funds may quote Morningstar, Inc., a service that ranks mutual funds on the basis of risk-adjusted performance. The Funds may quote Ibbotson Associates of Chicago, Illinois, which provides historical returns of the capitals markets in the U.S. The Funds may use long term performance of these capital markets to demonstrate general long-term risk vs. reward scenarios and could include the value of a hypothetical investment in any of the capital markets. The Funds may also quote financial and business publications and periodicals as they relate to fund management, investment philosophy, and investment techniques.

The Funds may quote various measures of volatility and benchmark correlation in advertising and may compare these measures to those of other funds. Measures of volatility attempt to compare historical share price fluctuations or total returns to a benchmark while measures of benchmark correlation indicate how valid a comparative benchmark might be. Measures of volatility and correlation are calculated using averages of historical data and cannot be calculated precisely.

MISCELLANEOUS

            As used in the Prospectuses and in this Statement of Additional Information, "assets belonging to a Fund" means the consideration received by the Group upon the issuance or sale of Shares in that Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale, exchange, or liquidation of such investments, and any funds or payments derived from any reinvestment of such proceeds, and any general assets of the Group not readily identified as belonging to a particular Fund that are allocated to that Fund by the Group's Trustees. The Board of Trustees may allocate such general assets in any manner it deems fair and equitable. It is anticipated that the factor that will be used by the Board of Trustees in making allocations of general assets to a particular Fund will be the relative net asset values of the respective Fund at the time of allocation. Assets belonging to a particular Fund are charged with the direct liabilities and expenses in respect of that Fund, and with a share of the general liabilities and expenses of the Group not readily identified as belonging to a particular Fund that are allocated to that Fund in proportion to the relative net asset values of the respective Fund at the time of allocation. The timing of allocations of general assets and general liabilities and expenses of the Group to a particular Fund will be determined by the Trustees of the Group and will be in accordance with generally accepted accounting principles. Determinations by the Trustees of the Group as to the timing of the allocation of general liabilities and expenses and as to the timing and allocable portion of any general assets with respect to a particular Fund are conclusive.

            The organizational expenses of the Group have been allocated to each Fund and are being amortized over a period of five years from the commencement of the public offering of Shares of such Fund. In the event any of the initial Shares of the Group are redeemed during the amortization period, the redemption proceeds will be reduced by a pro rata portion of any unamortized organization expenses in the same proportion as the number of initial Shares being redeemed bears to the total number of initial Shares outstanding at the time of redemption. Investors purchasing Shares of the Group subsequent to the date of the Prospectuses and this Statement of Additional Information bear such expenses only as they are amortized against a Fund's investment income.

            The Group is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of the Group.

            The Prospectuses and this Statement of Additional Information omit certain of the information contained in the Registration Statement filed with the Securities and Exchange Commission. Copies of such information may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee.

            The Prospectuses and this Statement of Additional Information are not an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectuses and this Statement of Additional Information.

            As of April 7, 1995, Midlantic Bank, N.A. possessed the following voting or investment power, on behalf of its underlying accounts:



==============================================================================================
                                                                  Voting or Investment Power
                                                                         (% of shares)
----------------------------------------------------------------------------------------------
  Cash Reserve                                                                2.2%
----------------------------------------------------------------------------------------------
  U.S. Treasury                                                                 0%
----------------------------------------------------------------------------------------------
  Municipal Money                                                               0%
----------------------------------------------------------------------------------------------
  New Jersey Money                                                              0%
----------------------------------------------------------------------------------------------
  Pennsylvania Money                                                            0%
----------------------------------------------------------------------------------------------
  Equity Income                                                              20.3%
----------------------------------------------------------------------------------------------
  Growth                                                                     41.9%
----------------------------------------------------------------------------------------------
  Small Company                                                              49.2%
----------------------------------------------------------------------------------------------
  International Equity                                                       40.6%
----------------------------------------------------------------------------------------------
  Short/Intermediate                                                         17.0%
----------------------------------------------------------------------------------------------
  Fixed Income                                                               29.0%
----------------------------------------------------------------------------------------------
  International Fixed Income                                                 39.8%
----------------------------------------------------------------------------------------------
  Municipal Bond                                                                0%
----------------------------------------------------------------------------------------------
  New Jersey Bond                                                               0%
----------------------------------------------------------------------------------------------
  Pennsylvania Bond                                                             0%
----------------------------------------------------------------------------------------------
  Balanced Fund                                                              43.7%
==============================================================================================



Consequently, under the Investment Company Act, Midlantic Bank, N.A. may be deemed to be a controlling person of the Equity Income, Growth, Fixed Income, Small Company, International Fixed Income, and International Equity Funds.

            The following table indicates each additional person known to the Group to own beneficially 5 percent or more of the Shares of a Fund as of April 7, 1995:

                                                          CASH RESERVE FUND
                                                          -----------------
                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Carrier - ILA Container Royalty                                                                                9.6%
One Evertrust Plaza 3rd Pl.
Jersey City, NJ  07302


                                                         MUNICIPAL MONEY FUND
                                                         --------------------
                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Jordan McGrath & Case                                                                                          16.6%
445 Park Avenue
New York, NY  10022

Princeton Insurance Company                                                                                    5.8%
746 Alexander Road
Princeton, NJ  08543

Martha Megerle Special                                                                                         5.1%
4 Headquarters Plaza North
Morristown, NJ  07960


                                                             GROWTH FUND
                                                             -----------
                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Midlantic Retirement Plan                                                                                      36.7%
Midlantic Bank, N.A.
P.O. Box 600
Edison, NJ  08818


                                                          EQUITY INCOME FUND
                                                          ------------------
                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Midlantic Retirement Plan                                                                                      17.9%
Midlantic Bank, N.A.
P.O. Box 600
Edison, NJ  08818

                                                       SHORT/INTERMEDIATE FUND
                                                       -----------------------
                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Midlantic Retirement Plan                                                                                      13.2%
Midlantic Bank, N.A.
P.O. Box 600
Edison, NJ  08818


                                                          FIXED INCOME FUND
                                                          -----------------
                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Midlantic Retirement Plan                                                                                      27.4%
Midlantic Bank, N.A.
P.O. Box 600
Edison, NJ  08818


                                                   INTERNATIONAL FIXED INCOME FUND
                                                   -------------------------------

                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Verona Construction Company                                                                                    5.4%
1201 N. Market Street
Suite 1705
Wilmington, DE  19801

Huls Salaried Retirement                                                                                       11.6%
Turner Place
P.O. Box 365
Piscataway, NJ  08854

Midlantic Retirement Plan                                                                                      39.8%
Midlantic Bank, N.A.
P.O. Box 600
Edison, NJ  08818

                                                          SMALL COMPANY FUND
                                                          ------------------

                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Hatfield Quality Meats                                                                                         7.2%
2700 Funks Road
P.O. Box 902
Hatfield, PA  19440

Midlantic Retirement Plan                                                                                      49.2%
Midlantic Bank, N.A.
P.O. Box 600
Edison, NJ  08818


                                                      INTERNATIONAL EQUITY FUND
                                                      -------------------------

                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Midlantic Retirement Plan                                                                                      40.6%
Midlantic Bank, N.A.
P.O. Box 600
Edison, NJ  08818


                                                   NEW JERSEY MUNICIPAL MONEY FUND
                                                   -------------------------------

                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Wilson Kaplen                                                                                                  18.3%
100 Hugenot Avenue
Englewood, NJ  07631

Lillian Lewis                                                                                                  5.5%
1350 Hudson Road
Teaneck, NJ  07666

                                                  PENNSYLVANIA MUNICIPAL MONEY FUND
                                                  ---------------------------------

                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Healthcare Services Group                                                                                      16.9%
2643 Huntingdon Pike
Huntingdon Valley, PA  19006

Harold Honickman                                                                                               16.2%
8275 US Rt. 130
Pennsauken, NJ  08110


                                                            BALANCED FUND
                                                            -------------

                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Wood Press Profit Sharing Plan                                                                                 9.3%
515 East 41st Street
Paterson, NJ  07509

Market Source 401K                                                                                             8.7%
10 Abeel Road
Cranbury, NJ 08512

Midlantic Retirement Plan                                                                                      43.7%
Midlantic Bank, N.A.
P.O. Box 600
Edison, NJ  08818


                                                   PENNSYLVANIA MUNICIPAL BOND FUND
                                                   --------------------------------

                                                                                                               Percent
Name and Address                                                                                               of Fund
----------------                                                                                               -------
Helen Annette Segnere                                                                                          5.7%
600 Rosedale Drive
Pottstown, PA  19464

Donald Z. Wade                                                                                                 5.3%
710 Delaware Drive
P.O. Box 145
Matamoras, PA  18336

To the Shareholders and Trustees of
 The Compass Capital Group:

We have audited the accompanying statements of net assets of the Cash Reserve Fund, the U.S. Treasury Fund, the Municipal Money Fund, the New Jersey Municipal Money Fund, the Pennsylvania Municipal Money Fund, the Equity Income Fund, the Growth Fund, the Small Cap Value Fund, the Balanced Fund, the Short/Intermediate Fund, the Fixed Income Fund, the Municipal Bond Fund, the New Jersey Municipal Bond Fund, and the Pennsylvania Municipal Bond Fund, and the schedules of investments and statements of assets and liabilities of the Growth Fund, the International Equity Fund, and the International Fixed Income Fund of the Compass Capital Group (the "Group"), as of February 28, 1995 and the related statements of operations for the year then ended, and the statement of changes in net assets and the financial highlights for each of the respective periods presented. These financial statements and the financial highlights are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of February 28, 1995, by correspondence with the Fund's custodian and brokers, or other auditing procedures where correspondence from brokers was not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective funds comprising the Compass Capital Group as of February 28, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years then ended and the financial highlights for each of the respective periods presented in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND L.L.P.
---------------------------
COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 14, 1995

STATEMENT OF NET ASSETS                 THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------
February 28, 1995

CASH RESERVE FUND

                                     FACE
                                    AMOUNT   VALUE
                                    (000)    (000)
                                   ------- --------
COMMERCIAL PAPER (33.2%)
  ABN/AMRO Canada, Schedule B
    6.220%, 03/27/95.............. $ 5,000  $ 4,978
  American Telephone & Telegraph
    Capital
    6.370%, 04/03/95..............  10,000    9,943
  Bowater PLC
    6.150%, 05/12/95..............   5,000    4,939
  Broadway Capital
    6.420%, 04/07/95..............  12,000   11,922
  Deutsche Bank Financial
    5.860%, 05/01/95..............   5,000    4,952
  Ford Motor Credit
    6.235%, 04/28/95..............   9,500    9,406
  General Electric Capital
    6.480%, 04/13/95..............   5,000    4,962
  International Lease Finance
    6.520%, 06/09/95..............  10,000    9,824
  International Nederlanden U.S.
    Insurance Holdings
    6.020%, 03/03/95..............   5,000    4,998
    6.057%, 04/24/95..............   5,050    5,005
  MCA Funding
    6.605%, 07/25/95..............   7,300    7,111
    6.308%, 08/21/95..............   5,500    5,338
  New South Wales Treasury
    6.010%, 03/09/95..............   5,000    4,993
  Queensland Alumina
    6.030%, 03/13/95..............   5,000    4,990
    6.226%, 04/17/95..............  10,000    9,920
  South Australian Government
    Financing Authority
    6.215%, 03/23/95..............   7,600    7,572
    6.930%, 07/03/95..............  11,000   10,746
  Southland
    6.400%, 03/14/95..............   5,000    4,989
    6.200%, 05/10/95..............   5,000    4,941
  Tasmanian Public Finance
    6.360%, 03/30/95..............   8,200    8,159
  Toyota Motor Credit
    6.230%, 04/03/95..............   5,000    4,972
                                           --------
  Total Commercial Paper
    (Cost $144,658,704)...........          144,660
                                           --------

                                            FACE
                                           AMOUNT   VALUE
                                           (000)    (000)
                                          ------- --------
CORPORATE BONDS (23.7%)
  American Express Centurion Bank
    6.125%, 03/23/95 (A)................. $10,000  $10,000
    6.063%, 03/26/95 (A).................  10,000    9,998
  Associates
    4.190%, 05/05/95.....................   2,000    1,997
  Beta Finance
    6.190%, 03/01/95 (A).................  11,000   10,999
  FCC National Bank, Delaware
    6.110%, 03/07/95 (A).................  10,000   10,000
  General Electric Capital
    6.400%, 03/01/95 (A).................  10,000    9,998
  Goldman Sachs Group
    6.190%, 03/01/95 (A).................  10,000   10,000
    6.655%, 03/01/95 (A).................  10,000   10,000
  Nationsbank, North Carolina
    5.650%, 07/21/95.....................  10,000    9,984
  PNC Bank
    6.010%, 03/07/95 (A).................  10,000    9,999
  Southtrust Bank, Alabama
    6.125%, 05/03/95.....................  10,000   10,000
                                                  --------
  Total Corporate Bonds
    (Cost $102,975,481)..................          102,975
                                                  --------
ASSET BACKED SECURITIES (4.6%)
  Steers
    6.060%, 03/07/95 (A).................  15,000   15,000
    6.250%, 05/18/95 (A).................   5,000    5,000
                                                  --------
  Total Asset Backed Securities
    (Cost $19,999,870)...................           20,000
                                                  --------
GUARANTEED INVESTMENT CONTRACT (2.3%)
  Peoples Security Life
    6.170%, 03/01/95 (A).................  10,000   10,000
                                                  --------
  Total Guaranteed Investment
    Contract
    (Cost $10,000,000)...................           10,000
                                                  --------
U.S. TREASURY OBLIGATION (1.2%)
  U.S. Treasury Note
    3.875%, 03/31/95.....................   5,000    4,997
                                                  --------
  Total U.S. Treasury Obligation
    (Cost $4,997,455)....................            4,997
                                                  --------


                                   Continued
                                       15

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995

CASH RESERVE
FUND (CONTINUED)



                                     FACE
                                    AMOUNT   VALUE
                                    (000)    (000)
                                   ------- --------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS (6.4%)
  Federal National Mortgage
    Association
    5.360%, 03/20/95.............. $ 5,000   $4,986
    6.730%, 07/11/95..............   5,000    4,881
  Small Business Administration
    7.000%, 03/01/95 (A)..........   7,958    8,148
  Student Loan Marketing
    Association
    5.315%, 06/30/95..............   5,000    5,000
    5.480%, 06/30/95 (A)..........   5,000    5,000
                                           --------
  Total U.S. Government Agency
    Obligations
    (Cost $28,015,029)............           28,015
                                           --------
TIME DEPOSIT (1.9%)
  Dai Ichi Kangyo Bank, Toronto
    6.156%, 03/24/95..............   5,000    5,000
  Morgan Toronto
    6.063%, 03/29/95..............   3,300    3,300
                                           --------
  Total Time Deposit
    (Cost $8,300,000).............            8,300
                                           --------
CERTIFICATES OF DEPOSIT (9.2%)
  Canadian Imperial Bank
    6.250%, 03/21/95..............   5,000    5,000
    6.080%, 04/19/95..............  10,000   10,000
  Dai Ichi Kangyo Bank, New York
    6.100%, 03/03/95..............  10,000   10,000
  National Westminster PLC,
    New York
    6.080%, 04/14/95..............   5,000    5,000
  Westdeutsche Landesbank
    6.120%, 06/01/95..............  10,000   10,000
                                           --------
  Total Certificates of Deposit
    (Cost $40,000,129)............           40,000
                                           --------
BANKERS ACCEPTANCES (0.9%)
  First National Bank, Chicago
    5.560%, 03/14/95..............   4,000    3,992
                                           --------
  Total Bankers Acceptances
    (Cost $3,992,142).............            3,992
                                           --------

                                                         FACE
                                                        AMOUNT   VALUE
                                                         (000)   (000)
                                                        ------ ---------
REPURCHASE AGREEMENTS (14.8%)
  First Boston, 6.1875%, dated 02/28/95,
    matures 03/01/95, repurchase price
    $32,505,586 (collateralized by U.S.
    Coupon Strips, par value
    $87,163,970, maturities ranging
    from 05/15/97 to 11/15/12, market
    value $33,164,798)..................................$32,500  $32,500
  Merrill Lynch, 6.17%, dated 02/28/95,
    matures 03/01/95, repurchase price
    $31,904,467 (collateralized by
    Federal Home Loan Bank Bond, par
    value $10,000, 7.67%, 10/06/99,
    market value $10,308, Collateralized
    Mortgage Obligation Trust, par
    value $12,270,000, 9.10%, 01/01/20,
    market value $20,567,505, Federal
    Home Loan Mortgage Corporation-
    Government National Mortgage
    Association Collateralized Mortgage
    Obligations, par value $15,000,000,
    coupons ranging from 7.00% to
    7.50%, maturities ranging from
    03/25/24 to 04/25/24, market value
    $11,963,109)........................................ 31,899    31,899
                                                                ---------
  Total Repurchase Agreements
    (Cost $64,399,000)..................................           64,399
                                                                ---------
  Total Investments (98.2%)
    (Cost $427,337,810).................................          427,338
                                                                ---------
OTHER ASSETS AND LIABILITIES (1.8%)
Other Assets and Liabilities, Net.......................            7,985
                                                                ---------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value) based
    on 435,472,526 shares of beneficial
    interest............................................          435,473
   Accumulated net realized loss on
    investments.........................................             (150)
                                                                ---------
   Total Net Assets: (100.0%)...........................         $435,323
                                                                =========
  Net Asset Value, Offering Price and
    Redemption Price Per Share..........................           $1.00
                                                                =========

-----------------
(A) Variable Rate Security-the rate reflected on the Statement of Net Assets is the rate in effect on February 28, 1995.
PLC-Public Limited Company


    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


U.S. TREASURY FUND

                                         FACE
                                        AMOUNT   VALUE
                                        (000)    (000)
                                       ------- --------
U. S. TREASURY OBLIGATIONS (48.8%)
  U.S. Treasury Bills
    5.464%, 03/02/95.................. $20,000 $ 19,997
    5.337%, 03/23/95..................  20,000   19,936
    5.809%, 04/13/95..................  25,000   24,829
    5.540%, 04/20/95..................  15,000   14,888
    5.963%, 05/11/95..................  20,000   19,771
    6.114%, 08/24/95..................  30,000   29,130
  U.S. Treasury Notes
    3.875%, 03/31/95..................  25,000   24,971
    4.625%, 08/15/95..................  25,000   24,793
                                               --------
  Total U. S. Treasury Obligations
    (Cost $178,315,140)...............          178,315
                                               --------
REPURCHASE AGREEMENTS (51.1%)
  First Boston, 6.1875%, dated
    02/28/95, matures 03/01/95,
    repurchase price $87,515,039
    (collateralized by U.S. Treasury
    Coupon Strips, par value
    $158,234,454, maturities ranging
    from 05/15/96 to 05/15/11,
    market value $89,454,428).........  87,500   87,500
  Goldman Sachs Group, 6.03%, dated
    02/28/95, matures 03/01/95,
    repurchase price $15,002,513
    (collateralized by U.S. Treasury
    Note, par value $15,213,000,
    5.875%, maturing 05/31/96,
    market value $15,300,850).........  15,000   15,000



                                       FACE
                                      AMOUNT   VALUE
                                      (000)    (000)
                                     ------- --------
  Merrill Lynch, 6.05%, dated
    02/28/95, matures 03/01/95,
    repurchase price $84,472,194
    (collateralized by U.S.
    Treasury Note, par value
    $85,130,000, 7.25%, maturing
    02/15/98, market value
    $86,150,166).................... $84,458 $ 84,458
                                             --------
  Total Repurchase Agreements
    (Cost $186,958,000).............          186,958
                                             --------
  Total Investments (99.9%)
    (Cost $365,273,140).............          365,273
                                             --------
OTHER ASSETS AND LIABILITIES
  (0.1%)
  Other Assets and Liabilities,
    Net.............................              243
                                             --------
NET ASSETS:
Portfolio shares (unlimited
    authorization-no par value)
    based on 365,510,980 shares of
    beneficial interest.............          365,511
Accumulated net realized gain on
    investments.....................                5
                                             --------
Total Net Assets: (100.0%)..........         $365,516
                                             ========
Net Asset Value, Offering Price
    and Redemption Price Per
    Share...........................            $1.00
                                             ========

    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


MUNICIPAL MONEY FUND

                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ -------
MUNICIPAL BONDS (102.5%)
California (2.2%)
  State, Series A, RAN
    5.000%, 06/28/95.................... $1,000 $ 1,003
                                                -------
Delaware (0.7%)
  State, Housing Authority, RB, (FSA)
    4.000%, 06/01/95....................    330     330
                                                -------
Florida (4.7%)
  Bay County, Medical Center Project,
    RB
    3.850%, 03/06/95 (B) (C)............    800     800
  Dade County, Health Facilities
    Authority, Miami Childrens
    Hospital Project, VRDN, RB
    4.050%, 03/01/95 (A) (B) (C)........    300     300
  State, Housing Finance Agency,
    Multifamily Housing, VRDN, RB
    4.200%, 03/07/95 (A) (B) (C)........  1,000   1,000
                                                -------
                                                  2,100
                                                -------
Georgia (0.4%)
  Turner County, Industrial
    Development Authority, Coats
    And Clark Project, VRDN, RB
    4.100%, 03/01/95 (A) (B) (C)........    200     200
                                                -------
Hawaii (4.2%)
  State, Department of Budget And
    Finance, Kuakini Medical Center
    Project, VRDN, RB
    3.750%, 03/01/95 (A) (B) (C)........  1,900   1,900
                                                -------
Idaho (3.3%)
  State, Housing Finance Authority, RB
    5.000%, 07/01/95 (C)................  1,500   1,500
                                                -------
Kansas (0.4%)
  Butler County, Solid Waste
    Disposal, Texaco Refining and
    Marketing Project, VRDN, RB,
    AMT
    4.300%, 03/01/95 (A) (B)............    200     200
                                                -------

                                         FACE
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ -------
Louisiana (8.4%)
  State, Recovery District Sales Tax,
    VRDN, RB, (FGIC)
    3.750%, 03/01/95 (A) (B)........... $  700 $   700
  State, Recovery District Sales Tax,
    VRDN, RB, (MBIA)
    3.750%, 03/07/95 (A) (B)...........  1,500   1,500
  West Baton Rouge Parish,
    Industrial Development Authority,
    Dow Chemical Project, Series B,
    VRDN, RB
    4.000%, 03/01/95 (A) (B)...........  1,600   1,600
                                               -------
                                                 3,800
                                               -------
Maryland (2.9%)
  Howard County, Owen Brown
    Project, VRDN, RB
    3.700%, 03/01/95 (A) (B) (C).......    300     300
  State, Health And Higher Education
    Authority, Hopkins Hospital
    Project, TECP
    3.750%, 03/03/95...................  1,000   1,000
                                               -------
                                                 1,300
                                               -------
Massachusetts (2.2%)
  Bay Transportation Authority,
    General Transportation Systems,
    Series A, RB
    3.750%, 03/01/95 (C)...............  1,000   1,000
                                               -------
Michigan (14.6%)
  Grand Rapids, Economic
    Development Authority, Amway
    Grand Project, Series 2, VRDN,
    RB
    4.150%, 03/07/95 (A) (B) (C).......  1,500   1,500
  Grand Rapids, Economic
    Development Authority, Amway
    Hotel Project, Series A, VRDN,
    RB
    4.300%, 03/07/95 (A) (B) (C).......  2,000   1,999
  Grand Rapids, Water Supply,
    VRDN, RB
    3.900%, 03/07/95 (A) (B) (C).......  1,100   1,100

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

                                      FACE
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------  -----
MUNICIPAL BONDS, CONTINUED:
Michigan, continued:
  Midland County, Economic
    Development Authority, Dow
    Chemical Project, Series A,
    VRDN, RB
    4.200%, 03/01/95 (A) (B)........ $1,000 $ 1,000
  State, Industrial Development
    Authority, Allen Group
    Incorporated Project, VRDN, RB
    3.850%, 03/07/95 (A) (B) (C)....  1,000   1,000
                                            -------
                                              6,599
                                            -------
Minnesota (2.2%)
  Minneapolis-St. Paul, Housing
    Finance Authority, Series B, RB
    4.600%, 08/01/95................    985     985
                                            -------
Mississippi (1.1%)
  Hinds County, GO, (MBIA)
    3.700%, 03/01/95................    475     475
                                            -------
Missouri (7.3%)
  Callaway County, Industrial
    Development Authority, Callaway
    Community Hospital, VRDN, RB
    3.800%, 03/01/95 (A) (B)........    800     800
  Kansas City, Industrial
    Development Authority, Coach
    House II Project, VRDN, RB
    4.000%, 03/01/95 (A) (B)........  2,000   2,000
  State, Environmental Improvement
    Authority, RB
    3.750%, 06/01/95 (C)............    500     500
                                            -------
                                              3,300
                                            -------
New Jersey (10.6%)
  Berkeley Heights, BAN
    4.750%, 11/09/95................  2,765   2,770
  Elizabeth, GO, (AMBAC)
    4.300%, 08/15/95................    535     535
  Woodbridge Township, Sewer
    Utility, BAN
    4.480%, 10/06/95................  1,500   1,500
                                            -------
                                              4,805
                                            -------


                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ -------
North Carolina (0.2%)
  State, Health Care Facilities, Carol
    Woods Project, VRDN, RB
    4.000%, 03/01/95 (A) (B) (C)........ $  100 $   100
                                                -------
Ohio (4.4%)
  Montgomery County, BAN
    4.000%, 04/27/95....................  1,000   1,001
  State, Highway Authority, Series Q,
    GO
    5.700%, 05/15/95....................  1,000   1,004
                                                -------
                                                  2,005
                                                -------
Pennsylvania (12.0%)
  Berks County, Sixth And Penn
    Street Project, VRDN, RB
    4.000%, 03/07/95 (A) (B) (C)........    200     200
  Delaware County, Industrial
    Development Authority, United
    Parcel Services Project, VRDN,
    RB
    3.750%, 03/01/95 (A) (B)............  1,000   1,000
  Lehigh County, Industrial
    Development Authority, Pollution
    Control, VRDN, RB
    3.750%, 03/01/95 (A) (B) (C)........    900     900
  Montour County, Health System
    Authority, Geisinger Project,
    Series 1992B, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)........    300     300
  Philadelphia, Hospital And Higher
    Education Facility Authority,
    Community College Project,
    Series A, RB, (MBIA)
    3.750%, 05/01/95....................    535     535
  Sayre, Health Care Facility
    Authority, Pennsylvania Capital
    Financing Project, Series K,
    VRDN, RB, (AMBAC)
    4.050%, 03/07/95 (A) (B)............    800     800
  Schuylkill County, Industrial
    Development Authority,
    Westwood Energy Project,
    VRDN, RB
    4.050%, 03/01/95 (A) (B) (C)........  1,100   1,100



                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
FEBRUARY 28, 1995

MUNICIPAL MONEY
FUND (CONTINUED)

                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ -------
MUNICIPAL BONDS, CONCLUDED:
Pennsylvania, continued:
  State, Higher Education Authority,
    Series B, VRDN, RB
    4.100%, 03/07/95 (A) (B) (C)........ $  400 $   400
  State, Higher Educational Facilities
    Authority, Temple University
    Project, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)........    200     200
                                                -------
                                                  5,435
                                                -------
Puerto Rico (2.2%)
  Governmental Development Bank,
    TECP
    3.900%, 04/07/95....................  1,000   1,000
                                                -------
Texas (2.2%)
  Fort Worth, Water And Sewer
    Authority, RB
    8.500%, 03/01/95....................    600     600
  Harris County, Industrial
    Development Authority, Pollution
    Control, Series A, VRDN, RB
    3.900%, 03/01/95 (A) (B)............    400     400
                                                -------
                                                  1,000
                                                -------
Utah (2.6%)
  State, Housing Finance Agency,
    Series D, RB, AMT
    4.800%, 08/01/95....................  1,160   1,160
                                                -------
Virginia (4.4%)
  Richmond, RAN
    5.500%, 06/30/95 (C)................  1,000   1,003
  State, Commonwealth
    Transportation Board, Series 95A,
    RB
    5.800%, 05/15/95....................  1,000   1,003
                                                -------
                                                  2,006
                                                -------
West Virginia (4.0%)
  Marion County, Community Solid
    Waste Disposal Facility, VRDN,
    RB, AMT
    4.300%, 03/07/95 (A) (B) (C)........  1,800   1,800
                                                -------


                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ -------
Wisconsin (3.3%)
  State, Housing And Economic
    Development, Series B, RB, AMT,
    (FSA)
    4.600%, 04/01/95.................... $1,500 $ 1,500
                                                -------
Wyoming (2.0%)
  Lincoln County, Pollution Control,
    Exxon Project, Series A, VRDN,
    RB
    3.900%, 03/01/95 (A) (B)............    400     400
  Lincoln County, Pollution Control,
    Exxon Project, Series D, VRDN,
    RB
    3.900%, 03/01/95 (A) (B)............    100     100
  Platte County, Pollution Control,
    VRDN, RB
    4.000%, 03/01/95 (A) (B) (C)........    400     400
                                                -------
                                                    900
                                                -------
  Total Municipal Bonds
    (Cost $46,403,157)..................         46,403
                                                -------
  Total Investments (102.5%)
    (Cost $46,403,157)..................         46,403
                                                -------
OTHER ASSETS AND LIABILITIES (-2.5%)
Other Assets and Liabilities, Net.......         (1,151)
                                                -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 45,291,867 outstanding
    shares of beneficial interest.......         45,288
  Accumulated net realized loss on
    investments.........................            (36)
                                                -------
  Total Net Assets: (100.0%)............        $45,252
                                                =======
  Net Asset Value, Offering Price and
    Redemption Price Per Share..........        $  1.00
                                                =======

---------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.


                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------




(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
BAN-Bond Anticipation Note
GO-General Obligation
RAN-Revenue Anticipation Note
RB-Revenue Bond
TECP-Tax Exempt Commercial Paper
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets:

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company
FSA-Financial Security Assurance
MBIA-Municipal Bond Insurance Association


NEW JERSEY MUNICIPAL
MONEY FUND

                                      FACE
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------ -------
MUNICIPAL BONDS (99.4%)
New Jersey (85.7%)
  Cherry Hill Township, GO
    7.000%, 08/01/95 (C)............ $1,000 $ 1,008
  Essex County, Series A, BAN
    5.500%, 12/12/95................    875     878
  Hackensack, BAN
    5.500%, 12/20/95................    850     855
  Jersey City, BAN
    5.250%, 11/17/95................  2,000   2,007
  Middlesex County, GO,
    Prerefunded @ 102
    7.050%, 03/15/95 (B) (C)........    500     511
  Morristown, GO
    5.000%, 08/01/95 (C)............    695     696
  Port Authority, Versatile Struc-
    ture Obligation, Series 1,
    VRDN,
    RB, AMT
    3.900%, 03/01/95 (A) (B) (C)....  3,100   3,100


                                     FACE
                                    AMOUNT   VALUE
                                     (000)   (000)
                                    ------ --------
  Princeton Borough, BAN
    3.340%, 04/14/95 (C)........... $1,000 $  1,000
  Salem County, Pollution Control
    Project, VRDN, RB
    3.750%, 03/01/95 (A) (B) (C)...    500      500
  State Economic Development
    Authority, TECP
    3.500%, 03/07/95 (C)...........  1,000    1,000
    4.000%, 04/13/95 (C)...........  1,000    1,000
  State Economic Development
    Authority, 400 International
    Drive Partners Project,
    VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)...    700      700
  State Economic Development
    Authority, Crowle Shipping
    Project, VRDN, RB
    3.550%, 03/01/95 (A) (B) (C)...  2,000    2,000
  State Economic Development
    Authority, Data Tac Industries
    Incorporated Project, Series
    W, VRDN, RB, AMT
    4.100%, 03/07/95 (A) (B) (C)...  1,115    1,115
  State Economic Development
    Authority, Dates-Tru Project,
    VRDN, RB
    3.450%, 03/01/95 (A) (B) (C)...    900      900
  State Economic Development
    Authority, Economic Growth
    Bonds, Series C-1, VRDN,
    RB, AMT
    4.100%, 03/07/95 (A) (B) (C)...    590      590
  State Economic Development
    Authority, Eldorado Terminal
    Project, Series 1984 B,
    VRDN, GO
    3.900%, 03/01/95 (A) (B).......  2,800    2,800
  State Economic Development
    Authority, Eldorado Terminal
    Project, Series 1984 B,
    VRDN, RB
    3.900%, 03/01/95 (A) (B).......  1,100    1,100



    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995

NEW JERSEY MUNICIPAL
MONEY FUND (CONTINUED)

                                    FACE
                                   AMOUNT  VALUE
                                    (000)  (000)
                                   ------ -------
MUNICIPAL BONDS, CONTINUED:
New Jersey, continued:
  State Economic Development
    Authority, First Management
    Fellowship Project, Series B,
    VRDN, RB
    4.000%, 03/07/95 (A) (B) (C).. $1,000 $ 1,000
  State Economic Development
    Authority, Jersey Avenue
    Project, VRDN, RB
    3.900%, 03/07/95 (A) (B) (C)..    800     800
  State Economic Development
    Authority, Makita U.S.A.
     Incorporated Project,
    VRDN, RB
    4.050%, 03/07/95 (A) (B) (C)..    600     600
  State Economic Development
    Authority, Russell Berrie
    Project, VRDN, RB
    4.250%, 03/07/95 (A) (B) (C)..    200     200
  State Economic Development
    Authority, Series A, VRDN, GO
    4.200%, 03/07/95 (A) (B) (C)..    300     300
  State Economic Development
    Authority, Series J, VRDN,
    RB, AMT
    4.200%, 03/07/95 (A) (B) (C)..    650     650
  State Educational Facility
    Authority, College And
    University Equipment Project,
    Series A, VRDN, RB, (FGIC)
    3.850%, 03/07/95 (A) (B)......    550     550
  State Health Care Facilities
    Financing Authority, Hospital
    And Nursing Home
    Improvement Project,
    VRDN, RB
    3.850%, 03/07/95 (A) (B) (C)..    200     200
  State Health Care Facilities
    Financing Authority, Hospital
    Capital Asset Financing
    Project, Series A,
    VRDN, RB
    3.850%, 03/07/95 (A) (B) (C)..    600     600


                                         FACE
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ -------
  State Health Care Facilities
    Financing Authority, Hospital
    Capital Asset Financing, Series
    D, VRDN, RB
    3.850%, 03/07/95 (A) (B) (C)....... $  200 $   200
  State Healthcare Facilities Financ-
    ing Authority, Jersey Shore
    Medical Center Project, RB,
    (AMBAC)
    5.000%, 07/01/95 (C)...............    710     712
  State Turnpike Authority, Series
    D, VRDN, RB, (FGIC)
    3.750%, 03/07/95 (A) (B)...........  2,000   2,000
    State, TECP
    3.400%, 03/02/95 (C)...............  2,000   2,000
  State, Governmental,
    Series 501 C 3, GO
    5.800%, 08/01/95...................  1,000   1,007
  State, Series A, TRAN
    5.000%, 06/15/95...................  2,000   2,006
  Union County, Industrial Pollution
    Control Financing Authority,
    Exxon Project, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).......  1,300   1,300
  Woodbridge Township, Sewer
    Utilities, BAN
    4.480%, 10/06/95...................  1,500   1,500
                                               -------
                                                37,385
                                               -------
Pennsylvania (2.3%)
  State, Transportation Trust Fund,
    Series A, RB
    4.500%, 12/15/95...................  1,000     998
                                               -------
Puerto Rico (11.4%)
  Commonwealth Public Finance
    Agency, Series A, RB
    4.750%, 07/01/95...................  2,000   2,005
  Commonwealth Public Finance
    Authority, RB
    6.350%, 07/01/95 (C)...............    960     966

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


                                         FACE
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ --------
MUNICIPAL BONDS, CONCLUDED:
Puerto Rico, continued:
  Governmental Development Bank,
    TECP
    3.900%, 04/07/95................... $2,000 $ 2,000
                                               -------
                                                 4,971
                                               -------
  Total Municipal Bonds
    (Cost $43,354,348).................         43,354
                                               -------
  Total Investments (99.4%)
    (Cost $43,354,348).................         43,354
                                               -------
OTHER ASSETS AND LIABILITIES (0.6%)
Other Assets and Liabilities, Net......            256
                                               -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 43,617,629 outstanding
    shares of beneficial interest......         43,617
  Accumulated net realized loss on
    investments........................             (7)
                                               -------
  Total Net Assets: (100.0%)...........        $43,610
                                               =======

  Net Asset Value, Offering Price
    and Redemption Price Per
    Share..............................          $1.00
                                               =======

---------------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
BAN-Bond Anticipation Note
GO-General Obligation
RB-Revenue Bond
TECP-Tax-Exempt Commercial Paper
TRAN-Tax and Revenue Anticipation Note
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets:

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company


PENNSYLVANIA MUNICIPAL
MONEY FUND

                                       FACE
                                      AMOUNT  VALUE
                                      (000)   (000)
                                     ------- -------
MUNICIPAL BONDS (104.8%)
Pennsylvania (104.8%)
  Allegheny County, Mortgage
    Backed Security Program,
    Series F, RB
    3.700%, 06/01/95 (C)............ $ 1,075 $ 1,075
  Allegheny County, Port
    Authority, GAN
    4.100%, 07/03/95 (C)............   1,000   1,000
  Beaver County, Industrial
    Development Authority,
    Duquesne Light Project,
    Series B, VRDN, RB
    4.050%, 03/07/95 (A) (B) (C)....     600     600
  Beaver County, Industrial
    Development Authority,
    Duquesne Light Project,
    Series A, VRDN, RB
    4.050%, 03/07/95 (A) (B) (C)....     500     500
  Berks County, Industrial
    Development Authority, VRDN,
    RB
    3.850%, 03/01/95 (A) (B) (C)....     700     700
  Chartiers Valley, Industrial and
    Commercial Development
    Authority, William Penn Place
    Project, VRDN, RB
    4.000%, 03/01/95 (A) (B) (C)....     200     200
  Conneaut, School District
    Authority, GO, (AMBAC)
    9.750%, 05/01/95................   1,000   1,009
  Delaware County, Industrial
    Development Authority, BP Oil
    Project, VRDN, RB
    3.600%, 03/07/95 (A) (B)........     200     200
  Delaware County, Industrial
    Development Authority,
    Pollution Control, TECP, (FGIC)
    3.700%, 03/01/95................   1,800   1,800
  Delaware County, Industrial
    Development Authority, Scott
    Paper Project, Series A, VRDN,
    RB
    4.100%, 03/07/95 (A) (B) (C)....   1,000   1,000





    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995





PENNSYLVANIA MUNICIPAL
MONEY FUND (CONTINUED)

                                       FACE
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
MUNICIPAL BONDS, CONTINUED:
Pennsylvania, continued:
  Delaware County, Industrial
    Development Authority, Scott
    Paper Project, Series C, VRDN, RB
    4.100%, 03/07/95 (A) (B) (C).....   $900    $900
  Delaware County, Industrial
    Development Authority, United
    Parcel Services Project, VRDN,
    RB
    3.750%, 03/01/95 (A) (B) (C).....    900     900
  Emmaus, VRDN, GO
    4.050%, 03/07/95 (A) (B) (C).....  1,100   1,100
  Langhorne, Hospital Revenue
    Authority, Franciscan Health
    Systems Project, Series C,
    VRDN, RB
    3.750%, 03/01/95 (A) (B) (C).....    600     600
  Lehigh County, Industrial
    Development Authority,
    Pollution Control, VRDN, RB
    3.750%, 03/01/95 (A) (B) (C).....    900     900
  Montgomery County, Industrial
    Development Authority, TECP
    4.250%, 05/04/95 (C).............  2,000   2,000
  Montgomery County, Industrial
    Development Authority, Quaker
    Chemical Project, VRDN, RB
    3.850%, 03/01/95 (A) (B) (C).....    500     500
  Montour County, Health System
    Authority, Geisinger Project,
    Series B, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).....    800     800
  Northeastern, Hospital Authority,
    TECP, (MBIA)
    4.100%, 04/13/95.................    600     600
  Philadelphia, Hospital And Higher
    Education Facilities Authority,
    Children's Hospital Project,
    VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).....    100     100

                                     FACE
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
  Philadelphia, Hospitals And
    Higher Education Facility
    Authority, Community College
    Project, Series B, RB, (MBIA)
    3.750%, 05/01/95............... $  390  $  390
  Philadelphia, School District,
    Series B, GO, (AMBAC)
    3.750%, 07/01/95...............  1,000     999
  Philadelphia, School District,
    TRAN
    4.750%, 06/30/95...............  1,000   1,001
  Philadelphia, TRAN
    4.750%, 06/15/95 (C)...........  1,000   1,003
  Quakertown, Hospital Authority,
    HPS Group Pooled Financing
    Project, VRDN, RB
    3.800%, 03/07/95 (A) (B) (C)...    300     300
  Reading, School District
    Authority, GO, (MBIA)
    6.600%, 03/01/95...............  1,140   1,140
  Sayre, Health Care Facilities
    Authority, Capital Financing
    Project, Series H, VRDN, RB,
    (AMBAC)
    4.050%, 03/07/95 (A) (B).......    290     290
  Sayre, Health Care Facility
    Authority, Capital Financing
    Project, Series A, VRDN, RB,
    (AMBAC)
    4.050%, 03/07/95 (A) (B) (C)...  1,200   1,200
  Sayre, Health Care Facility
    Authority, Capital Financing
    Project, Series D, VRDN, RB,
    (AMBAC)
    4.050%, 03/07/95 (A) (B).......    800     800
  Schuylkill County, Industrial
    Development Authority,
    Northeastern Power Project,
    Series B, VRDN, RB
    4.000%, 03/01/95 (A) (B) (C)...  1,500   1,500



                                   Continued

                                                      THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


                                     FACE
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
MUNICIPAL BONDS, CONCLUDED:
Pennsylvania, continued:
  Schuylkill County, Industrial
    Development Authority,
    Westwood Energy Project,
    VRDN, RB
    4.050%, 03/01/95 (A) (B) (C)... $1,100 $ 1,100
  State, Energy Development
    Authority, B & W Edensburg
    Project, VRDN, RB
    4.100%, 03/07/95 (A) (B) (C)...    100     100
  State, Energy Development
    Authority, B & W Edensburg
    Project, VRDN, RB, AMT
    4.100%, 03/07/95 (A) (B) (C)...    510     510
  State, Energy Development
    Authority, Piney Creek Project,
    Series A, VRDN, RB, AMT
    4.100%, 03/07/95 (A) (B) (C)...    100     100
  State, GO
    5.700%, 08/01/95...............    625     626
    5.500%, 11/15/95...............  1,000   1,007
  State, Higher Education
    Authority, Drexel University
    Project, RB, (MBIA)
    6.500%, 05/01/95...............    250     251
  State, Higher Education
    Authority, Lasalle University
    Project, RB, (MBIA)
    6.400%, 05/01/95...............    585     588
  State, Higher Education
    Authority, Series B, VRDN, RB
    4.100%, 03/07/95 (A) (B) (C)...  3,100   3,098
  State, Higher Education
    Authority, University of
    Pennsylvania Project, Series 1,
    VRDN, RB
    4.100%, 03/07/95 (A) (B) (C)...  1,000   1,000
  State, Highway Authority,
    Series T, GO
    5.700%, 08/01/95...............    375     376
  State, Housing Finance Agency,
    Series 35A, RB
    3.800%, 04/01/95...............    500     500


                                          FACE
                                         AMOUNT  VALUE
                                          (000)  (000)
                                         ------ --------
  State, Series 1, GO
    3.000%, 05/01/95.................... $  825 $   824
  State, Series 1, TRAN
    4.750%, 06/30/95....................  2,000   2,005
                                                -------
                                                 37,192
                                                -------
  Total Municipal Bonds
    (Cost $37,192,314)..................         37,192
                                                -------
  Total Investments (104.8%)
    (Cost $37,192,314)..................         37,192
                                                -------
OTHER ASSETS AND LIABILITIES (-4.8%)
Other Assets and Liabilities, Net.......         (1,714)
                                                -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 35,480,795 outstanding
    shares of beneficial interest.......         35,481
  Accumulated net realized loss on
    investments.........................             (3)
                                                -------
  Total Net Assets: (100.0%)............        $35,478
                                                =======

  Net Asset Value, Offering Price
    and Redemption Price Per
    Share...............................        $  1.00
                                                =======

---------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand Features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
GAN-Grant Anticipation Note
GO-General Obligation
RB-Revenue Bond
TECP-Tax-Exempt Commercial Paper
TRAN-Tax and Revenue Anticipation Note
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets.

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company
MBIA-Municipal Bond Insurance Association



    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


EQUITY INCOME FUND

                                            MARKET
                                             VALUE
                                    SHARES   (000)
                                   ------- --------
COMMON STOCKS (93.2%)
Air Conditioning (0.7%)
  York International..............  53,200 $  2,048
                                           --------
Air Transportation (0.2%)
  AMR*............................   8,000      489
                                           --------
Aircraft (2.2%)
  BE Aerospace*................... 239,800    1,319
  Boeing..........................  48,700    2,246
  Sequa, Class A..................  94,900    2,669
                                           --------
                                              6,234
                                           --------
Aluminum (5.8%)
  Alcan Aluminum................ 100,000      2,425
  Aluminum of America........... 369,400     14,407
                                           --------
                                             16,832
                                           --------
Amusement & Recreation (0.0%)
  Speedway Motorsports*.........   8,100        146
                                           --------
Automotive (3.0%)
  Borg Warner Automotive*.......  75,000        488
  General Motors................ 191,800      8,175
                                           --------
                                              8,663
                                           --------
Banks (9.7%)
  Astoria Financial*............  88,000      2,750
  Bankamerica................... 276,793     13,321
  California Federal Bank*...... 143,462      1,560
  Coast Savings Financial*......  63,600        938
  Keycorp....................... 122,200      3,544
  Long Island Bancorp*.......... 100,000      1,625
  Mellon Bank...................  23,850        909
  Union Bank/San Francisco...... 101,600      3,404
                                           --------
                                             28,051
                                           --------
Building & Construction (2.5%)
  Centex Construction*.......... 251,000      3,106
  Ryland Group.................. 113,500      1,632
  Southdown*.................... 144,300      2,381
                                           --------
                                              7,119
                                           --------


                                            MARKET
                                             VALUE
                                    SHARES   (000)
                                   ------- --------
Chemicals (0.7%)
  Rhone Poulenc SA, ADR...........  30,400 $    726
  Technip ADS 144A*...............  55,700    1,406
                                           --------
                                              2,132
                                           --------
Communications Equipment (0.3%)
  Alcatel Alsthom.................  61,500      999
                                           --------
Computers & Services (0.7%)
  BMC Software....................  30,400    1,953
                                           --------
Drilling Oil & Gas Wells (1.6%)
  Noble Drilling*................. 236,400    1,300
  Sonat Offshore Drilling......... 165,100    3,447
                                           --------
                                              4,747
                                           --------
Electric Utilities (3.9%)
  Central Maine Power............. 139,400    1,952
  Central Vermont Public Service..  50,000      694
  CMS Energy......................  65,300    1,567
  New York State Electric & Gas...  49,100    1,056
  Niagara Mohawk Power............ 168,200    2,502
  Unicom.......................... 141,900    3,618
                                           --------
                                             11,389
                                           --------
Electronic and Other Electrical
  Equipment (1.2%)
  Raychem.........................  83,700    3,379
                                           --------
Energy & Power (0.6%)
  Entergy.........................  72,100    1,613
                                           --------
Environmental Services (1.1%)
  WMX Technologies................ 118,100    3,115
                                           --------
Financial Services (3.3%)
  American Express................  59,800    2,018
  Brascan Limited, Class A........ 101,700    1,335
  Green Point Financial........... 100,000    2,338
  Lehman Brothers Holding......... 213,560    3,870
                                           --------
                                              9,561
                                           --------
Food, Beverage & Tobacco (4.9%)
  Chiquita Brands International...  13,000      174
  Interstate Bakeries............. 253,600    3,867

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                              MARKET
                                               VALUE
                                      SHARES   (000)
                                     ------- --------
COMMON STOCKS, CONTINUED:
Food, Beverage & Tobacco, continued:
  Seagram.............................  49,000 $  1,507
  Universal-Virginia.................. 428,600    8,518
                                               --------
                                                 14,066
                                               --------
Forestry (0.3%)
  Rayonier............................  25,900      777
                                               --------
Gas/Natural Gas (1.8%)
  Columbia Gas System.................  14,600      380
  Enserch.............................  55,100      771
  National Fuel Gas...................  25,000      681
  Seagull Energy*..................... 197,800    3,338
                                               --------
                                                  5,170
                                               --------
Insurance (12.3%)
  Ace Limited......................... 234,200    5,796
  Aetna Life & Casualty............... 107,400    5,773
  Alexander & Alexander Services......  92,100    2,003
  American Premier Underwriter........  40,000      985
  Brierley Investments, ADR........... 625,000      900
  Chubb...............................  89,100    7,007
  Cigna...............................  75,000    5,681
  Loews...............................  10,000      971
  Old Republic International.......... 110,000    2,723
  Reinsurance Group of America........  19,200      535
  Unitrin.............................  64,000    3,136
                                               --------
                                                 35,510
                                               --------
Lumber & Wood Products (0.5%)
  Georgia-Pacific.....................  19,000    1,423
                                               --------
Machinery (3.7%)
  Black & Decker...................... 266,400    7,126
  Cooper Industries...................  59,100    2,320
  Keystone International..............  63,000    1,173
                                               --------
                                                 10,619
                                               --------
Marine Transportation (1.4%)
  Alexander & Baldwin.................  92,800    2,018
  London And Overseas Freighter,
  ADR.................................  82,400      948


                                                  MARKET
                                                   VALUE
                                          SHARES   (000)
                                         ------- --------
  OMI*.................................. 168,200 $    883
  Overseas Shipholding Group............   6,900      160
                                                 --------
                                                    4,009
                                                 --------
Medical Products & Services (0.1%)
  Haemonetics*..........................  20,000      318
                                                 --------
Metals & Mining (0.2%)
  Potash of Saskatchewan................  17,300      618
                                                 --------
Miscellaneous Business Services (0.7%)
  Policy Management Systems*............  44,200    1,995
                                                 --------
Paper & Paper Products (7.7%)
  Boise Cascade.........................  50,200    1,613
  International Paper................... 150,800   11,517
  Kimberly-Clark........................  15,000      780
  Temple-Inland......................... 102,500    5,010
  Willamette Industries.................  63,200    3,397
                                                 --------
                                                   22,317
                                                 --------
Petroleum (10.6%)
  Amerada Hess..........................  60,000    2,940
  Atlantic Richfield....................  14,100    1,546
  Burlington Resources..................  87,100    3,353
  Imperial Oil..........................  45,500    1,547
  Nordsk Hydro A.S., ADR................  66,000    2,492
  Occidental Petroleum..................   5,000       99
  Oryx Energy........................... 268,000    2,948
  Petroleum Heat And Power,
    Class A............................. 406,200    2,742
  Phillips Petroleum.................... 116,600    3,892
  Unocal................................ 153,000    4,341
  USX-Marathon Group.................... 284,500    4,623
                                                 --------
                                                   30,523
                                                 --------
Photographic Equipment & Supplies (2.1%)
  Eastman Kodak......................... 121,000    6,171
                                                 --------
Railroads (0.4%)
  Canadian Pacific......................  91,300    1,278
                                                 --------
Real Estate (4.1%)
  American Real Estate Partners*........ 125,100      985
  Equity Inns...........................  20,000      213
  Essex Property Trust.................. 161,000    2,595





                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------------------
February 28, 1995


EQUITY INCOME FUND (CONTINUED)

                                    SHARES/
                                      FACE    MARKET
                                     AMOUNT    VALUE
                                     (000)     (000)
                                    ------- ----------
COMMON STOCKS, CONCLUDED:
Real Estate, continued:
  Gables Residential Trust.......    56,100 $    1,066
  Koger Equity*..................   163,500      1,206
  Newhall Land & Farming.........    74,200      1,085
  Storage Equities...............   163,800      2,416
  Sun Communities................   104,200      2,358
                                            ----------
                                                11,924
                                            ----------
Retail (0.7%)
  Hills Department Stores*.......    36,100        736
  Kmart..........................   100,700      1,283
                                            ----------
                                                 2,019
                                            ----------
Telephones & Telecommunication
  (4.2%)
  BCE............................   249,900      7,716
  Comsat.........................   122,500      2,174
  LDDS Communications*...........    95,614      2,241
                                            ----------
                                                12,131
                                            ----------
  Total Common Stocks
    (Cost $257,077,989)............            269,338
                                            ----------
CONVERTIBLE PREFERRED STOCKS (3.8%)
  Boise Cascade, 7.48% Series G..    99,800      2,732
  Glendale Federal Savings Bank,
    8.75% Series E................. 211,450      5,841
  Reynolds Metals, 7.00% Series..    30,600      1,461
  Santa Fe Energy Resources,
    Series A....................... 100,000        900
                                            ----------
  Total Convertible Preferred
    Stocks (Cost $9,715,335).......             10,934
                                            ----------
WARRANTS (0.1%)
  Glendale Federal Savings Bank
    Warrants*...................... 130,480        326
                                            ----------
  Total Warrants
    (Cost $369,912)................                326
                                            ----------
CONVERTIBLE BONDS (1.6%)
  AMR 6.125%, 11/01/24...........    $4,775      4,309
  Riverwood International
    6.750%, 09/15/03...............     360        391
                                            ----------
  Total Convertible Bonds
    (Cost $4,849,913)..............              4,700
                                            ----------


                                         FACE   MARKET
                                        AMOUNT   VALUE
                                         (000)   (000)
                                        ------ ---------
REPURCHASE AGREEMENT (1.0%)
  JP Morgan, 6.05%, dated 02/28/95,
    matures 03/01/95, repurchase
    price $2,766,465 (collateralized by
    United States Treasury Bonds,
    par value $2,805,000, 5.125%,
    11/15/95, market value
    $2,779,580)........................ $2,766 $  2,766
                                               --------
  Total Repurchase Agreement
    (Cost $2,766,000)..................           2,766
                                               --------
  Total Investments (99.7%)
    (Cost $274,779,149)................         288,064
                                               --------
OTHER ASSETS AND LIABILITIES (0.3%)
Other Assets and Liabilities, Net......             825
                                               --------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 24,355,658 outstanding
    shares of beneficial interest......         277,951
  Accumulated net realized loss on
    investments........................          (2,408)
  Net unrealized appreciation on
    investments........................          13,284
  Undistributed net investment
    income.............................              62
                                               --------
  Total Net Assets: (100.0%)...........        $288,889
                                               ========
  Net Asset Value and Redemption
    Price Per Share....................          $11.86
                                               ========
  Maximum Public Offering Price Per
    Share ($11.86/96.25%)..............          $12.32
                                               ========

---------
*Non-income producing security
ADR-American Depository Receipt


    The accompanying notes are an integral part of the financial statements.

SCHEDULE OF INVESTMENTS                               THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

GROWTH FUND

                                                  MARKET
                                                   VALUE
                                        SHARES     (000)
                                       -------   --------
COMMON STOCKS (91.7%)
Air Conditioning (1.1%)
  York International..................  38,700     $1,490
                                                 --------
Autoparts (1.7%)
  Autozone*...........................  90,100      2,388
                                                 --------
Broadcasting, Newspapers &
  Advertising (1.7%)
  Comcast Corporation Special,
    Class A........................... 150,000      2,363
                                                 --------
Building & Construction (1.1%)
  Foster Wheeler......................  44,900      1,470
                                                 --------
Chemical & Allied Products (6.1%)
  Albemarle........................... 130,000      1,853
  Engelhard........................... 111,000      2,928
  Loctite.............................  17,100        787
  Zeneca Group PLC, ADR...............  72,000      2,978
                                                 --------
                                                    8,546
                                                 --------
Commercial Banks (3.9%)
  JP Morgan...........................  34,000      2,193
  Republic New York...................  66,000      3,292
                                                 --------
                                                    5,485
                                                 --------
Communications Equipment (1.5%)
  Motorola............................  37,000      2,128
                                                 --------
Computer and Office Equipment (6.8%)
  Cisco Systems*......................  69,000      2,329
  Computer Sciences*..................  50,000      2,456
  Hewlett Packard.....................  24,000      2,760
  Microsoft*..........................  30,000      1,890
  TGV Software........................   1,300         21
                                                 --------
                                                    9,456
                                                 --------
Electronic Components (3.5%)
  AMP.................................  36,000      2,700
  General Instrument*.................  68,000      2,159
                                                 --------
                                                    4,859
                                                 --------


                                                  MARKET
                                                   VALUE
                                          SHARES   (000)
                                         ------- --------
Food & Beverage (4.1%)
  General Mills.....................    22,600 $    1,370
  Pepsico...........................    73,000      2,856
  Sara Lee..........................    58,000      1,523
                                                 --------
                                                    5,749
                                                 --------
Insurance (6.9%)
  Ace Limited.......................   126,000      3,119
  American International Group......    26,500      2,749
  American Re Insurance*............    67,200      2,293
  Value Health*.....................    38,300      1,427
                                                 --------
                                                    9,588
                                                 --------
Miscellaneous Business Services (6.5%)
  Automatic Data Processing.........    42,000      2,583
  Dun & Bradstreet..................    32,000      1,652
  Fiserv*...........................   107,000      2,808
  Policy Management Systems*........    44,000      1,986
                                                 --------
                                                    9,029
                                                 --------
Miscellaneous Manufacturing (1.1%)
  International Game Technology.....   107,000      1,498
                                                 --------
Mortgage Bankers (2.2%)
  Federal National Mortgage
    Association.......................  40,000      3,085
                                                 --------
Nursing Care Facilities (1.0%)
  Beverly Enterprises*..............   109,000      1,417
                                                 --------
Oil Service (1.4%)
  Schlumberger......................    34,500      1,962
                                                 --------
Paper & Paper Products (3.3%)
  International Paper...............    21,900      1,673
  Kimberly-Clark....................    50,000      2,600
                                                 --------
                                                    4,273
                                                 --------
Petroleum (6.4%)
  Amoco.............................    54,000      3,199
  Burlington Resources..............    35,000      1,348
  Kerr McGee........................    32,000      1,612
  Unocal............................    99,000      2,809
                                                 --------
                                                    8,968
                                                 --------


                                   Continued

SCHEDULE OF INVESTMENTS/STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


GROWTH FUND (CONTINUED)

                                                 MARKET
                                                  VALUE
                                      SHARES      (000)
                                     -------    --------
COMMON STOCK, CONCLUDED:
Pharmeceuticals (10.6%)
  Abbott Laboratories.............    77,000    $  2,734
  Biogen*.........................    25,000       1,031
  Boston Scientific*..............   134,600       2,910
  Genetics Institute*.............    42,000       1,512
  Hafslund Nycomed-Cl B ADR.......    80,300       1,596
  Perrigo*........................   100,000       1,388
  Pfizer..........................    43,000       3,555
                                                --------
                                                  14,726
                                                --------
Printing & Publishing (4.4%)
  Knight-Ridder...................    26,800       1,471
  Scholastic*.....................    51,700       2,611
  Washington Post, Class B........     8,000       2,026
                                                --------
                                                   6,108
                                                --------
Pumps and Pumping Equipment (1.5%)
  Duriron.........................   120,000       2,250
                                                --------
Retail (1.4%)
  Wal-Mart Stores.................    85,000       2,019
                                                --------
Rubber & Plastic (3.3%)
  Illinois Tool Works.............    70,000       3,141
  Rubbermaid......................    46,000       1,455
                                                --------
                                                   4,596
                                                --------
Steel & Steel Works (0.8%)
  LTV*............................    74,000       1,138
                                                --------
Telephones & Telecommunication
  (7.3%)
  AT&T............................    36,500       1,889
  Ericsson (L.M.) Telephone, ADR..    50,000       2,843
  MCI Communications..............    90,000       1,811
  Telefonos de Mexico, Class L,
    ADR...........................    49,600       1,370
  Vodafone Group, ADR.............    75,000       2,288
                                                --------
                                                  10,201
                                                --------
Trucking (2.1%)
  M.S. Carriers*..................   120,200       2,945
                                                --------
  Total Common Stocks
    (Cost $117,054,965)...........               127,737
                                                --------


                                     SHARES/
                                       FACE      MARKET
                                      AMOUNT      VALUE
                                      (000)       (000)
                                     -------    --------
PREFERRED STOCKS (0.9%)
Petroleum Refining (0.9%)
  Nokia Pfd, ADR..................    16,500    $  1,242
                                                --------
  Total Preferred Stocks
    (Cost $666,188)...............                 1,242
                                                --------
REPURCHASE AGREEMENT (1.6%)
  JP Morgan, 6.05%, dated
    02/28/95, matures 03/01/95,
    repurchase price $2,302,387
    (collateralized by United States
    Treasury Bonds par value
    $2,335,000, 5.125%, 11/15/95,
    market value $2,313,839)........  $2,302       2,302
                                                --------
  Total Repurchase Agreement
    (Cost $2,302,000)...............               2,302
                                                --------
  Total Investments (94.2%)
    (Cost $120,023,153).............             131,281
                                                --------

---------------
*Non-income producing security
ADR-American Depository Receipt
PLC-Public Limited Company


SMALL CAP VALUE FUND

COMMON STOCKS (99.0%)
Aerospace & Defense (4.4%)
  AAR.......................... 31,500    $    434
  Thiokol...................... 15,400         398
  Watkins Johnson..............  9,300         339
                                          --------
                                             1,171
                                          --------
Air Transportation (1.3%)
  Alaska Airgroup*............. 22,600         347
                                          --------
Aircraft (1.5%)
  UNC*......................... 71,800         404
                                          --------
Amusement & Recreation (2.9%)
  Huffy........................ 23,400         360
  Outboard Marine.............. 18,800         395
                                          --------
                                               755
                                          --------


    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                            MARKET
                                             VALUE
                                     SHARES  (000)
                                     ------ -------
COMMON STOCKS, CONTINUED:
Apparel/Textiles (4.5%)
  Delta Woodside Industries.......   30,600 $   333
  Guilford Mills..................   19,000     423
  Interface.......................   30,700     433
                                            -------
                                              1,189
                                            -------
Automotive (1.3%)
  Arvin Industries................   15,200     346
                                            -------
Building & Construction (1.2%)
  CRSS............................   11,900     115
  Morrison Knudsen................   26,000     201
                                            -------
                                                316
                                            -------
Building & Construction Supplies
  (0.7%)
  Southdown*......................   11,000     182
                                            -------
Computers & Services (4.2%)
  Cray Research*..................   20,700     349
  Egghead*........................   25,000     263
  Intergraph*.....................   40,700     498
                                            -------
                                              1,110
                                            -------
Environmental Services (0.8%)
  Mid-American Waste..............   38,300     215
                                            -------
Financial Services (2.8%)
  Capstead Mortgage...............   11,400     278
  Morgan Keegan...................   29,850     448
                                            -------
                                                726
                                            -------
Food, Beverage & Tobacco (3.4%)
  Adolph Coors, Class B...........   15,300     249
  Chiquita Brands International...   23,100     309
  Rykoff-Sexton...................   21,625     332
                                            -------
                                                890
                                            -------
Footwear (1.4%)
  Brown Group.....................    8,800     284
  L.A. Gear*......................   18,700      72
                                            -------
                                                356
                                            -------
Information Services (1.2%)
  Primark*........................   21,900     318
                                            -------


                                               MARKET
                                               VALUE
                                       SHARES  (000)
                                       ------ -------
Insurance (6.4%)
  Guaranty National.................   19,500 $   336
  John Alden Financial..............   10,800     311
  Ohio Casualty.....................   11,100     374
  Provident Life & Accident
    Insurance, Class B................ 14,800     348
  Reliastar Financial...............    9,200     314
                                              -------
                                                1,683
                                              -------
Leasing & Renting (1.5%)
  Comdisco..........................    4,600     117
  PHH...............................    7,600     285
                                              -------
                                                  402
                                              -------
Machinery (4.0%)
  Nacco Industries, Class A.........    7,200     370
  SPX...............................   18,600     284
  Toro..............................   14,000     404
                                              -------
                                                1,058
                                              -------
Measuring Devices (0.8%)
  Tektronix.........................    6,200     212
                                              -------
Medical Products & Services (3.5%)
  Continental Medical Systems*......   30,900     193
  Spacelabs Medical*................   17,000     412
  Universal Health Services,
    Class B*.......................... 12,600     315
                                              -------
                                                  920
                                              -------
Metals & Mining (2.2%)
  Magma Copper*.....................   21,000     330
  Terra Industries..................   23,600     260
                                              -------
                                                  590
                                              -------
Metals Fabrication (1.4%)
  Amcast Industrial.................   19,000     359
                                              -------
Miscellaneous Business Services
  (1.7%)
  National Service Industries.......    9,600     258
  Pinkerton's*......................   10,700     190
                                              -------
                                                  448
                                              -------
Miscellaneous Consumer Services
  (1.1%)
  CPI...............................   19,000     285
                                              -------


                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


SMALL CAP VALUE FUND (CONTINUED)

                                          MARKET
                                          VALUE
                                  SHARES  (000)
                                  ------ -------
COMMON STOCKS, CONCLUDED:
Natural Gas (3.9%)
  Energen......................   19,000 $   418
  Enserch......................   21,800     305
  UGI..........................   14,500     294
                                         -------
                                           1,017
                                         -------
Paper & Paper Products (3.6%)
  Nashua.......................   14,500     286
  Pope And Talbot..............   21,000     347
  Stone Container..............   13,000     304
                                         -------
                                             937
                                         -------
Petroleum (3.4%)
  Diamond Shamrock R&M.........   12,200     305
  Pool Energy Services*........   39,700     303
  Quaker State.................   20,700     300
                                         -------
                                             908
                                         -------
Printing & Publishing (2.9%)
  Bowne........................   21,300     364
  Gibson Greetings.............   23,100     217
  Western Publishing Group*....   20,500     195
                                         -------
                                             776
                                         -------
Real Estate (1.6%)
  Pulte........................   18,300     421
                                         -------
Retail (11.8%)
  Caldor*......................   13,900     318
  Fred's.......................   30,000     300
  General Host.................   26,250     167
  Genesco*.....................   53,100     126
  Good Guys*...................   30,100     357
  Hechinger, Class A...........   39,000     452
  Ross Stores..................   25,600     299
  Ruddick......................   19,200     391
  Sizzler International........   57,300     365
  United States Shoe...........   18,100     344
                                         -------
                                           3,119
                                         -------
Rubber & Plastic (0.4%)
  Furon........................    5,100     101
                                         -------


                                                MARKET
                                                VALUE
                                        SHARES  (000)
                                        ------ -------
Semi-Conductors/Instruments (4.1%)
  Applied Magnetics*.................   31,500 $    95
  M/A Communications*................   35,600     245
  Pioneer Standard Electronics.......   24,200     423
  Quantum*...........................   22,300     329
                                               -------
                                                 1,092
                                               -------
Steel & Steel Works (2.3%)
  Geneva Steel, Class A*.............   17,700     230
  Quanex.............................   16,500     388
                                               -------
                                                   618
                                               -------
Trucking (1.2%)
  Carolina Freight...................   27,300     324
                                               -------
Utilities (3.6%)
  IES Industries.....................   10,100     276
  United Illuminating................   11,000     366
  Washington Water Power.............   20,600     309
                                               -------
                                                   951
                                               -------
Wholesale (6.0%)
  Bergen Brunswig, Class A...........   25,095     684
  Handleman..........................   34,500     367
  Marshall Industries*...............   12,400     322
  Universal-Virginia.................   10,200     203
                                               -------
                                                 1,576
                                               -------
  Total Common Stocks
    (Cost $25,965,711).................         26,122
                                               -------
  Total Investments (99.0%)
    (Cost $25,965,711).................         26,122
                                               -------
OTHER ASSETS AND LIABILITIES (1.0%)
Other Assets and Liabilities, Net......            271
                                               -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value) based
    on 2,397,825 outstanding shares
    of beneficial interest.............         25,719
  Accumulated net realized gain on
    investments........................            479
  Net unrealized appreciation on
    investments........................            156

                                   Continued

                                                      THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------




                                           MARKET
                                           VALUE
                                   SHARES  (000)
                                   ------ -------

NET ASSETS, CONCLUDED:
  Undistributed net investment
    income........................            $39
                                          -------
  Total Net Assets: (100.0%)....          $26,393
                                          -------
  Net Asset Value and Redemption
    Price Per Share...............         $11.01
                                          -------
  Maximum Public Offering Price
    Per Share ($11.01/96.25%).....         $11.44
                                          -------

------------------
*Non-income producing security

BALANCED FUND

COMMON STOCKS (48.5%)
Aerospace & Defense (1.0%)
  Raytheon......................    3,500    $247
                                          -------
Aircraft (0.8%)
  United Technologies...........    3,000     199
                                          -------
Automotive (1.6%)
  Dana..........................    7,500     185
  Ford Motor....................    8,000     209
                                          -------
                                              394
                                          -------
Banks (3.8%)
  Comerica......................    6,500     183
  JP Morgan.....................    3,000     192
  Keycorp.......................    6,400     186
  Mellon Bank...................    5,000     191
  PNC Financial.................    6,000     153
                                          -------
                                              905
                                          -------
Chemicals (3.1%)
  Crompton & Knowles............   10,000     169
  E.I. Dupont de Nemours........    4,000     224
  Engelhard.....................    7,000     185
  Witco.........................    5,800     166
                                          -------
                                              744
                                          -------


                                                MARKET
                                                VALUE
                                        SHARES  (000)
                                        ------ -------

Communications Equipment (0.8%)
  Harris.............................    4,000    $180
                                               -------
Computers & Services (1.4%)
  Novell*............................    8,200     167
  Pitney Bowes.......................    5,000     177
                                               -------
                                                   344
                                               -------
Drugs (3.1%)
  Bristol Myers Squibb...............    4,000     248
  Merck..............................    4,300     182
  Schering Plough....................    1,700     133
  Warner Lambert.....................    2,500     191
                                               -------
                                                   754
                                               -------
Electrical Equipment (1.0%)
  Grainger (W.W.)....................    4,000     245
                                               -------
Electronic Equipment (2.2%)
  General Electric...................    6,000     329
  Texas Instruments..................    2,500     197
                                               -------
                                                   526
                                               -------
Environmental Services (1.2%)
  Wheelabrator Technologies..........   10,000     138
  WMX Technologies...................    5,800     152
                                               -------
                                                   290
                                               -------
Financial Services (0.8%)
  Federal National Mortgage
    Association........................  2,500     193
                                               -------
Food, Beverage & Tobacco (3.0%)
  Anheuser Busch.....................    2,800     158
  Archer Daniels Midland.............    9,000     171
  Pepsico............................    5,000     196
  Philip Morris Companies............    3,000     182
                                               -------
                                                   707
                                               -------
Holding Company, Diversified (0.7%)
  Hanson PLC, ADR....................    8,500     159
                                               -------


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


BALANCED FUND (CONTINUED)

                                                  MARKET
                                                  VALUE
                                          SHARES  (000)
                                          ------ -------

COMMON STOCKS, CONCLUDED:
Household Furniture & Fixtures (0.7%)
  Masco................................    6,200    $156
                                                 -------
Insurance (1.5%)
  Lincoln National.....................    4,700     190
  Loews................................    1,700     165
                                                 -------
                                                     355
                                                 -------
Machinery (1.4%)
  BW/IP, Inc...........................    7,000     112
  Ingersoll Rand.......................    7,000     223
                                                 -------
                                                     335
                                                 -------
Miscellaneous Manufacturing (1.8%)
  Duracell International...............    4,000     167
  Minnesota Mining and
    Manufacturing........................  5,000     273
                                                 -------
                                                     440
                                                 -------
Oil Services (0.8%)
  Schlumberger.........................    3,500     199
                                                 -------
Paper & Paper Products (1.8%)
  Kimberly-Clark.......................    5,000     260
  Weyerhaeuser.........................    4,000     163
                                                 -------
                                                     423
                                                 -------
Petroleum (3.4%)
  Atlantic Richfield...................    2,000     219
  Burlington Resources.................    5,500     212
  Chevron..............................    3,800     181
  Texaco...............................    3,000     191
                                                 -------
                                                     803
                                                 -------
Professional Services (0.8%)
  Dun & Bradstreet.....................    3,800     196
                                                 -------
Railroads (1.6%)
  Norfolk Southern.....................    3,000     198
  Union Pacific........................    3,500     183
                                                 -------
                                                     381
                                                 -------


                                          SHARES/
                                            FACE   MARKET
                                           AMOUNT  VALUE
                                           (000)   (000)
                                          ------- -------

Restaurants (0.6%)
  McDonald's...........................     4,200 $   140
                                                  -------
Retail (3.1%)
  J. C. Penney.........................     4,000     172
  May Department Stores................     6,000     219
  Toys "R" Us*.........................     6,500     181
  Wal-Mart Stores......................     7,200     171
                                                  -------
                                                      743
                                                  -------
Semi-Conductors/Instruments (1.0%)
  Avnet................................     6,000     233
                                                  -------
Telephones & Telecommunication (3.5%)
  Airtouch Communications*.............     5,500     150
  American Telephone & Telegraph.......     5,500     284
  Bell Atlantic........................     4,000     215
  GTE..................................     5,800     194
                                                  -------
                                                      843
                                                  -------
Utilities (2.0%)
  Dominion Resources of Virginia.......     4,500     171
  General Public Utilities.............     4,000     121
  Pacific Gas and Electric.............     7,000     179
                                                  -------
                                                      471
                                                  -------
  Total Common Stocks
    (Cost $11,120,096)...................          11,605
                                                  -------
CORPORATE BONDS (6.6%)
  Associates, N.A.
     7.250%, 05/15/98....................    $200     199
  Ford Motor Credit
     7.500%, 06/15/04....................     250     243
  General Electric Capital
     8.000%, 01/15/98....................     200     204
  Pepsico
     6.250%, 09/01/99....................     200     191
  Southern California Edison
     5.875%, 02/01/98....................     200     191
  Wal-Mart Stores
     8.000%, 09/15/06....................     300     303
  WMX Technologies
     8.250%, 11/15/99....................     250     257
                                                  -------
  Total Corporate Bonds
    (Cost $1,569,957)....................           1,588
                                                  -------

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                        FACE   MARKET
                                       AMOUNT  VALUE
                                       (000)   (000)
                                      ------- -------

CONVERTIBLE BONDS (0.9%)
  Time Warner
    8.750%, 01/10/15................     $200  $  201
                                              -------
  Total Convertible Bonds
    (Cost $200,156)..................             201
                                              -------
ASSET BACKED SECURITIES (1.0%)
  American Express Master Trust
     7.150%, 08/15/99................     250     246
                                              -------
  Total Asset Backed Securities
    (Cost $244,922)..................             246
                                              -------
U.S. TREASURY OBLIGATIONS (30.2%)
  U.S. Treasury Bonds
     7.250%, 05/15/16................     500     483
     7.500%, 11/15/16................     500     495
     8.125%, 08/15/19................     500     529
  U.S. Treasury Notes
     5.500%, 04/30/96................     500     494
     6.000%, 06/30/96................     200     198
     6.125%, 07/31/96................     150     149
     7.250%, 08/31/96................     500     504
     7.500%, 01/31/97................     300     304
     6.750%, 02/28/97................     250     250
     6.750%, 05/31/97................     250     249
     7.375%, 11/15/97................     500     505
     7.250%, 02/15/98................     400     403
     7.500%, 10/31/99................     500     508
     6.375%, 01/15/00................     250     243
     7.500%, 11/15/01................     650     664
     7.500%, 05/15/02................     500     510
     6.375%, 08/15/02................     250     238
     7.250%, 05/15/04................     250     250
     7.875%, 11/15/04................     250     261
                                              -------
  Total U. S. Treasury Obligations
    (Cost $7,157,533)................           7,237
                                              -------
U.S. GOVERNMENT AGENCY OBLIGATIONS (1.3%)
  Federal Home Loan Mortgage
    Corporation
    7.125%, 07/21/99.................     300     299
                                              -------
  Total U.S. Government Agency
    Obligations (Cost $296,344)......             299
                                              -------


                                       FACE      MARKET
                                      AMOUNT     VALUE
                                   (000)/SHARES  (000)
                                   ------------ -------

SHORT TERM INVESTMENTS (10.8%)
  Chemical Bank Repurchase
    Agreement, 6.05%, dated
    02/28/95, matures 03/01/95,
    repurchase price $1,645,276
    (collateralized by U.S.
    Treasury Note, par value
    $1,660,000, 7.25%, maturing
    02/15/98, market value
    $1,679,893)...................       $1,645  $1,645
  Temp Cash Fund................            942     942
                                                -------
  Total Short Term Investments
    (Cost $2,587,000).............                2,587
                                                -------
  Total Investments (99.3%)
    (Cost $23,176,008)............               23,763
                                                -------
OTHER ASSETS AND LIABILITIES (0.7%)
Other Assets and Liabilities,
  Net...........................                    170
                                                -------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 2,323,146
    outstanding shares of
    beneficial interest...........               23,216
  Accumulated net realized gain
    on investments................                  130
  Net unrealized appreciation on
    investments...................                  587
                                                -------
  Total Net Assets: (100.0%)......              $23,933
                                                =======
  Net Asset Value and
    Redemption Price Per Share....               $10.30
                                                =======
  Maximum Public Offering Price
    Per Share ($10.30/96.25%).....               $10.70
                                                =======

---------
*Non-income producing security.
ADR-American Depository Receipt
PLC-Public Limited Company


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995

SHORT/INTERMEDIATE FUND

                                         FACE   MARKET
                                        AMOUNT   VALUE
                                         (000)   (000)
                                        ------ --------
CORPORATE BONDS (36.2%)
Automobile, Finance (5.9%)
  Ford Capital BV
    9.50%, 07/01/01.................... $2,000 $  2,160
  Ford Motor Credit
    8.00%, 01/15/99....................  1,000    1,011
    8.40%, 03/26/99....................  5,000    5,118
  General Motors Acceptance
    8.60%, 07/17/95....................  2,500    2,519
    9.40%, 06/07/95....................  1,000    1,008
                                               --------
                                                 11,816
                                               --------
Banks (2.0%)
  Republic National Bank
    New York
    6.40%, 04/15/95....................  4,000    4,000
                                               --------
Beverages (6.5%)
  Coca Cola
    7.875%, 09/15/98...................  6,000    6,135
  Pepsico
    5.625%, 07/01/95...................  2,000    1,998
    6.125%, 01/15/98...................  2,000    1,950
    7.00%, 11/15/96....................  3,000    3,004
                                               --------
                                                 13,087
                                               --------
Chemical & Allied Products (1.8%)
  E.I. Dupont de Nemours
    8.45%, 10/15/96....................  3,500    3,574
                                               --------
Electric Utility (3.4%)
  Duke Power
    7.50%, 04/01/99....................  4,000    4,015
  Southern California Edison
    5.90%, 01/15/97....................  3,000    2,936
                                               --------
                                                  6,951
                                               --------
Personal Credit Institutions (4.7%)
  Associates Corporation of North
    America
    5.300%, 09/04/95...................  1,000      994
    6.375%, 04/15/95...................  2,000    2,000
    7.625%, 04/15/98...................  2,400    2,424


                                       FACE   MARKET
                                      AMOUNT   VALUE
                                       (000)   (000)
                                      ------ --------
  Beta Finance
    6.19%, 04/20/95 (A).............. $2,000 $  1,999
  Household Finance
    7.80%, 11/01/96..................  2,000    2,015
                                             --------
                                                9,432
                                             --------
Petroleum Refining (4.5%)
  Texaco Capital
    7.875%, 05/01/95.................  3,000    3,008
    8.530%, 08/15/97.................  1,350    1,385
    9.000%, 11/15/96.................  1,500    1,551
    9.000%, 12/15/99.................  3,000    3,187
                                             --------
                                                9,131
                                             --------
Retail (3.9%)
  Bass America
    6.75%, 08/01/99..................  5,000    4,856
  Wal-Mart Stores
    8.00%, 05/01/96..................  3,000    3,034
                                             --------
                                                7,890
                                             --------
Security Brokers & Dealers (3.5%)
  Goldman Sachs 4.77%, 10/16/95....    3,000    2,966
  Merrill Lynch 6.75%, 03/15/95....    4,000    4,000
                                             --------
                                                6,966
                                             --------
  Total Corporate Bonds
    (Cost $73,770,137)...............          72,847
                                             --------
Collateralized Mortgage
  Obligations (1.9%)
  Federal Home Loan Mortgage
    6.750%, 09/15/16.................  4,000    3,871
                                             --------
  Total Collateralized Mortgage
    Obligations
    (Cost $4,033,750)................           3,871
                                             --------
Asset Backed Securities (15.7%)
  American Express Master Trust
    7.150%, 08/15/99.................  4,750    4,682
  Caterpillar Finance
    6.100%, 03/17/95.................  5,000    5,000
  Chase Manhattan Master Trust
    8.750%, 08/15/99.................  2,000    2,040

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

<Caption
                                       FACE   MARKET
                                      AMOUNT   VALUE
                                       (000)   (000)
                                      ------ --------
ASSET BACKED SECURITIES, CONCLUDED:
  General Motor Acceptance
    Corporation Grantor Trust
    4.150%, 03/15/98................. $1,172 $  1,153
  Merrill Lynch Asset Backed
    5.500%, 05/15/98.................  1,837    1,818
    5.125%, 07/15/98.................  1,654    1,630
  Premier Auto Trust
    4.900%, 10/15/98.................    804      784
    4.650%, 11/02/99.................  5,527    5,328
  Standard Credit Card Master Trust
    8.875%, 09/07/99.................  5,000    5,225
    7.875%, 01/07/00.................  4,000    4,064
                                             --------
  Total Asset Backed Securities
    (Cost $31,970,403)...............          31,724
                                             --------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS (2.0%)
  Federal Home Loan Mortgage
    7.860%, 01/21/97.................  2,000    2,030
  Tennessee Valley Authority
    8.375%, 10/01/99.................  2,000    2,080
                                             --------
  Total U.S. Government Agency
    Obligations (Cost $4,004,410)....           4,110
                                             --------
U. S. TREASURY OBLIGATIONS (41.9%)
  U.S. Treasury Notes
    5.125%, 11/15/95.................  2,000    1,983
    8.500%, 11/15/95.................  2,000    2,027
    7.500%, 01/31/96.................  8,000    8,073
    4.625%, 02/15/96.................  5,000    4,915
    5.125%, 03/31/96.................  3,000    2,956
    4.250%, 05/15/96.................  3,000    2,919
    7.375%, 05/15/96.................  2,000    2,018
    7.250%, 08/31/96.................  1,000    1,008
    6.500%, 11/30/96.................  1,000      996
    7.250%, 11/30/96.................  2,000    2,016
    6.250%, 01/31/97.................  3,000    2,972
    6.750%, 02/28/97.................  2,000    1,999
    6.875%, 04/30/97................. 10,000   10,008
    6.500%, 05/15/97.................  5,000    4,963


                                         FACE
                                        AMOUNT  MARKET
                                        (000)/   VALUE
                                        SHARES   (000)
                                        ------ ---------
    6.750%, 05/31/97................... $8,000 $  7,981
    5.625%, 08/31/97...................  8,000    7,774
    5.750%, 10/31/97...................  3,000    2,916
    6.000%, 11/30/97...................  5,000    4,887
    7.875%, 01/15/98...................  4,000    4,096
    7.250%, 02/15/98...................  4,000    4,034
    5.125%, 02/28/98...................  1,000      951
    8.000%, 08/15/99...................  3,000    3,108
                                               ---------
  Total U. S. Treasury Obligations
    (Cost $86,193,884).................          84,600
                                               ---------
SHORT TERM INVESTMENTS (1.1%)
  Temp Cash Fund.....................    2,141    2,141
                                               ---------
  Total Short Term Investments
    (Cost $2,141,028)..................           2,141
                                               ---------
  Total Investments (98.8%)
    (Cost $202,113,612)................         199,293
                                               ---------
OTHER ASSETS AND LIABILITIES (1.2%)
Other Assets and Liabilities, Net......           2,481
                                               ---------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 19,936,683 outstanding
    shares of beneficial interest......         207,856
  Accumulated net realized loss on
    investments........................          (3,296)
  Net unrealized depreciation on
    investments........................          (2,821)
  Undistributed net investment
    income.............................              35
                                               ---------
  Total Net Assets: (100.0%)...........        $201,774
                                               ---------
  Net Asset Value and Redemption
    Price Per Share....................          $10.12
                                               ---------
  Maximum Public Offering Price
    Per Share ($10.12/96.25%)..........          $10.51
                                               ---------

-----------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.



    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


FIXED INCOME FUND

                                      FACE   MARKET
                                     AMOUNT   VALUE
                                     (000)    (000)
                                    ------- --------
CORPORATE BONDS (41.9%)
Auto Finance (3.1%)
  Ford Capital BV
    9.50%, 07/01/01................ $ 1,000 $  1,080
  Ford Motor Credit
    6.75%, 08/15/08................   5,000    4,475
    8.00%, 01/15/99................   2,000    2,023
                                            --------
                                               7,578
                                            --------
Banks (3.0%)
  Banque Nationale de Paris
    9.875%, 05/25/98...............   1,000    1,074
  National Westminster Bank,
    New York
    9.45%, 05/01/01................   4,000    4,334
  Toronto Dominion Bank,
    New York
    7.875%, 08/15/04...............   2,000    1,968
                                            --------
                                               7,376
                                            --------
Commercial Printing (3.9%)
  R.R. Donnelley & Sons
    7.00%, 01/01/03................   2,000    1,933
    8.875%, 04/15/21...............   7,000    7,656
                                            --------
                                               9,589
                                            --------
Electric Utility (1.2%)
  Southern California Edison
    5.90%, 01/15/97................   2,000    1,957
  Teco Energy
    9.25%, 06/19/97................   1,000    1,044
                                            --------
                                               3,001
                                            --------
Financial Services (1.4%)
  Beta Finance
    6.19%, 04/20/95 (A)............   3,500    3,499
                                            --------
Food, Beverage & Tobacco (6.5%)
  Anheuser Busch
    9.00%, 12/01/09................   4,000    4,374
  Archer Daniels Midland
    7.125%, 03/01/13...............   3,000    2,764
  Coca Cola
    7.875%, 09/15/98...............   1,955    1,999


                                          FACE   MARKET
                                         AMOUNT   VALUE
                                         (000)    (000)
                                        ------- --------
  Grand Metropolitan Investment
    7.125%, 09/15/04................... $ 5,000 $  4,791
  Pepsico
    6.125%, 01/15/98...................   2,000    1,950
                                                --------
                                                  15,878
                                                --------
Paper & Allied Products (3.2%)
  Kimberly-Clark, Callable
    02/01/13 @ 100
    7.875%, 02/01/23...................   3,750    3,684
  Weyerhaeuser
    8.84%, 04/12/99....................   4,000    4,200
                                                --------
                                                   7,884
                                                --------
Personal Credit Institutions (1.7%)
  Associates Corporation of North
    America
    8.625%, 06/15/97...................   3,000    3,083
  Associates Corporation of North
    America, Callable
    04/15/96 @100
    7.625%, 04/15/98...................   1,000    1,010
                                                --------
                                                   4,093
                                                --------
Petroleum Refining (2.6%)
  Texaco Capital
    8.50%, 02/15/03....................   5,000    5,225
    9.00%, 11/15/96....................   1,000    1,034
                                                --------
                                                   6,259
                                                --------
Railroads (1.8%)
  Norfolk Southern
    9.00%, 03/01/21....................   4,000    4,365
                                                --------
Retail-Department Stores (1.3%)
  J.C. Penney, Callable
    07/12/00 @ 100
    9.45%, 07/15/02....................   3,000    3,218
                                                --------
Retail-Eating Places (2.8%)
  Bass America
    6.625%, 03/01/03...................   1,000      930
    6.75%, 08/01/99....................   4,000    3,885
  McDonald's
    7.375%, 07/15/02...................   2,000    1,998
                                                --------
                                                   6,813
                                                --------

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

                                        FACE   MARKET
                                       AMOUNT   VALUE
                                       (000)    (000)
                                      ------- --------
CORPORATE BONDS, CONCLUDED:
Retail-Grocery Stores (2.1%)
  Albertsons
    4.82%, 03/25/96.................. $ 5,000 $  4,894
                                              --------
Retail-Variety Stores (0.8%)
  Wal-Mart Stores
    8.00%, 05/01/96..................   2,000    2,023
                                              --------
Security Brokers & Dealers (2.7%)
  Merrill Lynch
    7.00%, 04/27/08..................   3,000    2,692
    8.30%, 11/01/02..................   2,000    2,030
  Merrill Lynch,
    Callable 04/15/98 @ 100
    7.05%, 05/15/03..................   2,000    1,868
                                              --------
                                                 6,590
                                              --------
Soap (0.8%)
  Procter and Gamble
    7.375%, 03/01/23.................   2,000    1,858
                                              --------
Trucking (3.0%)
  United Parcel Service
    8.375%, 04/01/20.................   7,000    7,324
                                              --------
  Total Corporate Bonds
    (Cost $104,818,508)..............          102,242
                                              --------
COLLATERALIZED MORTGAGE
  OBLIGATIONS (3.4%)
  Federal Home Loan Mortgage
    Corporation
    8.000%, 03/15/05.................   1,773    1,786
    6.750%, 09/15/16.................   6,000    5,807
  Federal National Mortgage
    Association
    9.500%, 09/25/18.................     789      802
                                              --------
  Total Collateralized Mortgage
    Obligations
    (Cost $8,505,143)................            8,395
                                              --------
Asset Backed Securities (4.7%)
  American Express Master Trust
    7.150%, 08/15/99.................   2,000    1,971
  Chase Manhattan Master Credit
    Card Trust
    8.750%, 08/15/99.................   3,000    3,060


                                    FACE   MARKET
                                   AMOUNT   VALUE
                                   (000)    (000)
                                  ------- --------
  General Motor Acceptance
    Corporation Grantor Trust
    4.150%, 03/15/98............. $   703 $    692
  Merrill Lynch
    5.500%, 05/15/98.............   1,102    1,091
    5.125%, 07/15/98.............   1,654    1,630
  Premier Auto Trust
    4.900%, 10/15/98.............   3,218    3,135
                                          --------
  Total Asset Backed Securities
    (Cost $11,775,461)...........           11,579
                                          --------
GOVERNMENT POOLED MORTGAGES (1.3%)
  Government National Mortgage
    Association
    9.000%, 09/15/16.............     539      559
    9.000%, 10/15/19.............     334      346
    9.000%, 11/15/19.............     544      564
    9.000%, 12/15/19.............     273      283
    8.500%, 03/15/20.............     208      211
    8.500%, 04/15/20.............   1,255    1,276
                                          --------
  Total Government Pooled
    Mortgages (Cost $3,025,554)..            3,239
                                          --------
U.S. TREASURY OBLIGATIONS (37.9%)
  U.S. Treasury Bond, Callable
    02/15/02 @ 100
    7.625%, 02/15/07.............   2,000    2,021
  U.S. Treasury Bonds
    7.250%, 05/15/16.............  10,000    9,656
    8.750%, 05/15/17.............   2,000    2,243
    8.125%, 08/15/19.............   6,000    6,343
    7.875%, 02/15/21.............   1,000    1,030
    6.250%, 08/15/23.............   5,000    4,256
  U.S. Treasury Notes
    5.125%, 11/15/95.............   3,000    2,974
    4.250%, 12/31/95.............   5,000    4,911
    4.625%, 02/15/96.............   7,500    7,372
    5.125%, 03/31/96.............   2,000    1,971
    7.375%, 05/15/96.............   1,000    1,009
    4.375%, 11/15/96.............   3,000    2,887
    6.500%, 11/30/96.............   2,000    1,992
    6.500%, 05/15/97.............   2,000    1,985
    6.750%, 05/31/97.............   3,000    2,993


                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


FIXED INCOME FUND (CONTINUED)

                                        FACE
                                       AMOUNT  MARKET
                                       (000)/   VALUE
                                       SHARES   (000)
                                      ------- --------
U.S. TREASURY OBLIGATIONS, CONCLUDED:
  U.S. Treasury Notes, continued:
    6.500%, 08/15/97...............   $ 1,000 $    992
    5.625%, 08/31/97...............     2,000    1,944
    5.750%, 10/31/97...............     2,000    1,944
    6.000%, 11/30/97...............     3,000    2,932
    7.250%, 02/15/98...............     4,000    4,034
    5.125%, 02/28/98...............     2,000    1,903
    5.125%, 03/31/98...............     7,000    6,648
    8.250%, 07/15/98...............     2,000    2,074
    7.125%, 10/15/98...............     2,000    2,013
    5.125%, 11/30/98...............     2,000    1,876
    6.375%, 01/15/99...............     2,000    1,956
    7.000%, 04/15/99...............     2,000    2,000
    8.500%, 11/15/00...............     6,000    6,388
    7.750%, 02/15/01...............     2,000    2,062
                                              --------
  Total U.S. Treasury Obligations
    (Cost $95,074,699).............             92,409
                                              --------
U.S. GOVERNMENT AGENCY
  OBLIGATIONS (1.2%)
  Federal Home Loan Mortgage
    Corporation
    7.125%, 07/21/99...............     3,000    2,989
                                              --------
  Total U.S. Government Agency
    Obligations
    (Cost $2,989,800)..............              2,989
                                              --------
YANKEE BONDS (3.4%)
  Hydro Quebec
    9.400%, 02/01/21...............     3,000    3,236
  Province of Ontario
    8.000%, 10/17/01...............     5,000    5,088
                                              --------
  Total Yankee Bonds
    (Cost $8,156,580)..............              8,324
                                              --------
SHORT TERM INVESTMENTS (5.0%)
  Temp Cash Fund.................      12,134   12,134
                                              --------
  Total Short Term Investments
    (Cost $12,134,069).............             12,134
                                              --------
  Total Investments (98.8%)
    (Cost $246,479,814)............            241,311
                                              --------


                                         FACE   MARKET
                                        AMOUNT   VALUE
                                         (000)   (000)
                                        ------ ---------
OTHER ASSETS AND LIABILITIES (1.2%)
Other Assets and Liabilities, Net..            $  2,827
                                               ---------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 24,271,783
    outstanding shares of
    beneficial interest................         252,500
  Accumulated net realized loss on
    investments........................          (3,224)
  Net unrealized depreciation on
    investments........................          (5,168)
  Undistributed net investment
    income.............................              30
                                               ---------
  Total Net Assets: (100.0%).........          $244,138
                                               =========
  Net Asset Value and Redemption
    Price Per Share....................          $10.06
                                               =========
  Maximum Public Offering Price
    Per Share ($10.06/96.25%)..........          $10.45
                                               =========

-------------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.

MUNICIPAL BOND FUND

MUNICIPAL BONDS (96.5%)
Arizona (3.5%)
  Salt River Project, Series A, RB
    5.300%, 01/01/03................... $  500   $  503
  Scottsdale, Municipal Property
    Corporation, RB, (FGIC),
    Callable 11/01/02 @ 100
    6.250%, 11/01/10...................    500      506
                                               ---------
                                                  1,009
                                               ---------
California (6.0%)
  Azusa, Unified School District,
    GO, (AMBAC)
    5.100%, 05/01/07...................    830      784


    The accompanying notes are an integral part of the finanial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                      FACE   MARKET
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------ -------
MUNICIPAL BONDS, CONTINUED:
California, continued
  State Public Power Authority,
    San Juan Power Project,
    Series A, RB, (MBIA), Callable
    01/01/05 @ 100
    5.375%, 01/01/10..............   $1,000 $   945
                                            -------
                                              1,729
                                            -------
Florida (1.9%)
  Palm Beach County, Solid Waste
    Authority, RB, Callable
    07/01/97 @ 103
    8.625%, 07/01/04..............      500     553
                                            -------
Hawaii (7.6%)
  Honolulu, Series C, GO,
    Prerefunded @ 101
    7.150%, 06/01/00 (B)..........    1,000   1,102
  State, Series BR, GO,
    Prerefunded @ 100
    7.000%, 06/01/00 (B)..........    1,000   1,086
                                            -------
                                              2,188
                                            -------
Illinois (12.3%)
  Chicago, School Finance
    Authority, Series B, GO,
    (MBIA), Callable
    06/01/96 @ 102
    7.600%, 06/01/02..............      250     263
  Kane County, Elgin Community
    College Project, Series A, RB,
    (FGIC)
    5.300%, 12/01/09..............    1,000     979
  State Education Facilities
    Authority, Shedd Aquarium
    Society, Series A, RB,
    Mandatory Put @ 102
    8.625%, 09/26/97 (B) (C)......      560     607
  State Education Facilities
    Authority, Wesleyan University
    Project, RB
    5.600%, 09/01/11 (C)..........    1,260   1,172


                                        FACE   MARKET
                                       AMOUNT  VALUE
                                        (000)  (000)
                                       ------ -------
  Winnebago and Boone Counties,
    Rockford School District,
    Series C, GO, (FGIC)
    5.900%, 02/01/05.................. $  500 $   512
                                              -------
                                                3,533
                                              -------
Kentucky (1.8%)
  Jefferson County, Capital Project,
    Series A, RB
    5.650%, 08/15/03..................    500     506
                                              -------
Louisiana (1.7%)
  State Recovery District Sales Tax
    Revenue, VRDN, RB, (MBIA)
    3.750%, 03/01/95 (A) (B)..........    500     500
                                              -------
Michigan (3.2%)
  State Municipal Bond Authority,
    Revolving Fund, RB
    5.400%, 10/01/14..................  1,015     920
                                              -------
Minnesota (3.3%)
  State, GO
    5.000%, 08/01/05..................  1,000     956
                                              -------
Nebraska (1.8%)
  State Public Power Supply
    Systems, RB, Callable
    01/01/03 @ 102
    6.000%, 01/01/08..................    500     503
                                              -------
New Hampshire (2.0%)
  State Turnpike Authority,
    Series A, RB, (FGIC), Callable
    11/01/03 @ 100
    7.000%, 11/01/06..................    500     563
                                              -------
Ohio (4.5%)
  Columbus, Refuse Coal Fired
    Plant, GO
    6.625%, 09/15/01..................    265     285
  State Water Development
    Authority, RB, (AMBAC),
    Callable 12/01/02 @ 102
    6.000%, 12/01/08..................  1,000   1,015
                                              -------
                                                1,300
                                              -------


                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995



MUNICIPAL BOND FUND (CONTINUED)

                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
MUNICIPAL BONDS, CONTINUED:
Pennsylvania (16.7%)
  Geisinger Health System,
    Series B, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)..... $  500 $   500
  Philadelphia, Hospital and Higher
    Education Facilities Authority,
    Children's Hospital Project,
    VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).....    600     600
  Schuylkill County, Industrial
    Development Authority,
    Westwood Energy Project,
    VRDN, RB
    4.050%, 03/01/95 (A) (B) (C).....    700     699
  Schuylkill County, Redevelopment
    Authority, Commonwealth
    Lease, Series A, RB, (FGIC),
    Callable 06/01/03 @ 100
    6.950%, 06/01/04.................    500     546
  Solanco School District, GO,
    (FGIC), Callable
    02/15/04 @ 100
    6.300%, 02/15/14.................  1,000   1,006
  State Higher Education
    Authority, Student Loan
    Assistance Agency, Series A,
    RB, (FGIC)
    6.800%, 12/01/00.................    630     672
  State Public School Building
    Authority, Series D, RB,
    (FGIC), Callable
    07/01/02 @ 102
    6.250%, 01/01/07.................    500     519
  Westmoreland County, GO,
    (AMBAC)
    6.050%, 06/01/97.................    250     255
                                             -------
                                               4,797
                                             -------
Puerto Rico (2.1%)
  Telecom Authority, RB, (MBIA)
    5.250%, 01/01/05.................    500     493


                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
  University of Puerto Rico,
    Series L, RB, Callable
    06/01/96 @ 102
    7.750%, 06/01/07 (C)............. $  100 $   105
                                             -------
                                                 598
                                             -------
South Carolina (1.8%)
  Piedmont, Municipal Power
    Agency, RB, (MBIA)
    6.250%, 01/01/09.................    500     525
                                             -------
South Dakota (1.8%)
  State Building Lease Authority,
    Series A, RB, (CGIC)
    6.375%, 09/01/05.................    500     529
                                             -------
Tennessee (3.7%)
  State, Series B, GO, Callable
    06/01/01 @ 101.5
    6.850%, 06/01/10.................  1,000   1,073
                                             -------
Texas (3.8%)
  Harris County, GO, Callable
    08/01/01 @ 102
    7.000%, 08/01/09.................    500     539
  University of Texas, Series A,
    RB, Callable 08/15/01 @ 102
    7.000%, 08/15/07.................    500     546
                                             -------
                                               1,085
                                             -------
Utah (1.7%)
  Salt Lake City, Motor Fuel Excise
    Tax, Series A, RB
    5.400%, 02/01/03.................    500     487
                                             -------
Vermont (7.4%)
  Burlington, Waterworks Systems,
    Series A, RB, (FGIC), Callable
    07/01/97 @ 102
    6.875%, 07/01/12.................  1,000   1,046
  State, Series A, GO,
    Prerefunded @ 102
    6.750%, 02/01/00 (B).............  1,000   1,087
                                             -------
                                               2,133
                                             -------

                                   Continued
                                       42

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------

                                         FACE
                                        AMOUNT  MARKET
                                        (000)/  VALUE
                                        SHARES  (000)
                                        ------ --------
MUNICIPAL BONDS, CONCLUDED:
Virginia (3.5%)
  Loudoun County, Industrial
    Development Authority,
    Marriott Project, VRDN, RB
    4.050%, 03/01/95 (A) (B) (C)....... $  500 $   500
  State Housing Development
    Authority, Series A, RB, AMT
    6.700%, 07/01/05 (C)...............    500     518
                                               --------
                                                 1,018
                                               --------
Washington (1.8%)
  Port of Seattle, Series A, RB,
    Callable 11/01/02 @ 102
    6.250%, 11/01/10...................    500     510
                                               --------
Washington, D.C. (1.7%)
  District of Columbia, Series C,
    GO, (AMBAC),
    Prerefunded @ 102
    7.600%, 06/01/98 (B)...............    450     492
                                               --------
Wisconsin (0.9%)
  Milwaukee, Sewer District, GO
    6.125%, 10/01/03...................    250     259
                                               --------
  Total Municipal Bonds
    (Cost $28,048,080).................         27,766
                                               --------
SHORT TERM INVESTMENTS (3.6%)
  SEI Institutional Tax-Free
    Portfolio
    3.93%, 03/07/95....................  1,026   1,026
                                               --------
  Total Short Term Investment
    (Cost $1,026,246)..................          1,026
                                               --------
  Total Investments (100.1%)
    (Cost $29,074,326).................         28,792
                                               --------
OTHER ASSETS AND LIABILITIES (-0.1%)
  Other Assets and Liabilities, Net....            (42)
                                               --------


                                                  MARKET
                                                  VALUE
                                                  (000)
                                                 --------
NET ASSETS:
  Portfolio shares (unlimited authorization-no
    par value) based on 2,796,278 outstanding
    shares of beneficial interest............... $30,114
  Accumulated net realized loss on
    investments.................................  (1,091)
  Net unrealized depreciation on investments....    (282)
  Distributions in excess of net investment
    income......................................       9
                                                 --------
  Total Net Assets: (100.0%).................... $28,750
                                                 ========
  Net Asset Value and Redemption Price Per
    Share....................................... $ 10.28
                                                 ========
  Maximum Public Offering Price Per
    Share ($10.28/96.25%)....................... $ 10.68
                                                 ========

-----------------------------------------------------
(A) Variable Rate Security-the rate reflected on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
GO-General Obligation
RB-Revenue Bond
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets:

AMBAC-American Municipal Bond Assurance Company
CGIC-Capital Guaranty Insurance Company
FGIC-Financial Guaranty Insurance Company
MBIA-Municipal Bond Insurance Association


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


NEW JERSEY MUNICIPAL
BOND FUND

                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
MUNICIPAL BONDS (99.4%)
Kansas (0.4%)
  Butler County, Solid Waste
    Disposal, VRDN, RB, AMT
    4.300%, 03/01/95 (A) (B) (C)..... $  400 $   400
                                             -------
New Jersey (98.0%)
  Absecon, Board of Education,
    COP, (MBIA)
    5.625%, 12/15/02.................    770     788
  Bayshore, Bayshore Regional
    Sewer Authority, Series A, RB,
    (MBIA)
    5.250%, 05/01/06.................  1,000     963
  Bergen County, Utility Authority,
    Series A, RB, (FGIC), Callable
    06/15/02 @ 100
    5.500%, 06/15/13.................  1,000     961
  Bordentown, Sewage Authority,
    Series D, RB, (MBIA)
    5.100%, 12/01/05.................    635     609
  Borough of Roselle, Fiscal Year
    Adjustment Bonds, Series 1993,
    GO, (MBIA)
    4.850%, 10/15/05.................  1,000     920
  Brick Township, Municipal
    Utilities Authority, RB
    6.750%, 12/01/16.................  1,000   1,089
  Brigantine, GO, (MBIA), Callable
    08/01/02 @ 101
    6.250%, 08/01/03.................    730     778
  Burlington County, Bridge
    Commission, RB
    5.150%, 10/01/05 (C).............  1,000     975
  Camden County, Improvement
    Authority Lease, RB
    5.700%, 12/01/05 (C).............    500     499
  Camden County, Improvement
    Authority Lease, RB, Callable
    12/01/02 @ 101
    6.000%, 12/01/12 (C).............    500     501


                                      FACE   MARKET
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------ -------
  Camden County, Improvement
    Authority, Health Services
    Center Project, Series B, RB,
    (AMBAC)
    4.900%, 12/01/05................ $1,000 $   935
  Camden, Board of Education, GO,
    (FSA)
    5.000%, 10/01/05................    450     428
  Cape May County, Bridge
    Commission, RB
    6.500%, 06/01/00................    350     364
  Cape May County, Municipal
    Utilities Authority, Series B,
    RB, (FGIC)
    4.900%, 01/01/09................  1,000     909
  Carteret, GO, (FGIC)
    5.050%, 10/01/05................    925     890
    5.250%, 10/01/07................    980     940
    5.450%, 10/01/09................    500     481
  Cherry Hill Township, GO
    6.000%, 06/01/06................    500     514
  Delaware River Joint Toll Bridge
    Commission, RB, (FGIC)
    6.250%, 07/01/12................    400     412
  Dover Township, GO, (AMBAC),
    Callable 10/15/02 @ 102
    6.000%, 10/15/03................  1,000   1,050
  Edison Township, GO
    6.500%, 06/01/04................    500     539
  Edison Township, GO, (AMBAC)
    4.800%, 01/01/05................    750     696
    5.000%, 01/01/07................  1,000     918
  Edison Township, School
    Authority, GO
    6.500%, 06/01/03................  1,000   1,073
  Essex County, Correctional
    Facility Improvement,
    RB, (AMBAC), Callable
    12/01/06 @ 100
    6.900%, 12/01/14................    500     533

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

                                     FACE   MARKET
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
MUNICIPAL BONDS, CONTINUED:
New Jersey, continued:
  Essex County, Improvement
    Authority, Lease Capital
    Equipment Program,
    Series C, RB
    7.000%, 09/01/98 (C)........... $  310 $   326
  Essex County, Improvement
    Authority, RB, (AMBAC)
    5.300%, 12/01/06...............  1,000     968
  Essex County, Series A, GO,
    (MBIA)
    4.600%, 10/01/03...............  1,500   1,412
  Evesham Township, Municipal
    Utilities Authority, Series B,
    RB, (MBIA),
    Callable 07/01/97 @ 100
    6.800%, 07/01/01...............  1,010   1,054
    6.850%, 07/01/02...............  1,080   1,126
  Flemington-Raritan, GO
    6.250%, 02/01/12 (C)...........    500     518
  Gloucester County, Housing
    Authority, RB
    6.200%, 09/15/11 (C)...........    500     498
  Hillside Township, GO, (MBIA)
    6.600%, 02/15/07...............  1,000   1,061
  Irvington Township, School
    District Refunding Bonds,
    Series 1993, GO, (FSA)
    5.000%, 10/01/11...............  1,000     906
  Knowlton Township, Board of
    Education, GO
    6.600%, 08/15/10...............    170     183
    6.600%, 08/15/11...............    169     182
  Lacey Township, Municipal
    Utilities Authority, RB, (MBIA)
    6.000%, 12/01/12...............  1,000   1,000
  Landis, Sewer Authority,
    RB, (FGIC)
    5.400%, 10/01/06...............    500     486
  Manchester Township, Board of
    Education, COP, (MBIA)
    5.300%, 12/15/07...............    500     476


                                     FACE   MARKET
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
  Medford Township, Board of
    Education, GO, (FGIC),
    Callable 02/01/05 @ 100
    5.950%, 02/01/11............... $  500 $   501
  Mercer County, Hamilton Board
    of Education Lease Project,
    RB, (MBIA)
    5.250%, 12/15/14...............  1,000     913
  Mercer County, Improvement
    Authority, Hamilton Township
    Board of Education Project,
    RB, (MBIA)
    5.900%, 06/01/03...............    500     516
  Mercer County, Improvement
    Revenue Government Lease
    Program, RB,
    Prerefunded @ 101
    7.250%, 12/01/98 (B)...........    985   1,067
  Middletown Township, Sewer
    Authority, Series A, RB, (FGIC)
    5.000%, 01/01/06...............  1,000     933
    5.050%, 01/01/07...............  1,095   1,017
    5.100%, 01/01/08...............  1,750   1,609
  Monmouth County, Utility
    Authority, GO,
    Callable 08/01/00 @ 102
    7.000%, 08/01/06...............  1,000   1,081
  Moorestown, School District,
    GO, (AMBAC)
    6.600%, 06/01/05...............    450     488
  Morris Township, GO,
    6.550%, 07/01/01...............    500     533
  Morristown, GO, (FSA)
    6.400%, 08/01/14...............    500     520
  North Arlington, GO, (AMBAC)
    4.800%, 02/01/12...............    600     527
    4.800%, 02/01/13...............    441     386
  North Bergen Township,
    GO, (FSA)
    5.900%, 08/15/01...............    500     519
  North Bergen Township,
    Municipal Utilities Authority,
    RB, (FGIC)
    5.200%, 12/15/07...............  1,000     956


                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995


NEW JERSEY MUNICIPAL
BOND FUND (CONTINUED)

                                      FACE   MARKET
                                     AMOUNT  VALUE
                                      (000)  (000)
                                     ------ -------
MUNICIPAL BONDS, CONTINUED:
New Jersey, continued:
  Northwest Bergen County,
    Utilities Authority, RB, (MBIA)
    5.900%, 07/15/06................ $  755 $   782
  Nutley, GO
    7.000%, 08/01/98................    400     407
  Ocean County, General
    Improvement, GO
    6.300%, 04/15/97................  1,000   1,028
    5.125%, 07/01/06................    800     759
    5.150%, 07/01/09................  1,000     926
    5.150%, 07/01/10................  1,250   1,147
  Ocean County, Series A, GO
    6.250%, 10/01/01................  1,280   1,347
  Ocean County, Series A, GO,
    Callable 10/01/01 @102
    6.250%, 10/01/05................  1,050   1,108
  Ocean County, Utility Authority,
    Series A, RB,
    Callable 01/01/07 @ 100
    6.300%, 01/01/12 (C)............  1,005   1,039
  Parsippany Troy Hills
    Township, GO
    4.700%, 12/01/04................  1,000     928
  Passaic Valley, Water
    Commission, Series A,
    RB, (FGIC)
    5.950%, 12/15/02................    500     529
  Piscataway Township, School
    District, COP, (FSA)
    5.150%, 06/15/06................    500     483
  Point Pleasant, GO, (MBIA)
    5.700%, 12/01/03................    500     511
  Port Authority, RB
    5.200%, 09/01/13 (C)............  1,000     914
  Port Authority, RB,
    Callable 04/01/96 @ 102
    7.250%, 04/01/14 (C)............  1,500   1,544
  Scotch Plains Township, Senior
    Citizen Housing, RB
    5.625%, 09/01/13 (C)............    500     470


                                     FACE   MARKET
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
  South Plainfield, Board of
    Education, COP, (MBIA),
    Callable 06/15/02 @ 100
    6.500%, 12/15/07............... $  780 $   824
  South Plainfield, GO, (AMBAC)
    4.750%, 09/01/08...............  1,030     937
  State Building Authority, RB
    7.150%, 06/15/99...............    200     217
  State Building Authority, RB,
    Prerefunded @ 102
    7.200%, 06/15/99 (B)...........  1,200   1,316
  State Economic Development
    Authority, Trenton Office
    Complex Project, RB
    6.625%, 06/15/01...............  1,050   1,130
  State Health Care Facility, St.
    Clares-Riverside Medical
    Center, RB, (MBIA)
    5.750%, 07/01/14...............    500     489
  State Highway Authority, Garden
    State Parkway Project, RB
    4.900%, 01/01/05 (C)...........  1,000     961
    6.200%, 01/01/10...............    750     773
    6.250%, 01/01/14...............    500     507
  State Highway Authority, Garden
    State Parkway Project, RB,
    Callable 01/01/02 @ 102
    6.000%, 01/01/05...............  1,350   1,401
  State Housing Finance Agency,
    Series A, RB
    6.700%, 05/01/05 (C)...........    500     527
  State Housing Finance Agency,
    Series A, RB,
    Callable 05/01/02 @ 102
    6.700%, 11/01/05 (C)...........  1,000   1,054
    6.950%, 11/01/13 (C)...........    750     783
  State Sports & Exposition
    Authority, State Contract
    Bonds, Series A, RB
    5.300%, 09/01/09...............    955     899

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


                                     FACE   MARKET
                                    AMOUNT  VALUE
                                     (000)  (000)
                                    ------ -------
MUNICIPAL BONDS, CONTINUED:
New Jersey, continued:
  State Transportation Authority,
    Series A, RB
    5.400%, 06/15/97............... $  500 $   508
    6.000%, 06/15/00...............  1,030   1,069
  State Turnpike Authority,
    Series A, RB
    6.400%, 01/01/02...............    250     265
  State Turnpike Authority,
    Series A, RB,
    Callable 01/01/96 @ 100
    6.900%, 01/01/14...............    970     983
  State Turnpike Authority,
    Series C, RB
    6.500%, 01/01/16...............    500     528
  State Turnpike Authority,
    Series C, RB, (AMBAC)
    6.250%, 01/01/10...............  1,350   1,380
  State Wastewater Authority,
    Series B, RB
    7.000%, 05/15/04...............    950   1,022
  State Wastewater Authority,
    Treatment Trust,
    RB, (AMBAC)
    4.600%, 03/01/06...............  1,500   1,343
    4.800%, 03/01/13...............  1,590   1,355
  State Water Supply District
    Authority, Wanaque North
    Project, Series A, RB, (MBIA)
    6.500%, 11/15/06...............    510     547
  State, GO
    7.000%, 04/01/97...............  1,350   1,404
    6.250%, 09/15/01...............  1,000   1,063
  State, GO, Callable
    04/01/01 @ 100.50
    7.000%, 04/01/03...............    500     544
  State, GO,
    Prerefunded @ 101.50
    7.400%, 04/15/97 (B)...........    820     872
  State, Port Authority Marine
    Terminal, Series G, RB
    5.500%, 01/01/15 (C)...........  2,280   2,152


                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
  State, Series C, GO, Callable
    01/15/99 @ 101.5
    6.500%, 01/15/08................. $1,000 $ 1,046
  State, Series C, GO, Callable
    01/15/99 @ 101.50
    6.500%, 01/15/05.................    500     525
  Stony Brook, Regional Sewer
    Authority, Series B, RB
    5.200%, 12/01/06 (C).............    500     482
  Tinton Falls, Board of Education,
    GO, (MBIA), Callable
    10/15/04 @ 100
    5.875%, 10/15/09.................  1,010   1,009
  Union County, Pollution Control
    Financing Authority, Exxon
    Project, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C).....    500     500
  Wanaque Valley, Regional Sewer
    Authority, Series B, RB,
    (AMBAC)
    5.650%, 09/01/08.................    585     581
  Warren County, GO, (AMBAC)
    4.650%, 09/15/06.................    500     464
  Warren County, Pollution Control
    Finance Authority, Resource
    Recovery, RB, (MBIA), Callable
    12/01/02 @ 102
    6.350%, 12/01/04.................    500     542
  Warren County, Pollution Control
    Finance Authority, Series B,
    RB, (MBIA)
    5.700%, 12/01/03.................    500     518
  Warren Hills, Regional School
    District, COP, (FSA)
    4.800%, 12/15/03.................    685     653
    4.900%, 12/15/04.................    710     675
  Warren Township, Sewer
    Authority, RB
    6.450%, 12/01/05.................    275     295
  Weehawken, GO, (FSA)
    6.150%, 07/01/04.................    350     371

                                   Continued

STATEMENT OF NET ASSETS
-------------------------------------------------------------------
February 28, 1995



NEW JERSEY MUNICIPAL
BOND FUND (CONTINUED)

                                         FACE   MARKET
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ -------
MUNICIPAL BONDS, CONCLUDED:
New Jersey, continued:
  West Long Branch, Board of
    Education, COP, (MBIA)
    5.000%, 12/15/09................... $1,380 $ 1,259
  West Windsor Plainsboro,
    Regional Board of Education,
    Series 1993, COP, (MBIA)
    5.800%, 03/15/06...................  1,000   1,024
  Winslow Township, GO, (FGIC),
    Callable 10/01/02 @ 102
    6.400%, 10/01/05...................    870     914
  Woodbridge Township, GO
    5.800%, 08/15/03...................    500     514
    6.050%, 08/15/05...................    500     521
  Woodbridge Township, Series C,
    GO
    5.000%, 09/15/11...................  1,000     884
  Woodbridge Township, Sewer
    Utility, Series B, GO
    5.000%, 09/15/10...................    965     858
                                               -------
                                                94,937
                                               -------
Puerto Rico (1.0%)
  University of Puerto Rico,
    Series L, RB, Callable
    06/01/96 @ 102
    7.750%, 06/01/07 (C)...............    915     964
                                               -------
  Total Municipal Bonds
    (Cost $97,958,123).................         96,301
                                               -------
  Total Investments (99.4%)
    (Cost $97,958,123).................         96,301
                                               -------
OTHER ASSETS AND LIABILITIES (0.6%)
Other Assets and Liabilities, Net..                556
                                               -------


                                                  MARKET
                                                  VALUE
                                                  (000)
                                                 --------
NET ASSETS:
  Portfolio shares (unlimited authorization-no
    par value) based on 8,857,006 outstanding
    shares of beneficial interest............... $98,940
  Accumulated net realized loss on
    investments.................................    (433)
  Net unrealized depreciation on investments....  (1,657)
  Undistributed net investment income...........       7
                                                 --------
  Total Net Assets: (100.0%).................... $96,857
                                                 ========
  Net Asset Value and Redemption Price Per
    Share.......................................  $10.94
                                                 ========
  Maximum Public Offering Price Per Share
    ($10.94/96.25%).............................  $11.37
                                                 ========

----------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.
AMT-Alternative Minimum Tax
COP-Certificate of Participation
GO-General Obligation
RB-Revenue Bond
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets:

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company
FSA-Financial Security Assurance
MBIA-Municipal Bond Insurance Association


    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------



PENNSYLVANIA MUNICIPAL
BOND FUND

                                         FACE   MARKET
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ -------
MUNICIPAL BONDS (104.3%)
Pennsylvania (104.3%)
  Allegheny County, Children's
    Hospital, Series A, RB, (MBIA),
    Callable 07/01/98 @ 102
    7.000%, 07/01/06................... $  500 $   531
  Allegheny County, Series C-40,
    GO, (AMBAC), Callable
    05/01/02 @ 102
    5.900%, 05/01/07...................    500     504
  Allegheny County, Series C-42, GO
    5.000%, 10/01/10...................    500     446
  Beaver County, Industrial
    Development Authority, J&L
    Specialty Products Corporation,
    RB, Callable 09/01/97 @ 100
    6.600%, 09/01/10 (C)...............    500     508
  Berks County, Second Series, GO,
    (FGIC)
    5.000%, 05/15/10...................    500     456
  Bristol Township, School District,
    Series A, GO, (MBIA)
    5.000%, 02/15/07...................    500     465
  Central Bucks, School District,
    Series A, GO, (MBIA)
    5.300%, 05/15/11...................    500     469
  Deer Lakes, School District, GO,
    (MBIA), Callable
    01/15/04 @ 100
    6.450%, 01/15/19 (B)...............    500     508
  Lackawanna County, GO,
    (AMBAC)
    5.100%, 12/01/08...................    250     231
  Lancaster, Parking Authority,
    RB, Callable 01/01/96 @ 100
    9.375%, 01/01/05...................    450     466
  Manheim, Central School District,
    GO, (FGIC)
    6.100%, 05/15/14...................  1,000   1,000
  North Penn, School District,
    Series AA, GO
    5.100%, 09/01/09...................    500     461


                                       FACE   MARKET
                                      AMOUNT  VALUE
                                       (000)  (000)
                                      ------ -------
  Philadelphia, Authority for
    Industrial Development,
    National Board of Medical
    Examiners Project, RB,
    Callable 05/01/02 @ 102
    6.750%, 05/01/12................. $  500 $   516
  Philadelphia, Hospitals and
    Higher Education Facilities
    Authority, Willis Eye Hospital
    Project, RB
    5.500%, 07/01/05.................    500     474
  Pittsburgh, Series D, GO,
    (AMBAC)
    6.125%, 09/01/17.................    500     503
  Pittsburgh, Urban
    Redevelopment Authority,
    Series A, RB
    5.500%, 10/01/10.................    500     464
  Pocono Mountain, School District,
    Series AA, GO, (AMBAC),
    Callable 04/01/02 @ 100
    5.750%, 10/01/09 (B).............    500     491
  Seneca Valley, School District,
    Series A, GO, (FGIC), Callable
    07/01/02 @ 100
    5.750%, 07/01/10.................    500     488
  Southeastern Pennsylvania
    Transportation Authority, RB
    5.750%, 12/01/04.................    500     502
  State Financing Authority, RB,
    Callable 11/01/03 @ 102
    6.600%, 11/01/09.................    500     507
  State Higher Education
    Authority, Drexel University
    Project, RB, (MBIA), Callable
    05/01/00 @ 100
    7.250%, 05/01/10.................    500     529
  State Higher Education
    Authority, Susquehanna
    University Project, RB,
    (AMBAC), Callable
    03/01/98 @ 101
    6.900%, 03/01/02.................    750     787

                                   Continued

STATEMENT OF NET ASSETS/SCHEDULE OF INVESTMENTS
-------------------------------------------------------------------
February 28, 1995



PENNSYLVANIA MUNICIPAL
BOND FUND (CONTINUED)

                                     FACE   MARKET
                                     AMOUNT  VALUE
                                     (000)   (000)
                                    ------- -------
MUNICIPAL BONDS, CONCLUDED:
Pennsylvania, continued:
  State Higher Education
    Authority, Temple University
    Project, VRDN, RB
    3.600%, 03/01/95 (A) (B) (C)... $   200 $   200
  State Higher Education
    Authority, Thomas Jefferson
    University Hospital Project,
    RB, Callable 11/01/95 @ 102
    9.100%, 07/01/01...............     200     209
  State Higher Education
    Authority, Thomas Jefferson
    University Project, RB,
    Prerefunded @ 102
    7.550%, 11/01/00 (B)...........     500     566
  State Higher Education
    Authority, Trustees University
    Project, Series A, RB, Callable
    1/1/97 @ 100
    6.625%, 01/01/17...............     250     252
  State Housing Finance Agency,
    Rental Housing Projects, Series
    C, RB, Callable 07/01/04 @ 100
    6.400%, 07/01/12 (C)...........     500     504
  State Housing Finance Agency,
    Single Family Mortgage
    Revenue, Series 36, RB
    5.250%, 04/01/07...............     500     466
  State Intergovernmental
    Cooperation Authority, City of
    Philadelphia Funding Program,
    RB, (MBIA)
    5.600%, 06/15/15...............     500     472
  State Turnpike Commission, Oil
    Franchise Tax Project,
    Series A, RB, (AMBAC)
    5.875%, 12/01/08...............     500     494
  State Turnpike Commission,
    Series P, RB, (AMBAC)
    6.000%, 12/01/09...............     500     505


                                         FACE   MARKET
                                        AMOUNT  VALUE
                                         (000)  (000)
                                        ------ --------
  Wattsburg Area, School District,
    GO, (AMBAC), Callable
    04/01/02 @ 100
    6.350%, 04/01/15 (B)............... $  500 $   507
  Wayne Highlands, School
    District, GO, (FGIC), Callable
    10/01/99 @ 100
    6.000%, 04/01/12...................    500     497
  West Chester, School District, GO
    6.200%, 09/01/14...................  1,000   1,003
  West View, Municipal Authority,
    GO
    9.000%, 05/15/99 (C)...............    400     460
                                               --------
  Total Municipal Bonds
    (Cost $17,943,764).................         17,441
                                               --------
  Total Investments (104.3%)
    (Cost $17,943,764).................         17,441
                                               --------
OTHER ASSETS AND LIABILITIES (-4.3%)
Other Assets and Liabilities, Net..               (717)
                                               --------
NET ASSETS:
  Portfolio shares (unlimited
    authorization-no par value)
    based on 1,743,326 outstanding
    shares of beneficial interest......         17,726
  Accumulated net realized loss on
    investments........................           (499)
  Net unrealized depreciation on
    investments........................           (503)
                                               --------
    Total Net Assets: (100.0%).........        $16,724
                                               ========
  Net Asset Value and Redemption
    Price Per Share....................          $9.59
                                               ========
  Maximum Public Offering Price
    Per Share ($9.59/96.25%)...........          $9.96
                                               ========

---------------
(A) Variable Rate Security-the rate reported on the Statement of Net Assets is the rate in effect on February 28, 1995.
(B) Put and Demand features exist requiring the issuer to repurchase the instrument prior to maturity. The maturity date shown is the next demand date.
(C) Securities are held in connection with a letter of credit or other credit support.


                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


GO-General Obligation
RB-Revenue Bond
VRDN-Variable Rate Demand Note

The following organizations have provided underlying credit support for certain securities as defined in the Statement of Net Assets.

AMBAC-American Municipal Bond Assurance Company
FGIC-Financial Guaranty Insurance Company
MBIA-Municipal Bond Insurance Association



INTERNATIONAL EQUITY FUND

                                             MARKET
                                             VALUE
                                     SHARES  (000)
                                    ------- -------
FOREIGN STOCKS (91.1%)
Argentina (0.8%)
  YPF Sociedad Anonima ADR.......    14,000 $   266
                                            -------
Australia (3.0%)
  Broken Hill Proprietary........    33,565     462
  Mim Holdings...................   130,000     200
  News Corporation...............    83,294     371
                                            -------
                                              1,033
                                            -------
Brazil (0.4%)
  Acesita SA ADR*................     7,000     139
                                            -------
Chile (0.7%)
  Five Arrow Chile Fund PC.......   100,000     250
  Five Arrow Chile Fund Warrants,
    Expire 05/31/99 *............    20,000       9
                                            -------
                                                259
                                            -------
Denmark (1.0%)
  Tele Denmark A/S "B"...........     6,500     332
                                            -------
Finland (0.7%)
  Nokia AB.......................     1,700     256
                                            -------
France (6.7%)
  Alcatel Alsthom................     2,442     197
  AXA SA.........................     7,200     311
  Carrefour......................       880     359
  Eaux Generale..................     2,500     231
  Groupe Danone..................     2,250     324
  L'Oreal........................     1,500     334

                                               MARKET
                                               VALUE
                                       SHARES  (000)
                                      ------- -------
  Lafarge-Coppee...................     3,378 $   218
  Societe Nationale Elf Aquitaine..     5,068     364
                                              -------
                                                2,338
                                              -------
Germany (4.3%)
  Bayer AG.........................     1,300     321
  Commerzbank AG...................     1,800     417
  Karstadt AG......................     1,000     404
  Lufthansa AG *...................     2,500     347
                                              -------
                                                1,489
                                              -------
Hong Kong (2.2%)
  Hong Kong Telecommunications.....   170,000     306
  Swire Pacific "A"................    67,000     470
                                              -------
                                                  776
                                              -------
India (1.2%)
  Hindalco Units...................    15,000     397
                                              -------
Indonesia (1.0%)
  Gadjah Tungal....................   308,000     379
                                              -------
Italy (1.5%)
  Assicurazioni Generali SPA.......    11,450     259
  Credito Italiano.................   222,368     239
  Credito Italiano Warrants, Expire
    12/31/97 *.......................  34,624       9
                                              -------
                                                  507
                                              -------
Japan (32.0%)
  CSK................................  21,000     574
  Daiwa House Industries.............  39,000     570
  East Japan Railway.................     267   1,178
  Fuji Bank..........................  42,000     904
  KAO................................  33,000     359
  Mitsubishi Rayon................... 300,000   1,019
  Nippon Paper Company...............  96,000     606
  Nippon Telegraph & Telephone.......     160   1,143
  Nippon Television Network..........   2,660     546
  NSK................................   8,000      49
  Pioneer Electronics................  54,000   1,152
  Sumitomo Trust & Banking...........  53,000     615
  Toshiba Corporation................ 177,000   1,120
  Toyo Ink Manufacturing.............  29,000     166
  Yamaha Corporation................. 108,000   1,199
                                              -------
                                               11,200
                                              -------



    The accompanying notes are an integral part of the financial statements.

SCHEDULE OF INVESTMENTS
-------------------------------------------------------------------
February 28, 1995



INTERNATIONAL EQUITY
FUND (CONTINUED)

                                              MARKET
                                              VALUE
                                      SHARES  (000)
                                      ------ -------
FOREIGN STOCKS, CONTINUED:
Malaysia (1.8%)
  Malayan Banking..................   34,500 $   229
  Perusahaan Otomobil..............   63,000     222
  Telekom Malaysia.................   27,000     189
                                             -------
                                                 640
                                             -------
Mexico (0.5%)
  Grupo Carso SA ADR*..............   25,000     162
  Grupo Tribasa SA ADR*............    3,000      18
                                             -------
                                                 180
                                             -------
Netherlands (3.9%)
  ABN-Amro Holdings................    8,532     311
  Akzo NV..........................    2,700     316
  Elsevier NV......................   39,000     382
  International Nederlanden Group..    7,147     350
                                             -------
                                               1,359
                                             -------
Norway (0.7%)
  Kvaerner AS Series B.............    5,467     237
                                             -------
Singapore (2.5%)
  City Developments................   35,500     174
  Jurong Shipyard..................   38,000     317
  United Overseas Bank.............   40,775     397
                                             -------
                                                 888
                                             -------
Spain (1.4%)
  Banco de Santander...............    6,150     221
  Banco de Santander New*..........    1,466      52
  Repsol Petroleum SA..............    8,200     233
                                             -------
                                                 506
                                             -------
Sweden (1.8%)
  Skandia Forrestry................   15,000     265
  Stora Kopparberg "B".............    5,650     365
                                             -------
                                                 630
                                             -------
Switzerland (4.4%)
  BBC Brown Boveri AG..............      400     349
  CS Holdings......................      493     205
  Nestle SA........................      385     372


                                                 MARKET
                                                 VALUE
                                         SHARES  (000)
                                        ------- -------
  Roche Holdings AG....................      70 $   388
  Zurich Versicherung..................     220     211
                                                -------
                                                  1,525
                                                -------
Taiwan (0.8%)
  President Enterprise GDR*............   2,171      40
  Tuntex Distinct GDR*.................  20,004     240
                                                -------
                                                    280
                                                -------
Thailand (1.8%)
  Siam Commercial Bank.................  34,000     295
    TPI Polene.........................  44,250     344
                                                -------
                                                    639
                                                -------
United Kingdom (16.0%)
  B.A.T. Industries....................  72,545     478
  British Petroleum....................  81,000     508
  BTR.................................. 103,830     515
  BTR Warrants, Expire 11/26/98........   1,146       1
  Delta Group..........................  33,500     240
  Farnell Electronic...................  45,000     387
  FKI.................................. 140,000     300
  Granada Group........................  64,000     516
  Legal & General Group................  60,000     420
  Lloyds Bank..........................  35,000     317
  Reuters Holdings.....................  72,000     505
  Tesco................................ 130,000     515
  Unilever.............................  28,000     518
  WPP Group............................ 215,000     369
                                                -------
                                                  5,589
                                                -------
  Total Foreign Stocks
    (Cost $30,983,755).................          31,844
                                                -------
CONVERTIBLE PREFERRED STOCKS (0.6%)
Australia (0.6%)
  News Corporation.....................  47,647     189
                                                -------
Netherlands (0.0%)
  ABN-Amro Holdings....................     349      12
                                                -------
  Total Convertible Preferred Stocks
    (Cost $210,875)....................             201
                                                -------

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------

                                    FACE    MARKET
                                   AMOUNT   VALUE
                                  (000)(1)  (000)
                                  -------- -------
FOREIGN BONDS (1.2%)
South Korea (0.8%)
  Daewoo Corporation,
  6.568%, 12/31/04.............        525 $   281
                                           -------
Taiwan (0.4%)
  Tecom Electronics & Machinery
    2.750%, 04/15/04.............      170     142
                                           -------
  Total Foreign Bonds
    (Cost $670,376)..............              423
                                           -------
  Total Investments
    (92.9% of Net Assets)
    (Cost $31,865,006)...........          $32,468
                                           -------

---------
 * Non-income producing security
ADR-American Depository Receipt
GDR-Global Depository Receipt
PC-Participating Certificate
(1) In local currency

INTERNATIONAL FIXED
INCOME FUND


                             FACE    MARKET
                            AMOUNT   VALUE
                           (000)(1)  (000)
                          --------- -------
FOREIGN BONDS (91.3%)
Austria (2.2%)
  Austria Republic
    6.250%, 10/16/03.....    85,000 $   987
                                    -------
Canada (4.9%)
  Canadian Government
    9.750%, 12/01/01.....     2,900   2,240
                                    -------
France (14.0%)
  Credit Foncier
    6.750%, 03/30/99.....     3,000   2,044
  Government of France
    7.000%, 11/12/99.....    12,000   2,339
    8.500%, 04/25/03.....    10,000   2,017
                                    -------
                                      6,400
                                    -------

                                      FACE    MARKET
                                     AMOUNT   VALUE
                                    (000)(1)  (000)
                                   --------- -------
Germany (30.9%)
  African Development Bank
    7.250%, 10/21/99..............     2,000 $ 1,389
  Deutschland Republic
    6.250%, 01/04/24..............     1,600     907
  European Economic Community
    6.500%, 03/10/00..............     2,700   1,820
  German Unity Fund
    8.000%, 01/21/02..............     3,000   2,129
  KFW International Finance
    7.250%, 12/03/97..............     3,000   2,098
  LKB Baden Wurt
    6.000%, 05/10/99..............     3,000   1,989
  Norddeutsche Landesbank
    6.000%, 01/05/04..............     3,000   1,841
  Westdeutsche Landesbank
    6.250%, 09/15/03..............     3,000   1,902
                                             -------
                                              14,075
                                             -------
Italy (8.4%)
  Republic of Italy
    8.500%, 01/01/99.............. 3,750,000   1,993
  Societe Nationale Chemin
    11.500%, 10/18/99............. 3,100,000   1,840
                                             -------
                                               3,833
                                             -------
Japan (17.9%)
  Asian Development Bank
    5.000%, 02/05/03..............   190,000   2,029
  Interamerican Development Bank
    6.000%, 10/30/01..............   180,000   2,036
  Japanese Development Bank
    6.500%, 09/20/01..............   190,000   2,209
  World Bank
    4.500%, 03/20/03..............   180,000   1,877
                                             -------
                                               8,151
                                             -------
New Zealand (4.2%)
  New Zealand Treasury,
    8.224%, 03/08/95..............     3,060   1,935
                                             -------



    The accompanying notes are an integral part of the financial statements.

SCHEDULE OF INVESTMENTS
-------------------------------------------------------------------------------
February 28, 1995


INTERNATIONAL FIXED
INCOME FUND (CONTINUED)

                                FACE    MARKET
                               AMOUNT   VALUE
                              (000)(1)  (000)
                              -------- -------
FOREIGN BONDS, CONCLUDED:
United Kingdom (8.8%)
  Abbey National Treasury
    8.000%, 04/02/03.........      600    $877
  National Power
    10.625%, 03/26/01........      600   1,003
  United Kingdom Treasury
    9.500%, 10/25/04.........    1,300   2,157
                                       -------
                                         4,037
                                       -------
  Total Foreign Bonds
    (Cost $40,191,475).......           41,658
                                       -------


                                      FACE    MARKET
                                     AMOUNT   VALUE
                                    (000)(1)  (000)
                                    -------- -------
FOREIGN CURRENCY OPTIONS (0.0%)
United States (0.0%)
  Deutsche Mark Put
    06/08/95.......................    2,280      $4
                                             -------
  Total Foreign Currency Options
    (Cost $61,674).................                4
                                             -------
  Total Investments (91.3% of Net
    Assets) (Cost $40,253,149).....          $41,662
                                             =======

---------
(1) In local currency


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF ASSETS AND LIABILITIES                   THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


GROWTH FUND

                                                                                 VALUE
                                                                                 (000)
                                                                                --------
ASSETS:
    Investment Securities (Cost $120,023,153).................................. $131,281
    Receivable-Accrued Income..................................................      171
    Receivable-Portfolio Securities Sold.......................................    8,486
    Receivable-Capital Shares Sold.............................................       18
    Other Assets...............................................................       29
                                                                                --------
      Total Assets.............................................................  139,985
                                                                                --------
LIABILITIES:
    Payable-Portfolio Securities Purchased.....................................     (460)
    Payable-Accrued Expenses...................................................     (147)
    Other liabilities..........................................................      (39)
                                                                                --------
      Total Liabilities........................................................     (646)
                                                                                --------
NET ASSETS:
    Portfolio shares (unlimited authorization-no par value) based on 12,374,749 outstanding shares of beneficial interest................................  130,313
    Accumulated net realized loss on investments...............................   (2,299)
    Net unrealized appreciation on investments.................................   11,258
    Undistributed net investment income........................................       67
                                                                                --------
            Total Net Assets................................................... $139,339
                                                                                ========
Net Asset Value and Redemption Price Per Share.................................   $11.26
                                                                                ========
Maximum Public Offering Price Per Share ($11.26/96.25%)........................   $11.70
                                                                                ========

    The accompanying notes are an integral part of the financial statements.

STATEMENT OF ASSETS AND LIABILITIES
-------------------------------------------------------------------
February 28, 1995




INTERNATIONAL EQUITY FUND

                                                                                    MARKET
                                                                                     VALUE
                                                                                     (000)
                                                                                   --------
ASSETS:
    Investment Securities (Cost $31,865,006)........................................ $32,468
    Cash............................................................................   3,207
    Other Assets....................................................................     107
                                                                                     -------
        Total Assets................................................................  35,782
                                                                                     -------
LIABILITIES:
    Payable-Portfolio Securities Purchased..........................................    (677)
    Other Liabilities...............................................................    (168)
                                                                                     -------
        Total Liabilities...........................................................    (845)
                                                                                     -------
NET ASSETS:
    Portfolio shares (unlimited authorization-no par value) based on 2,930,999 outstanding shares of beneficial interest.....................................  34,494
    Accumulated net realized loss on foreign currency transactions..................     (68)
    Net unrealized depreciation on forward foreign currency contracts, foreign
      currency and translation of other assets and liabilities in foreign currency..     (82)
    Net unrealized appreciation on investments......................................     593*
                                                                                     -------
        Total Net Assets............................................................ $34,937
                                                                                     =======
Net Asset Value and Redemption Price Per Share......................................  $11.92
                                                                                     =======
Maximum Public Offering Price Per Share ($11.92/96.25%).............................  $12.38
                                                                                     =======

---------
* Net of $10,000 accrued foreign withholding taxes.







    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


INTERNATIONAL FIXED INCOME FUND

                                                                                       MARKET
                                                                                        VALUE
                                                                                        (000)
                                                                                       -------
ASSETS:
    Investment Securities (Cost $40,253,149).......................................... $41,662
    Cash..............................................................................   3,476
    Receivable-Accrued Income.........................................................   1,257
    Other Assets......................................................................       6
                                                                                       -------
        Total Assets..................................................................  46,401
                                                                                       -------
LIABILITIES:
    Other Liabilities.................................................................    (744)
                                                                                       -------
        Total Liabilities.............................................................    (744)
                                                                                       -------
NET ASSETS:
    Portfolio shares (unlimited authorization-no par value) based on 4,341,116 outstanding shares of beneficial interest.......................................  45,195
    Accumulated net realized loss on investments......................................    (827)
    Net unrealized depreciation on forward foreign currency contracts, foreign
      currency and translation of other assets and liabilities in foreign currency....    (617)
    Net unrealized appreciation on investments........................................   1,409
    Undistributed net investment income...............................................     497
                                                                                       -------
        Total Net Assets.............................................................. $45,657
                                                                                       =======
Net Asset Value and Redemption Price Per Share........................................ $ 10.52
                                                                                       =======
Maximum Public Offering Price Per Share ($10.52/96.25%)............................... $ 10.93
                                                                                       =======


    The accompanying notes are an integral part of the financial statements.

STATEMENT OF OPERATIONS (000)
-------------------------------------------------------------------
February 28, 1995

                                                                                       NEW JERSEY PENNSYLVANIA
                                                             CASH     U.S.   MUNICIPAL MUNICIPAL   MUNICIPAL    EQUITY
                                                           RESERVE  TREASURY   MONEY     MONEY       MONEY      INCOME
                                                             FUND     FUND     FUND       FUND        FUND       FUND
                                                           -------- -------- --------- ---------- ------------ ---------
Investment income:
    Interest income...................................   $20,385   $16,299   $1,438     $1,224       $1,244    $  325
    Dividend income...................................         -         -        -          -            -     9,344
    Less: foreign taxes withheld......................         -         -        -          -            -         -
                                                         -------  -------- --------- ---------- ------------ ---------
        Total investment income.......................    20,385    16,299    1,438      1,224        1,244     9,669
                                                         -------  -------- --------- ---------- ------------ ---------
Expenses:
    Administration fees...............................       769       648       81         71           82       509
    Waiver of administration fees.....................         -         -        -        (26)         (46)        -
    Investment advisory fees..........................     1,495     1,259      180        158          147     1,981
    Waiver of investment advisory fees................         -         -        -          -          (38)        -
    Custodian/Transfer agent fees.....................        90        69       19         28           26        88
    Pricing fees......................................         3         3        3          1            2        20
    Professional fees.................................        69        53        8          7            5        42
    Registration fees.................................        20         7        3          1            1         7
    Trustee fees......................................        13        12        1          1            1         8
    Printing expenses.................................        51        40        5          4            2        24
    Amortization of deferred organizational
      costs...........................................         -         -        -          4            5         -
    Insurance and other fees..........................        21        36        1          -            1        10
                                                         -------  -------- --------- ---------- ------------ ---------
        Total expenses................................     2,531     2,127      301        249          188     2,689
                                                         -------  -------- --------- ---------- ------------ ---------
Net investment income.................................    17,854    14,172    1,137        975        1,056     6,980
                                                         -------  -------- --------- ---------- ------------ ---------
Net realized gain (loss) on securities sold...........    (1,037)        3      (15)        (7)          (2)   (2,336)
                                                         -------  -------- --------- ---------- ------------ ---------
Net realized loss on forward foreign currency
  contracts and foreign currency transactions.........         -         -        -          -            -         -
                                                         -------  -------- --------- ---------- ------------ ---------
Change in unrealized appreciation on forward
  foreign currency contracts, foreign currency
  and translation of other assets and liabilities in
  foreign currency....................................         -         -        -          -            -         -
                                                         -------  -------- --------- ---------- ------------ ---------
Change in unrealized appreciation (depreciation)
  on investment securities............................         -         -        -          -            -     5,135
                                                         -------  -------- --------- ---------- ------------ ---------
Net gain (loss) on investments........................    (1,037)        3      (15)        (7)          (2)    2,799
                                                         -------  -------- --------- ---------- ------------ ---------
Increase (decrease) in net assets resulting from
  operations..........................................   $16,817   $14,175   $1,122     $  968       $1,054    $9,779
                                                         -------  -------- --------- ---------- ------------ ---------

---------
(1) Commenced operations on July 1, 1994.
* Net of $10,000 change in accrued foreign withholding taxes.



    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------



                                                            NEW JERSEY PENNSYLVANIA               INTERNATIONAL
       SMALL CAP             SHORT/      FIXED    MUNICIPAL MUNICIPAL   MUNICIPAL   INTERNATIONAL     FIXED
GROWTH   VALUE   BALANCED INTERMEDIATE   INCOME     BOND       BOND        BOND        EQUITY        INCOME
 FUND    FUND    FUND(1)      FUND        FUND      FUND       FUND        FUND         FUND          FUND
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
$  188  $    40   $  329     $ 14,002   $ 17,273   $ 1,810    $ 5,583       $1,002       $    90       $ 3,270
 1,836      482      169            -          -         -          -            -           502             -
     -        -        -            -          -         -          -            -           (63)          (15)
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 2,024      522      498       14,002     17,273     1,810      5,583        1,002           529         3,255
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
   242       44       19          408        453        59        183           34            62            81
     -        -      (13)           -          -       (26)       (78)         (22)            -             -
   939      217       72        1,360      1,511       198        610          114           311           362
     -        -      (34)           -          -       (31)        (2)         (47)            -             -
    56       41       19           62         66        34         46           29            85            86
     8        1        -           13         16         3          6            2            14             6
    21        3        2           36         40         5         16            3             7             7
     3        1        4            7          6         1          2            1             8             3
     2        1        -            8          7         1          3            1             1             1
    12        2        2           23         25         3         10            2             4             3
     -        4        1            -          -         -          4            6             5             5
     5        -        -            7          8         1          2            1             8             6
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 1,288      314       72        1,924      2,132       248        802          124           505           560
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
   736      208      426       12,078     15,141     1,562      4,781          878            24         2,695
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 1,391      970      144       (3,296)    (3,223)   (1,090)      (431)        (481)        2,720          (827)
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
     -        -        -            -          -         -          -            -          (357)       (2,318)
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
     -        -        -            -          -         -          -            -           124*           32
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 1,259   (2,226)     587       (4,916)   (11,359)     (353)    (3,631)        (238)       (5,307)        1,113
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
 2,650   (1,256)     731       (8,212)   (14,582)   (1,443)    (4,062)        (719)       (2,820)       (2,000)
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------
$3,386  $(1,048)  $1,157     $  3,866   $    559   $   119    $   719       $  159       $(2,796)      $   695
------ --------- -------- ------------ ---------- --------- ---------- ------------ ------------- -------------

STATEMENT OF CHANGES IN NET ASSETS (000)
-------------------------------------------------------------------
For the years ended February 28,





                                                            CASH RESERVE FUND          U.S. TREASURY FUND
                                                      ----------------------------- -----------------------
                                                         1995             1994         1995         1994
                                                      ----------      ------------  ----------   ----------
INVESTMENT OPERATIONS:
    Net investment income........................     $  17,854       $    12,186   $  14,172   $     9,185
    Net realized gain (loss) on securities sold..        (1,037)                2           2             3
                                                      ----------      ------------  ----------  -----------
        Increase in net assets resulting from
          investment operations..................        16,817            12,188      14,174         9,188
                                                      ----------      ------------  ----------  -----------
DISTRIBUTIONS:
    Net investment income........................       (17,854)          (12,186)    (14,172)       (9,185)
                                                      ----------      ------------  ----------  -----------
        Total distributions......................       (17,854)          (12,186)    (14,172)       (9,185)
                                                      ----------      ------------  ----------  -----------
SHARE TRANSACTIONS:
    Shares issued................................       749,041           997,057     904,680     1,266,098
    Shares reinvested in lieu of cash
      distributions..............................           440               184         203            90
    Shares redeemed..............................      (742,657)       (1,025,246)   (916,643)   (1,235,303)
                                                      ----------      ------------  ----------  -----------
        Increase (decrease) in net assets from
          capital share transactions.............         6,824           (28,005)    (11,762)       30,885
                                                      ----------      ------------  ----------  -----------
        Contribution of capital from affiliate...           887                 -           -             -
                                                      ----------      ------------  ----------  -----------
        Total increase (decrease) in net assets..         6,674           (28,003)    (11,760)       30,888
                                                      ----------      ------------  ----------  -----------
NET ASSETS:
        Beginning of period......................       428,649           456,652     377,276       346,388
                                                      ----------      ------------  ----------  -----------
        End of period............................     $ 435,323       $   428,649   $ 365,516   $   377,276
                                                      ==========      ============  ==========  ===========


    The accompanying notes are an integral part of the financial statements.

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


                             NEW JERSEY           PENNSYLVANIA
    MUNICIPAL MONEY        MUNICIPAL MONEY       MUNICIPAL MONEY
         FUND                   FUND                  FUND
----------------------- --------------------- ---------------------
   1995        1994        1995       1994       1995       1994
----------- ----------- ---------- ---------- ---------- ----------
$    1,137   $   1,223   $    975   $    703   $  1,056   $    348
       (15)        (21)        (7)         -         (2)         -
----------- ----------- ---------- ---------- ---------- ----------
     1,122       1,202        968        703      1,054        348
----------- ----------- ---------- ---------- ---------- ----------
    (1,137)     (1,223)      (975)      (703)    (1,056)      (348)
----------- ----------- ---------- ---------- ---------- ----------
    (1,137)     (1,223)      (975)      (703)    (1,056)      (348)
----------- ----------- ---------- ---------- ---------- ----------
   117,594     382,594     70,309     53,796     94,308     52,320
        10          11         64         31         17          5
  (119,744)   (425,385)   (66,164)   (53,255)   (85,499)   (30,767)
----------- ----------- ---------- ---------- ---------- ----------
    (2,140)    (42,780)     4,209        572      8,826     21,558
----------- ----------- ---------- ---------- ---------- ----------
         -           -          -          -          -          -
----------- ----------- ---------- ---------- ---------- ----------
    (2,155)    (42,801)     4,202        572      8,824     21,558
----------- ----------- ---------- ---------- ---------- ----------
    47,407      90,208     39,408     38,836     26,654      5,096
----------- ----------- ---------- ---------- ---------- ----------
$   45,252   $  47,407   $ 43,610   $ 39,408   $ 35,478   $ 26,654
=========== =========== ========== ========== ========== ==========

STATEMENT OF CHANGES IN NET ASSETS (000)
-------------------------------------------------------------------
For the years ended February 28,



                                                        EQUITY INCOME          GROWTH          SMALL CAP VALUE    BALANCED
                                                            FUND                FUND               FUND(1)        FUND(2)
                                                     ------------------- ------------------- -------------------- --------
                                                       1995      1994      1995      1994      1995       1994      1995
                                                     --------- --------- --------- --------- ---------- --------- --------
INVESTMENT ACTIVITIES:
  Net investment income............................. $  6,980  $  7,515  $    736  $    855  $    208   $    148  $   426
  Net realized gain (loss) on securities sold.......   (2,336)   41,208     1,391     3,193       970      2,567      144
  Change in unrealized appreciation (depreciation)
    on investment securities........................    5,135   (10,640)   1,259      2,905    (2,226)       123      587
                                                     --------- --------- --------- --------- ---------- --------- --------
    Increase (decrease) in net assets from
      operations....................................    9,779    38,083     3,386     6,953    (1,048)     2,838    1,157
                                                     --------- --------- --------- --------- ---------- --------- --------
DISTRIBUTIONS:
  Net investment income.............................   (6,918)   (7,523)     (789)     (734)     (210)      (153)    (426)
  Net realized gains................................  (23,258)  (16,519)   (3,216)   (4,165)   (1,457)    (2,095)     (14)
  In excess of net realized gains...................        -         -         -      (480)        -          -        -
                                                     --------- --------- --------- --------- ---------- --------- --------
    Total distributions.............................  (30,176)  (24,042)   (4,005)   (5,379)   (1,667)    (2,248)    (440)
                                                     --------- --------- --------- --------- ---------- --------- --------
SHARE TRANSACTIONS:
  Proceeds from shares issued.......................   64,959    93,961    35,581    38,391    27,932     16,075   23,513
  Dividends reinvested in lieu of cash
    distributions...................................   24,070    18,186     3,390     4,735     1,390      1,882      103
  Value of shares redeemed..........................  (61,887)  (41,083)  (49,615)  (47,974)  (22,494)   (15,567)    (400)
                                                     --------- --------- --------- --------- ---------- --------- --------
    Increase (decrease) in net assets from share
      transactions..................................   27,142    71,064   (10,644)   (4,848)    6,828      2,390   23,216
                                                     --------- --------- --------- --------- ---------- --------- --------
    Total increase (decrease) in net assets.........    6,745    85,105   (11,263)   (3,274)    4,113      2,980   23,933
                                                     --------- --------- --------- --------- ---------- --------- --------
NET ASSETS:
  Beginning of period...............................  282,144   197,039   150,602   153,876    22,280     19,300        -
                                                     --------- --------- --------- --------- ---------- --------- --------
  End of period..................................... $288,889  $282,144  $139,339  $150,602  $ 26,393   $ 22,280  $23,933
                                                     ========= ========= ========= ========= ========== ========= ========
    SHARE ISSUED AND REDEEMED:
        Shares issued...............................    5,236     7,483     3,258     3,454     2,413      1,301    2,353
        Shares issued in dividend
          reinvestment..............................    2,089     1,472       324       433       129        158       10
        Shares redeemed.............................   (5,163)   (3,260)   (4,518)   (4,331)   (1,950)    (1,257)     (40)
                                                     --------- --------- --------- --------- ---------- --------- --------
        Net shares issued (redeemed)................    2,162     5,695      (936)     (444)      592        202    2,323
                                                     ========= ========= ========= ========= ========== ========= ========

(1) Formerly the Aggressive Equity Fund
(2) Commenced operations on July 1, 1994
(3) Commenced operations on August 31, 1993


    The accompanying notes are an integral part of the financial statements.

                                                       The Compass Capital Group

-------------------------------------------------------------------------------




                                                               NEW JERSEY        PENNSYLVANIA
SHORT/INTERMEDIATE     FIXED INCOME       MUNICIPAL BOND     MUNICIPAL BOND     MUNICIPAL BOND
       FUND                FUND                FUND               FUND              FUND(3)
------------------- ------------------- ------------------ ------------------- -----------------
  1995      1994      1995      1994      1995      1994     1995      1994      1995     1994
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
$ 12,078  $ 12,640  $ 15,141  $ 13,917  $  1,562  $ 1,424  $  4,781  $  3,784  $   878  $   338
  (3,296)    1,541    (3,223)    4,806    (1,090)     823      (431)      108     (481)     (17)
  (4,916)   (5,373)  (11,359)   (6,300)     (353)  (1,000)   (3,631)     (513)    (238)    (265)
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
   3,866     8,808       559    12,423       119    1,247       719     3,379      159       56
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 (12,044)  (12,640)  (15,108)  (13,917)   (1,558)  (1,421)   (4,773)   (3,784)    (879)    (342)
    (470)   (1,200)     (968)   (4,715)     (376)    (723)      (73)     (187)       -        -
       -         -         -         -         -        -         -         -        -        -
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 (12,514)  (13,840)  (16,076)  (18,632)   (1,934)  (2,144)   (4,846)   (3,971)    (879)    (342)
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
  34,390   132,070    31,547    93,524     8,262   18,362    21,923    73,255    4,515   21,895
   6,046     8,757     4,989     8,275       475      710     1,934     1,729      101       30
 (98,249)  (53,591)  (49,290)  (31,296)  (13,728)  (5,301)  (34,227)  (10,207)  (7,038)  (1,773)
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 (57,813)   87,236   (12,754)   70,503    (4,991)  13,771   (10,370)   64,777   (2,422)  20,152
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 (66,461)   82,204   (28,271)   64,294    (6,806)  12,874   (14,497)   64,185   (3,142)  19,866
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
 268,235   186,031   272,409   208,115    35,556   22,682   111,354    47,169   19,866        -
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
$201,774  $268,235  $244,138  $272,409  $ 28,750  $35,556  $ 96,857  $111,354  $16,724  $19,866
========= ========= ========= ========= ========= ======== ========= ========= ======== ========
   3,361    12,377     3,114     8,506       808    1,658     2,019     6,417      473    2,186
     597       823       499       757        48       64       180       152       11        3
  (9,629)   (5,034)   (4,890)   (2,843)   (1,355)    (478)   (3,191)     (895)    (753)    (176)
--------- --------- --------- --------- --------- -------- --------- --------- -------- --------
  (5,671)    8,166    (1,277)    6,420      (499)   1,244      (992)    5,674     (269)   2,013
========= ========= ========= ========= ========= ======== ========= ========= ======== ========

STATEMENT OF CHANGES IN NET ASSETS (000)
-------------------------------------------------------------------------------

                                                                                                            INTERNATIONAL
                                                                                    INTERNATIONAL EQUIT     FIXED INCOME
                                                                                           FUND                 FUND
                                                                                    ------------------ ---------------------
                                                                                      1995      1994     1995         1994
                                                                                    --------- -------- --------     --------
INVESTMENT ACTIVITIES:
    Net investment income..........................................................  $    24   $   23   $2,695       $2,608
    Net realized gain (loss) on securities sold....................................    2,720    1,516     (827)       1,909
    Net realized gain (loss) on forward foreign currency contracts and foreign
      currency transactions........................................................     (357)    (148)  (2,318)       1,001
    Change in unrealized appreciation (depreciation) on forward foreign currency contracts, foreign currency, and translation of other assets and liabilities
      in foreign currency..........................................................      124*    (208)      32       (1,315)
    Change in unrealized appreciation (depreciation) on investment securities......   (5,307)   5,136    1,113         (130)
                                                                                    --------- -------- --------    --------
        Increase (decrease) in net assets from operations..........................   (2,796)   6,319      695        4,073
                                                                                    --------- -------- --------    --------
DISTRIBUTIONS:
    Net investment income..........................................................        -      (30)    (570)      (3,474)
    Net realized gains.............................................................   (2,565)    (778)  (1,055)        (850)
                                                                                    --------- -------- --------    --------
        Total distributions........................................................   (2,565)    (808)  (1,625)      (4,324)
                                                                                    --------- -------- --------    --------
SHARE TRANSACTIONS:
    Proceeds from shares issued....................................................   11,521   16,452    7,438       11,860
    Dividends reinvested in lieu of cash distributions.............................    2,543      765    1,240        2,385
    Value of shares redeemed.......................................................   (6,989)  (2,968)  (8,979)      (5,363)
                                                                                    --------- -------- --------    --------
        Increase (decrease) in net assets from share transactions..................    7,075   14,249     (301)       8,882
                                                                                    --------- -------- --------    --------
        Total increase (decrease) in net assets....................................    1,714   19,760   (1,231)       8,631
                                                                                    --------- -------- --------    --------
NET ASSETS:
    Beginning of period............................................................   33,223   13,463   46,888       38,257
                                                                                    --------- -------- --------    --------
    End of period..................................................................  $34,937  $33,223  $45,657      $46,888
                                                                                    ========= ======== ========    ========
    SHARE ISSUED AND REDEEMED:
        Shares issued..............................................................      837    1,270      717        1,068
        Shares issued in dividend reinvestment.....................................      203       59      122          215
        Shares redeemed............................................................     (518)    (224)    (861)        (474)
                                                                                    --------- -------- --------    --------
        Net shares issued (redeemed)...............................................      522    1,105      (22)         809
                                                                                    ========= ======== ========    ========

---------
* Net of $10,000 change in accrued foreign withholding taxes.


    The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS                                  THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------
For the period ended February 28, 1995

For a Share Outstanding Throughout each Period.

                                                                                        RATIO     RATIO OF
                                                                                          OF        NET
                                                                               RATIO   EXPENSES    INCOME
                                                                     RATIO OF OF NET      TO         TO
           NET               DISTRIBUTIONS    NET              NET   EXPENSES INCOME   AVERAGE    AVERAGE
          ASSET                  FROM        ASSET           ASSETS     TO      TO       NET        NET
          VALUE       NET         NET        VALUE           END OF  AVERAGE  AVERAGE   ASSETS     ASSETS
        BEGINNING INVESTMENT  INVESTMENT      END    TOTAL   PERIOD    NET      NET   (EXCLUDING (EXCLUDING
        OF PERIOD   INCOME      INCOME     OF PERIOD RETURN   (000)   ASSETS  ASSETS   WAIVERS)   WAIVERS)
        --------- ---------- ------------- --------- ------ -------- -------- ------- ---------- ----------
---------------------------------
CASH RESERVE FUND
---------------------------------
1995        $1.00      $0.04       $(0.04)     $1.00  4.28% $435,323    0.59%   4.18%      0.59%      4.18%
1994         1.00       0.03        (0.03)      1.00  2.80   428,649    0.59    2.76       0.59       2.76
1993         1.00       0.03        (0.03)      1.00  3.30   456,652    0.59    3.24       0.59       3.24
1992         1.00       0.05        (0.05)      1.00  5.42   435,591    0.59    5.25       0.59       5.25
1991         1.00       0.08        (0.08)      1.00  7.84   408,815    0.58    7.57       0.59       7.56
1990         1.00       0.09        (0.09)      1.00  8.93   365,174    0.58    8.58       0.60       8.56
1989(1)      1.00       0.08        (0.08)      1.00  7.16*  381,082    0.47    7.49       0.56       7.40

---------------------------------
U.S. TREASURY FUND
---------------------------------
1995        $1.00      $0.04       $(0.04)     $1.00  4.06% $365,516    0.59%   3.94%      0.59%      3.94%
1994         1.00       0.03        (0.03)      1.00  2.63   377,276    0.59    2.60       0.59       2.60
1993         1.00       0.03        (0.03)      1.00  3.00   346,388    0.62    3.10       0.62       3.10
1992         1.00       0.05        (0.05)      1.00  5.21   958,671    0.56    4.95       0.56       4.95
1991         1.00       0.07        (0.07)      1.00  7.50   434,436    0.56    7.25       0.57       7.24
1990         1.00       0.08        (0.08)      1.00  8.56   215,195    0.59    8.24       0.61       8.22
1989(2)      1.00       0.07        (0.07)      1.00  6.75*  129,971    0.50*   7.14*      0.56*      7.08*

---------------------------------
MUNICIPAL MONEY FUND
---------------------------------
1995        $1.00      $0.03       $(0.03)     $1.00  2.55%  $45,252    0.67%   2.53%      0.67%      2.53%
1994         1.00       0.02        (0.02)      1.00  1.98    47,407    0.62    1.94       0.62       1.94
1993         1.00       0.03        (0.03)      1.00  2.48    90,208    0.67    2.45       0.67       2.45
1992         1.00       0.04        (0.04)      1.00  3.95    56,932    0.67    4.05       0.69       4.03
1991         1.00       0.06        (0.06)      1.00  5.67   176,209    0.61    5.54       0.63       5.52
1990         1.00       0.06        (0.06)      1.00  6.17   127,419    0.65    6.00       0.68       5.97
1989(1)      1.00       0.05        (0.05)      1.00  4.35*  123,300    0.57    5.03       0.66       4.94

---------------------------------
NEW JERSEY MUNICIPAL MONEY FUND
---------------------------------
1995        $1.00      $0.02       $(0.02)     $1.00  2.46%  $43,610    0.63%   2.46%      0.70%      2.39%
1994         1.00       0.02        (0.02)      1.00  1.79    39,408    0.65    1.77       0.72       1.70
1993         1.00       0.02        (0.02)      1.00  2.19    38,836    0.73    2.17       0.76       2.14
1992(3)      1.00       0.02        (0.02)      1.00  3.53*   35,005    0.47*   3.44*      0.62*      3.29*

---------------------------------
PENNSYLVANIA MUNICIPAL MONEY FUND
---------------------------------
1995        $1.00      $0.03       $(0.03)     $1.00  2.71%  $35,478    0.48%   2.68%      0.69%      2.47%
1994         1.00       0.02        (0.02)      1.00  2.25    26,654    0.22    2.35       0.80       1.77
1993         1.00       0.03        (0.03)      1.00  2.49     5,096    0.67    2.53       0.87       2.33
1992(4)      1.00       0.02        (0.02)      1.00  3.72*   22,145    0.58*   3.42*      0.62*      3.38*

                     Footnotes on page 67 following table

   The accompanying notes are an integral part of the financial statements.

FINANCIAL HIGHLIGHTS
-------------------------------------------------------------------
For the period ended February 28, 1995

For a Share Outstanding Throughout each Period.




                              REALIZED            DISTRIBUTIONS
           NET                   AND      -----------------------------  NET
          ASSET              UNREALIZED                      IN EXCESS  ASSET
          VALUE       NET     GAINS OR      NET               OF NET    VALUE
        BEGINNING INVESTMENT (LOSSES) ON INVESTMENT CAPITAL  REALIZED  END OF  TOTAL
        OF PERIOD   INCOME   INVESTMENTS   INCOME    GAINS     GAINS   PERIOD  RETURN
        --------- ---------- ----------- ---------- -------- --------- ------ ---------
------------------------
EQUITY INCOME FUND
------------------------
1995       $12.71      $0.30     $ 0.14     $(0.30)  $(0.99)        -  $11.86    3.87%
1994        11.94       0.38       1.63      (0.39)   (0.85)        -   12.71   16.78
1993        11.77       0.39       0.48      (0.39)   (0.31)        -   11.94    7.71
1992        11.12       0.45       1.24      (0.46)   (0.58)        -   11.77   16.07
1991         9.93       0.45       1.17      (0.43)       -         -   11.12   16.87
1990(5)     10.00       0.32      (0.07)     (0.32)       -         -    9.93    7.79*

------------------------
GROWTH FUND
------------------------
1995       $11.31      $0.06     $ 0.22     $(0.06)  $(0.27)   $    -  $11.26    2.75%
1994        11.19       0.05       0.46      (0.05)   (0.30)    (0.04)  11.31    4.74
1993        11.36       0.13       0.26      (0.13)   (0.43)        -   11.19    3.49
1992        11.72       0.21       1.35      (0.21)   (1.71)        -   11.36   14.93
1991        10.28       0.22       1.44      (0.22)       -         -   11.72   16.40
1990(5)     10.00       0.23       0.27      (0.22)       -         -   10.28    6.70*

------------------------
SMALL CAP VALUE FUND
------------------------
1995       $12.33      $0.10     $(0.70)    $(0.10)  $(0.62)        -  $11.01   (4.70)%
1994        12.03       0.09       1.57      (0.09)   (1.27)        -   12.33   14.50
1993        12.01       0.05       0.10      (0.04)   (0.09)        -   12.03    1.42
1992(3)     10.00       0.04       2.01      (0.04)       -         -   12.01   32.73*

------------------------
BALANCED FUND
------------------------
1995(6)    $10.00      $0.27     $ 0.30     $(0.27)       -         -  $10.30    8.94%*

------------------------
SHORT/INTERMEDIATE FUND
------------------------
1995       $10.47      $0.55     $(0.33)    $(0.55)  $(0.02)        -  $10.12    2.27%
1994        10.67       0.59      (0.14)     (0.59)   (0.06)        -   10.47    3.71
1993        10.47       0.67       0.32      (0.67)   (0.12)        -   10.67    9.77
1992        10.17       0.70       0.34      (0.70)   (0.04)        -   10.47   10.58
1991         9.96       0.75       0.20      (0.74)       -         -   10.17    9.89
1990(5)     10.00       0.56      (0.05)     (0.55)       -         -    9.96    6.96*

------------------------
FIXED INCOME FUND
------------------------
1995       $10.66      $0.61     $(0.56)    $(0.61)  $(0.04)        -  $10.06    0.65%
1994        10.88       0.62      (0.01)     (0.62)   (0.21)        -   10.66    5.38
1993        10.52       0.71       0.66      (0.72)   (0.29)        -   10.88   13.69
1992        10.11       0.76       0.47      (0.76)   (0.06)        -   10.52   12.62
1991         9.84       0.79       0.26      (0.78)       -         -   10.11   11.18
1990(5)     10.00       0.53      (0.19)     (0.50)       -         -    9.84    4.54*




                                                           RATIO    RATIO OF
                                                            OF         NET
                                            RATIO        EXPENSES    INCOME
                                  RATIO OF  OF NET          TO         TO
                            NET   EXPENSES  INCOME        AVERAGE    AVERAGE
                          ASSETS    TO        TO            NET        NET
                          END OF  AVERAGE   AVERAGE       ASSETS     ASSETS    PORTFOLIO
                          PERIOD    NET       NET        (EXCLUDING (EXCLUDING TURNOVER
                           (000)  ASSETS     ASSETS       WAIVERS)   WAIVERS)     RATE
                         -------- -------- ------------ ---------- ---------- ---------
------------------------
EQUITY INCOME FUND
------------------------
1995                   $288,889   0.95%    2.47%          0.95%      2.47%     57.96%
1994                    282,144   0.93     3.06           0.93       3.06     156.21
1993                    197,039   1.00     3.33           1.00       3.33      70.84
1992                    142,052   0.96     4.04           0.96       4.04     111.52
1991                     82,167   0.94     4.65           0.98       4.61      98.75
1990(5)                  32,115   0.93*    4.29*          1.06*      4.16*     54.08

------------------------
GROWTH FUND
------------------------
1995                   $139,339   0.96%    0.55%          0.96%      0.55%     46.28%
1994                    150,602   0.94     0.56           0.94       0.56     153.03
1993                    153,876   0.98     1.14           0.98       1.14     114.83
1992                    115,473   1.00     1.80           1.00       1.80     144.16
1991                    113,335   0.92     2.08           0.96       2.04      91.32
1990(5)                  81,998   0.90*    2.72*          1.00*      2.62*     41.69

------------------------
SMALL CAP VALUE FUND
------------------------
1995                    $26,393   1.30%    0.86%          1.30%      0.86%     15.84%
1994                     22,280   1.31     0.72           1.31       0.72      49.34
1993                     19,300   1.38     0.45           1.38       0.45      43.00
1992(3)                  16,237   1.22*    0.65*          1.27*      0.60*      9.08

------------------------
BALANCED FUND
------------------------
1995(6)                 $23,933   0.70%*       4.10%*     1.15%*     3.65%*    30.63%

------------------------
SHORT/INTERMEDIATE FUND
------------------------
1995                   $201,774   0.85%    5.33%          0.85%      5.33%     53.66%
1994                    268,235   0.84     5.02           0.84       5.02      58.80
1993                    186,031   0.88     6.28           0.88       6.28      25.95
1992                    128,225   0.85     6.90           0.85       6.90      57.81
1991                     77,996   0.84     7.44           0.88       7.40      42.86
1990(5)                  25,695   0.88*    7.41*          0.98*      7.31*      2.46

------------------------
FIXED INCOME FUND
------------------------
1995                   $244,138   0.85%    6.02%          0.85%      6.02%     34.69%
1994                    272,409   0.83     5.53           0.83       5.53      49.41
1993                    208,115   0.87     6.62           0.87       6.62      36.88
1992                    150,594   0.89     7.66           0.89       7.66     120.70
1991                    110,935   0.82     7.97           0.86       7.93      63.33
1990(5)                  71,228   0.82*    7.10*          0.98*      6.94*     12.97


    The accompanying notes are an integral part of the financial statements.

                                                      THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------


                                                DISTRIBUTIONS
                              REALIZED    ----------------------------
           NET                   AND                            IN      NET
          ASSET              UNREALIZED                       EXCESS   ASSET
          VALUE       NET     GAINS OR      NET               OF NET   VALUE
        BEGINNING INVESTMENT (LOSSES) ON INVESTMENT CAPITAL  REALIZED END OF  TOTAL
        OF PERIOD   INCOME   INVESTMENTS   INCOME    GAINS    GAINS   PERIOD  RETURN
        --------- ---------- ----------- ---------- -------- -------- ------ -----------
---------------------------------
MUNICIPAL BOND FUND
---------------------------------
1995       $10.79      $0.49     $(0.39)    $(0.49)  $(0.12)       -  $10.28    1.17%
1994        11.06       0.51      (0.03)     (0.51)   (0.24)       -   10.79    4.35
1993        10.43       0.51       0.64      (0.52)       -        -   11.06   11.42
1992        10.25       0.60       0.19      (0.60)   (0.01)       -   10.43    8.40
1991         9.99       0.64       0.23      (0.61)       -        -   10.25    8.96
1990(7)     10.00       0.14      (0.02)     (0.13)       -        -    9.99    4.81*

---------------------------------
NEW JERSEY MUNICIPAL BOND FUND
---------------------------------
1995       $11.31      $0.51     $(0.36)    $(0.51)  $(0.01)       -  $10.94    1.49%
1994        11.30       0.54       0.04      (0.54)   (0.03)       -   11.31    5.18
1993        10.46       0.52       0.85      (0.53)       -        -   11.30   13.48
1992(3)     10.00       0.34       0.45      (0.33)       -        -   10.46   12.33*

---------------------------------
PENNSYLVANIA MUNICIPAL BOND FUND
---------------------------------
1995       $ 9.87      $0.44     $(0.28)    $(0.44)       -        -   $9.59    1.81%
1994(8)     10.00       0.21      (0.13)     (0.21)       -        -    9.87    1.53*

---------------------------------
INTERNATIONAL EQUITY FUND
---------------------------------
1995       $13.79      $0.01     $(0.93)      $  -   $(0.95)  $    -  $11.92   (6.99)%
1994        10.32       0.03       3.88      (0.03)   (0.41)       -   13.79   38.19
1993        10.62       0.09      (0.34)     (0.05)       -        -   10.32   (2.35)
1992(3)     10.00       0.02       0.63          -        -    (0.03)  10.62    9.88*

---------------------------------
INTERNATIONAL FIXED INCOME FUND
---------------------------------
1995       $10.75      $0.62     $(0.48)    $(0.13)  $(0.24)   $   -  $10.52    1.50%
1994        10.76       0.65       0.46      (0.90)   (0.22)       -   10.75   10.24
1993        10.21       0.52       0.47      (0.30)   (0.14)       -   10.76    9.55
1992(3)     10.00       0.31       0.26          -    (0.06)   (0.30)  10.21    8.92*

                                     RATIO      RATIO OF
                                       OF         NET
                            RATIO   EXPENSES     INCOME
                  RATIO OF  OF NET     TO          TO
          NET     EXPENSES  INCOME   AVERAGE     AVERAGE
        ASSETS       TO       TO       NET         NET
        END OF     AVERAGE  AVERAGE   ASSETS      ASSETS   PORTFOLIO
        PERIOD       NET      NET   (EXCLUDING  (EXCLUDING TURNOVER
         (000)      ASSETS  ASSETS   WAIVERS)    WAIVERS)    RATE
        --------  -------- ------  -----------  ---------- -----------
---------------------------------
MUNICIPAL BOND FUND
---------------------------------
1995         $ 28,750    0.75%   4.75%      0.93%      4.57%    60.86%
1994           35,556    0.69    4.66       0.96       4.39     80.70
1993           22,682    1.01    4.80       1.30       4.49    144.89
1992           11,299    0.75    5.81       1.31       5.25    114.78
1991            7,516    0.32    6.33       1.40       5.25     30.21
1990(7)         2,620    0.39*   5.85*      1.56*      4.68*     0.00

---------------------------------
NEW JERSEY MUNICIPAL BOND FUND
---------------------------------
1995         $ 96,857    0.79%   4.71%      0.87%      4.63%    28.43%
1994          111,354    0.38    4.75       0.86       4.27     12.05
1993           47,169    0.48    5.04       1.04       4.48     16.09
1992(3)        10,673    0.52*   5.35*      1.29*      4.58*     0.00

---------------------------------
PENNSYLVANIA MUNICIPAL BOND FUND
---------------------------------
1995         $ 16,724    0.65%   4.63%      1.01%      4.27%    48.91%
1994(8)        19,866    0.22*   4.27*      0.85*      3.64*    30.68

---------------------------------
INTERNATIONAL EQUITY FUND
---------------------------------
1995         $ 34,937    1.46%   0.07%      1.46%      0.07%    47.68%
1994           33,223    1.59    0.11       1.59       0.11     51.30
1993           13,463    1.63    0.91       1.63       0.91     80.72
1992(3)        12,427    1.56*   0.25*      1.61*      0.20*    22.26

---------------------------------
INTERNATIONAL FIXED INCOME FUND
---------------------------------
1995         $ 45,657    1.24%   5.96%      1.24%      5.96%   130.64%
1994           46,888    1.38    6.00       1.38       6.00    128.14
1993           38,257    1.30    6.31       1.30       6.31    115.25
1992(3)        27,744    1.33*   6.79*      1.37*      6.75*   110.13
----------------

 * Annualized.

(1) Commenced operations on March 1, 1988.
(2) Commenced operations on March 24, 1988.
(3) Commenced operations on July 1, 1991.
(4) Commenced operations on August 15, 1991.
(5) Commenced operations on May 31, 1989.
(6) Commenced operations on July 1, 1994.
(7) Commenced operations on December 1, 1989.
(8) Commenced operations on August 31, 1993.





    The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------
February 28, 1995



1. ORGANIZATION:

   The Compass Capital Group (the "Group") was organized on October 1, 1987, and is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company established as a Massachusetts business trust.

   The Group is authorized to issue an unlimited number of shares which are units of beneficial interest without par value. The Group presently offers shares of the Cash Reserve Fund, U.S. Treasury Fund, Municipal Money Fund, New Jersey Municipal Money Fund, Pennsylvania Municipal Money Fund, Equity Income Fund, Growth Fund, Balanced Fund, Small Cap Value Fund (formerly Aggressive Equity), Short/Intermediate Fund, Fixed Income Fund, Municipal Bond Fund, New Jersey Municipal Bond Fund, Pennsylvania Municipal Bond Fund, International Equity Fund and International Fixed Income Fund (referred to as a "Fund" or collectively as the "Funds"). Sales of shares of the Group may be made to customers of Midlantic Bank N.A. ("Midlantic"), and to the general public. Effective August 27, 1994, Midlantic National Bank, the investment adviser to the Group, merged with Continental Bank and changed its name to Midlantic Bank, N.A.

2. SIGNIFICANT ACCOUNTING POLICIES:

   The following is a summary of significant accounting policies followed by the Group in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles.

   Securities Valuation - Investments in equity securities which are traded on a national securities exchange (or reported on the NASDAQ national market system) are stated at the last quoted sales price if readily available for such equity securities on each business day; other equity securities traded in the over-the-counter market and listed equity securities for which no sale was reported on that date are stated at the last quoted bid price. Option contracts are valued at the last quoted bid price quoted on the primary exchange or board of trade which such option contracts are stated. Debt obligations exceeding sixty days to maturity for which market quotations are readily available are valued at the most recently quoted bid price. Foreign securities in the International Equity Fund and International Fixed Income Fund (the "International Funds") are valued based upon quotations from the primary market in which they are traded. Debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost. Restricted and illiquid securities for which quotations are not readily available are valued at fair value using methods determined in good faith as approved by the Board of Trustees.

   Security Transactions and Related Income - Security transactions are accounted on the date the security is purchased or sold (trade date). Interest income is recognized on the accrual basis.


                                   Continued

                                                       THE COMPASS CAPITAL GROUP
-------------------------------------------------------------------------------




Dividend income is recorded on the ex-dividend date. Gains or losses realized on sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds. Market discounts and premiums are not amortized for financial reporting and Federal income tax purposes in the taxable variable net asset value funds. Market premiums and original issue discounts are amortized for financial reporting and Federal income tax purposes in the Municipal Bond Fund, New Jersey Municipal Bond Fund, and Pennsylvania Municipal Bond Fund.

Repurchase Agreements - The Group may enter into repurchase agreements with member banks of the Federal Deposit Insurance Corporation ("FDIC") with capital, surplus and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements) and from registered broker/dealers whom Midlantic deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price generally equals the price paid by the Group plus interest negotiated on the basis of current short-term rates.

Securities pledged as collateral for repurchase agreements are held by the custodian bank until the respective agreements mature. Provisions of the repurchase agreements ensure that the market value of the collateral, including accrued interest thereon, is sufficient in the event of default of the counterparty.

The Group may also invest in tri-party repurchase agreements. Securities held as collateral for tri-party repurchase agreements are maintained in a segregated account by the broker's custodian bank until maturity of the repurchase agreement.

If the counterparty defaults and the value of the collateral declines or if the counterparty enters an insolvency proceeding, realization of the collateral by the Funds may be delayed or limited.

Distributions to Shareholders - Distributions from net investment income are declared daily and paid monthly for the money market funds. Distributions from net investment income are declared and paid monthly for the variable net asset value funds, excluding the Small Cap Value Fund which is paid quarterly and the International Funds which are paid twice annually. Any net realized capital gains are declared and distributed to shareholders at least annually.

Differences between undistributed net investment income or accumulated net capital gains for financial reporting and tax purposes, if permanent, are required to be reclassified to/from paid in capital.

Federal Income Taxes - It is the intention of the Group to continue to qualify as a regulated investment company for Federal income tax purposes and distribute all of its taxable income and net capital gains. Accordingly, no provision for Federal income taxes is required.


                                   Continued

Notes to Financial Statements
-------------------------------------------------------------------
February 28, 1995




Foreign Currency Translation - The books and records of the International Funds are maintained in U.S. dollars. Foreign currency amounts are translated into U.S. dollars on the following basis:

(I) market value of investment securities, assets and liabilities at the current rate of exchange; and

(II) purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

The International Funds do not isolate that portion of gains and losses on investment securities which is due to changes in the foreign exchange rates from that which is due to changes in market prices of such securities.

The International Funds report certain foreign currency related transactions as components of realized and unrealized gains for financial reporting purposes, whereas such components are treated as ordinary income for Federal income tax purposes.

Forward Foreign Currency Contracts - The International Funds enter into forward foreign currency contracts as a hedge against either specific transactions or portfolio positions. These contracts are adjusted by the daily exchange rate of the underlying currency and any gains or losses are recorded as unrealized until the contract settlement date. Such contracts, which protect the value of a Fund's investment securities against a decline in the value of currency, do not eliminate fluctuations in the underlying prices of the securities. They simply establish an exchange rate at a future date. Also, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of such foreign currency increase.

The aggregate principal amounts of the contracts are not recorded as the Funds intend to settle the contracts prior to delivery.

Other - Expenses that are directly related to one of the Funds are charged directly to that Fund. Other operating expenses of the Group are prorated to the Funds on the basis of relative net assets.



                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------


3. PURCHASES AND SALES OF SECURITIES:

   Purchases and sales of securities (excluding short-term and U.S. Government securities) for the period ended February 28, 1995 were as follows:

                                   PURCHASES   SALES
                                     (000)     (000)
                                   --------- --------
Equity Income Fund................  $164,247 $161,787
Growth Fund.......................    60,422   81,242
Small Cap Value Fund..............     9,473    3,712
Balanced Fund.....................    16,372    3,398
Short/Intermediate Fund...........    37,876   55,497
Fixed Income Fund.................    34,404   49,965
Municipal Bond Fund...............    19,676   30,965
New Jersey Municipal Bond Fund....    28,269   34,325
Pennsylvania Municipal Bond Fund..     8,902    8,841
International Equity Fund.........    18,310   15,395
International Fixed Income Fund...    54,465   53,855

Purchases and sales of U.S. Government securities were:

                                   PURCHASES   SALES
                                     (000)     (000)
                                   ---------  -------
Balanced Fund............             $8,572   $1,101
Short/Intermediate Fund..             70,018   95,269
Fixed Income Fund........             43,792   38,074

4. RELATED PARTY TRANSACTIONS:

   SEI Financial Management Corporation (the "Administrator") serves the Group as Administrator. Under the terms of the administration agreement between the Group and the Administrator, the Administrator earns an annual fee of .18% of the daily net assets of the Funds. SEI Financial Services Company (the "Distributor") serves the Group as Distributor pursuant to a distribution agreement between the Group and the Distributor. The Distributor receives no fee for its services.

   Investment advisory services are provided to the Group by Midlantic. Under the terms of the investment advisory agreement, Midlantic is entitled to receive fees based on a percentage of the average net assets of the Funds. The advisory fee is equal to .35% of the average daily net assets of the Cash Reserve Fund and U.S. Treasury Fund; .40% of the Municipal Money Fund, New Jersey Municipal Money Fund and Pennsylvania Municipal Money Fund; .60% of the




                                   Continued

NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------
February 28, 1995



   Short/Intermediate Fund, Fixed Income Fund, Municipal Bond Fund, New Jersey Municipal Bond Fund and Pennsylvania Municipal Bond Fund; .70% of the Growth Fund, Equity Income Fund and Balanced Fund; .80% of the International Fixed Income Fund; and .90% of the Small Cap Value Fund and International Equity Fund.

   The Administrator and the Adviser have voluntarily agreed to waive a portion of their fee on certain portfolios so that total expenses of such portfolios will not exceed certain annual expense limitations.

   Fisher Investments, Inc., Morgan Grenfell Investment Services Limited and Seligman Henderson Co. have entered into subadvisory agreements with Midlantic as subadvisors for the Small Cap Value Fund, International Fixed Income Fund and International Equity Fund, respectively. Wellington Management Company has also entered into a subadvisory agreement with Midlantic for the Equity Income Fund and Growth Fund.

   During the period ended February 28, 1995, Midlantic Corporation, an affiliate of the Adviser, purchased a security from the Cash Reserve Fund for $5,000,000 which represented the amortized cost and carrying value of the security. The securities aggregate market value was $4,112,500 at the time of purchase. In connection with this transaction the Fund recorded a realized loss of $887,500 on the sale of the security in the statement of operations along with offsetting capital contribution from the affiliate. The transaction did not change the net asset value of the Fund.

5. INVESTMENT TRANSACTIONS:

   At February 28, 1995 the total cost of securities and the net realized gains or losses on securities sold for Federal income tax purposes was not materially different from amounts reported for financial reporting purposes. The aggregate unrealized appreciation and depreciation information at February 28, 1995 for each variable net asset value fund is as follows:

                                    EQUITY              SMALL               SHORT/      FIXED
                                    INCOME    GROWTH  CAP VALUE BALANCED INTERMEDIATE  INCOME
                                     (000)    (000)     (000)    (000)      (000)       (000)
                                   --------- -------- --------- -------- ------------ ---------
Aggregate gross unrealized
  appreciation.................     $24,040  $15,696    $3,041    $ 795      $   842   $ 2,315
Aggregate gross unrealized
  depreciation.................     (10,756)  (4,438)   (2,885)    (208)      (3,663)   (7,483)
                                   --------- -------- --------- -------- ------------ ---------
Net unrealized
  appreciation/(depreciation)..     $13,284  $11,258    $  156    $ 587      $(2,821)  $(5,168)
                                   ========= ======== ========= ======== ============ =========

                                   Continued

                                                       THE COMPASS CAPITAL GROUP
--------------------------------------------------------------------------------




                                MUNICIPAL   NEW JERSEY    PENNSYLVANIA  INTERNATIONAL INTERNATIONAL
                                  BOND    MUNICIPAL BOND MUNICIPAL BOND    EQUITY     FIXED INCOME
                                  (000)       (000)          (000)          (000)         (000)
                                --------- -------------- -------------- ------------- -------------
Aggregate gross unrealized
  appreciation.................    $ 189        $ 1,009          $  25       $ 2,783        $1,777
Aggregate gross unrealized
  depreciation.................     (471)        (2,666)          (528)       (2,190)         (368)
                                --------- -------------- -------------- ------------- -------------
Net unrealized
  appreciation/(depreciation)..    $(282)       $(1,657)         $(503)      $   593        $1,409
                                ========= ============== ============== ============= =============

6. CAPITAL LOSS CARRYFORWARDS:

   Under current tax law, capital losses realized after October 31 may be deferred and treated as occurring on the first day of the following fiscal year. The following deferred losses will be treated as arising on the first day of the fiscal year ending February 29, 1996. Additionally, the following capital losses realized by the funds as of February 28, 1995 are available to offset future net capital gains through the following fiscal years:

                               DEFERRED CAPITAL
                                LOSSES   LOSSES EXPIRATION
FUND                             (000)   (000)     DATE
-----                          -------- ------- ----------
Cash Reserve..................       -   $  150       2003
Municipal Money...............       -       19       2003
Municipal Money...............       -       16       2002
Municipal Money...............       -      305       2001
New Jersey Municipal Money....       -        7       2003
Pennsylvania Municipal Money..       -        2       2003
Equity Income.................       -      225       2003
Growth........................    2,299      -          -
International Fixed Income....       -      459       2003
Short/Intermediate............    1,045   2,251       2003
Fixed Income..................    1,010   2,214       2003
Municipal Bond................      369     722       2003
New Jersey Municipal Bond.....       55     378       2003
Pennsylvania Municipal Bond...      410      89       2003

                                   Continued

Notes to Financial Statements
-------------------------------------------------------------------------------
February 28, 1995




7. FORWARD FOREIGN CURRENCY CONTRACTS

   A summary of forward foreign currency contracts that were outstanding at February 28, 1995 is as follows:

                                                                                   NET
                                               CONTRACTS TO                     UNREALIZED
                               SETTLEMENT        DELIVER/                     APPRECIATION/
                                 DATES            RECEIVE     IN EXCHANGE FOR (DEPRECIATION)
                           ----------------- ---------------- --------------- --------------
                                  INTERNATIONAL EQUITY FUND
Foreign Currency Sale           04/20/95      JY  378,070,000     $ 3,850,000     $ (87,770)
                                                              --------------- --------------
                               INTERNATIONAL FIXED INCOME FUND


Foreign Currency Sales          03/08/95      NZ    1,600,000     $ 1,021,440     $   8,857
                           03/14/95-04/21/95  DM   12,480,000       8,165,044      (409,269)
                           03/14/95-05/16/95  JY  740,000,000       7,542,623      (171,377)
                                03/14/95      SP  260,000,000       1,963,598       (72,331)
                                03/15/95      FF   10,500,000       1,938,342      (107,923)
                           04/21/95-05/16/95  UK    1,465,000       2,280,766       (27,628)
                           04/21/95-05/16/95  IT2,920,000,000       1,782,389        41,989
                                04/25/95      CA    1,100,000         770,470       (17,116)
                                                              --------------- --------------
                                                                  $25,464,672     $(754,798)
                                                              =============== ==============

Foreign Currency Purchases      03/08/95      NZ      700,000     $   440,538     $   2,467
                                03/14/95      DM      330,000         219,124         7,395
                                03/14/95      SP  260,000,000       1,981,481        54,448
                                04/25/95      CA    1,100,000         774,806        12,780
                                                              --------------- --------------
                                                                  $ 3,415,949     $  77,090
                                                              =============== ==============
                                                                                  $(677,708)
                                                                              ==============

CURRENCY LEGEND
--------------------
CA Canadian Dollar
DM German Marks
FF French Francs
IT Italian Lira
JY Japanese Yen
NZ New Zealand Dollar
SP Spanish Pesetas
UK British Pounds Sterling

APPENDIX

The nationally recognized statistical rating organizations (individually, an "NRSRO") that may be utilized by Midlantic Bank, N.A. or, where applicable, sub-adviser with regard to portfolio investments for the Funds include Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P"), Duff & Phelps, Inc. ("Duff"), Fitch Investors Service, Inc. ("Fitch"), and IBCA Limited and its affiliate, IBCA Inc. (collectively, "IBCA"). Set forth below is a description of the relevant ratings of each such NRSRO. The NRSROs that may be utilized by Midlantic Bank, N.A. and the description of each NRSRO's ratings is as of the date of this Statement of Additional Information, and may subsequently change.

Long-Term Debt Ratings (may be assigned, for example, to corporate and municipal bonds)

Description of the four highest long-term debt ratings by Moody's (Moody's applies numerical modifiers (1, 2, and 3) in each rating category to indicate the security's ranking within the category):

         Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than in Aaa securities.

         A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.


         Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Description of the four highest long-term debt ratings by S&P (S&P may apply a plus (+) or minus (-) to a particular rating classification to show relative standing within that classification):

         AAA Debt rated AAA has the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

         AA Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

         A Debt rated A has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

         BBB Debt rated BBB is regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

Description of the three highest long-term debt ratings by Duff:
         AAA Highest credit quality. The risk factors are negligible being only slightly more than for risk-free U.S. Treasury debt.

         AA+     High credit quality Protection factors are strong.
         AA      Risk is modest but may vary slightly from time to time A-
         AA-     because of economic conditions.

         A+      Protection factors are average but adequate.  However, A risk
         A       factors are more variable and greater in periods of economic
         A-      stress.

Description of the three highest long-term debt ratings by Fitch (plus or minus signs are used with a rating symbol to indicate the relative position of the credit within the rating category):

         AAA Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

         AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issues is generally rated "[-]+."

         A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

IBCA's description of its three highest long-term debt ratings:

         AAA Obligations for which there is the lowest expectation of investment risk. Capacity for timely repayment of principal and interest is substantial such that adverse changes in business, economic or financial conditions are unlikely to increase investment risk significantly.

         AA Obligations for which there is a very low expectation of investment risk. Capacity for timely repayment of principal and interest is substantial. Adverse changes in business, economic, or financial conditions may increase investment risk albeit not very significantly.

         A Obligations for which there is a low expectation of investment risk. Capacity for timely repayment of principal and interest is strong, although adverse changes in business, economic or financial conditions may lead to increased investment risk.

Short-Term Debt Ratings (may be assigned, for example, to commercial paper, master demand notes, bank instruments, and letters of credit)

Moody's description of its three highest short-term debt ratings:

         Prime-1 Issuers rated Prime-1 (or supporting institutions) have a superior capacity for repayment of senior short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by many of the following characteristics:

                                  -Leading market positions in well-established industries.

                                  -High rates of return on funds employed.

                                  -Conservative capitalization structures with moderate reliance on debt and ample asset protection.

                                  -Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

                                  -Well-established access to a range of
                                  financial markets and assured sources of alternate liquidity.

         Prime-2 Issuers rated Prime-2 (or supporting institutions) have a strong capacity for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         Prime-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

S&P's description of its three highest short-term debt ratings:

         A-1 This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to have extremely strong safety characteristics are denoted with a plus sign (+).

         A-2 Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1."

         A-3 Issues carrying this designation have adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

Duff's description of its three highest short-term debt ratings (Duff incorporates gradations of "1+" (one plus) and "1-" (one minus) to assist investors in recognizing quality differences within the highest rating category):

         Duff 1+ Highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

         Duff 1 Very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

         Duff 1- High certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

         Duff 2 Good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

         Duff 3 Satisfactory liquidity and other protection factors qualify issue as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

Fitch's description of its three highest short-term debt ratings:
         F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

         F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ or F-1 ratings.

         F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate, however, near-term adverse changes could cause these securities to be rated below investment grade.

IBCA's description of its three highest short-term debt ratings:

         A1+ Obligations supported by the highest capacity for timely repayment.

         A1 Obligations supported by a very strong capacity for timely repayment.

         A2 Obligations supported by a strong capacity for timely repayment, although such capacity may be susceptible to adverse changes in business, economic or financial conditions.

Short-Term Loan/Municipal Note Ratings

Moody's description of its two highest short-term loan/municipal note ratings:





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MIG-1/VMIG-1     This designation denotes best quality.  There is present
                 strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.

MIG-2/VMIG-2     This designation denotes high quality.  Margins of protection are ample although not so large as in the preceding group.

S&P's description of its two highest municipal note ratings:

         SP-1 Very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics will be given a plus (+) designation.

         SP-2    Satisfactory capacity to pay principal and interest.





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